UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.          )

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Transocean Ltd.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March 16, 2017

Letter to Shareholders

Despite oil prices plummeting below U.S. $30/bbl during the first quarter of 2016, resulting in the further curtailing of customer spending and the early termination of a number of drilling contracts, our full year financial results once again exceeded expectations. We are pleased that our continued commitment to operational excellence, and our intense focus on organizational and operational efficiency, resulted in another strong year for Transocean.

As we enter 2017, we are encouraged by the year-over-year improvement in both oil prices and sentiment; however, we fully anticipate that the offshore drilling market will continue to prove challenging, as the combination of contract roll-overs and limited visibility to new demand will hinder, in the near-term, the meaningful advancement of both utilization and dayrates. In response, we continue to take the necessary actions to maintain our market leadership position as well as strategically position the company to emerge from the downturn leaner and stronger.

We continue to strengthen our financial position. We successfully executed multiple financing transactions during the year that strengthened our liquidity and balance sheet. These actions provide both protection against the possibility of a protracted downturn, and strategic optionality, while preserving shareholder value. In 2016, we issued approximately U.S. $2.5 billion of debt maturing in 2023 and 2024, while retiring U.S. $2.3 billion of debt with maturities between 2016 and 2022. We further deferred the delivery of seven newbuild assets into 2020, which delayed approximately U.S. $2 billion of shipyard payments. And lastly, we acquired the outstanding interest in Transocean Partners LLC, eliminating administrative costs and a significant quarterly cash distribution. As a result of these transactions, and our outstanding operational performance, along with U.S. $3.1 billion of cash and a U.S. $3 billion undrawn unsecured revolving credit facility, we exited 2016 with substantial liquidity to both operate through the downturn and pursue value-enhancing opportunities.

We continue to execute our commercial strategy. Even in the face of this difficult market, we successfully executed multiple new contracts in 2016. Over the course of the year, Transocean won approximately a third of the global floater contracts awarded. This was due in part to our willingness to consider flexible contracting arrangements, including performance-driven models. Of note, we secured during the recent downturn our second contract for a previously cold-stacked floater when our competitors’ hot rigs were ready and available. We view this as a testament to our customer relationships, our operating performance, and the trust that our customers have in our ability to reactivate rigs and crews. As of February 9, 2017, our backlog totaled U.S. $11.3 billion comprised of industry leading contracts with primarily investment grade customers.

We remain committed to operational excellence and organizational and operational efficiency. In 2016, we continued to systematically drive improvements in safety, delivering the lowest annual Total Recordable Incident Rate in the company’s history. For the year, we also delivered Transocean’s highest annual average uptime and revenue efficiency performance, further demonstrating the direct correlation between safety, efficiency and shareholder value. And, we achieved these milestones while simultaneously simplifying and streamlining our organization and our processes, resulting in year-over-year margin enhancement despite a sharp decline in revenue.

We continue to high-grade our fleet. In 2016, we added three newbuild ultra-deepwater drillships, which are among the most technically capable rigs in the world. The first two, the Deepwater Thalassa and the Deepwater Proteus, commenced ten-year contracts with Shell in the U.S. Gulf of Mexico. To date, both assets have performed exceptionally well, with the Deepwater Proteus being awarded Shell’s 2016 Global Floating Rig of the Year. We take great pride in this distinction, especially since this is the ship’s first year of operation. The third newbuild ultra-deepwater drillship, the Deepwater Conqueror, joined the fleet at the end of 2016, and is now on contract with Chevron for five years in the U.S. Gulf of Mexico. We look forward to the delivery of two additional ultra-deepwater drillships, which both have  ten-year contracts with Shell. The Deepwater Pontus is scheduled for delivery later in 2017, and the Deepwater Poseidon is expected to join the fleet early in 2018.

While certainly not as exciting as welcoming state-of-the-art new rigs into our fleet, part of our high-grading process includes the continued recycling of older, less-capable and less-marketable assets. In 2016, we retired another seven assets, bringing our total floater retirements over the past three years to 31.

We continue to identify and realize opportunities to further differentiate ourselves. While the capability of our assets and the overall composition of our fleet are both critically important, we recognize that our greatest competitive advantages are our people and our processes and the way that we operate the company’s assets. Using our vast library of historical drilling data, we are identifying best practices to maximize efficiencies across crews and rigs to minimize the time spent drilling each well. Additionally, we have worked both independently and with suppliers to reengineer practices that reduce costs, downtime and shipyard stays. This includes condition, versus calendar-based, maintenance activities that reduce operating costs, and increase uptime, including lengthening the time between costly special periodic surveys. As we move through 2017, we will continue to build upon the foundation laid last year, leveraging data and technology to drive performance improvement across the enterprise.

While we expect 2017 to be challenging, we believe that it should mark the trough in contracting activity. Global energy demand remains strong. As inevitable supply declines occur, and related energy prices improve, the market will require incremental production from the world’s deepwater oil and gas fields. Furthermore, the integrated oil companies, who have the greatest exposure to the offshore market, and specifically in deepwater, recognize that their future production is dependent upon developing their offshore fields. They also recognize that 2017 will mark the third consecutive year of under-investment in the vast majority of their offshore programs. Additionally, by 2018, offshore industry participants will have invested another 12 months into identifying and realizing additional efficiencies that should improve performance and the overall economics of offshore exploration and development. Therefore, we remain confident that there will ultimately be a recovery that will result in incremental demand for our industry-leading assets and services. Until that time, we will continue to take the necessary steps to enhance our industry-leading position.

Again, we want to thank you, our shareholders, on behalf of the entire team at Transocean. Your trust in our ability to run this great company is appreciated and never taken for granted.

Sincerely,

Merrill A. “Pete” Miller, Jr.	Jeremy D. Thigpen
Chairman of the Board of Directors	President and Chief Executive Officer

Notice to Shareholders	ii
Proxy Statement Summary	iv
Invitation to 2017 Annual General Meeting of Transocean Ltd.	vi
Important Notice Regarding the Availability of Proxy Materials	xii
Information About the Meeting and Voting	P-1

Agenda Item 1. Approval of the 2016 Annual Report, Including the Audited Consolidated Financial Statements of Transocean Ltd. for Fiscal Year 2016 and the Audited Statutory Financial Statements of Transocean Ltd. for Fiscal Year 2016

P-6
Agenda Item 2. Discharge of the Members of the Board of Directors and the Executive Management Team from Liability for Activities During Fiscal Year 2016	P-7
Agenda Item 3. Appropriation of the Accumulated Loss for Fiscal Year 2016	P-8
Agenda Item 4. Reelection of 11 Directors, Each for a Term Extending Until Completion of the Next Annual General Meeting	P-9
Agenda Item 5. Election of the Chairman of the Board of Directors for a Term Extending Until Completion of the Next Annual General Meeting	P-14
Agenda Item 6. Election of the Members of the Compensation Committee, Each for a Term Extending Until Completion of the Next Annual General Meeting	P-15
Agenda Item 7. Reelection of the Independent Proxy for a Term Extending Until Completion of the Next Annual General Meeting	P-16

Agenda Item 8. Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2017 and Reelection of Ernst & Young Ltd, Zurich, as the Company’s Auditor for a Further OneYear Term‑

P-17
Agenda Item 9. Advisory Vote to Approve Named Executive Officer Compensation	P-18
Agenda Item 10. Prospective Votes on the Maximum Compensation of the Board of Directors and the Executive Management Team	P-20
Agenda Item 11. Advisory Vote on the Frequency of Executive Compensation Vote	P-25
Corporate Governance	P-26
Board Meetings and Committees	P-31
2016 Director Compensation	P-35
Audit Committee Report	P-36
Security Ownership of Certain Beneficial Owners	P-38
Security Ownership of Directors and Executive Officers	P-39
Compensation Discussion and Analysis	P-40
Compensation Committee Report	P-62
Executive Compensation	P-63
Equity Compensation Plan Information	P-70
Other Matters	P-71
Appendix A. Non-GAAP Financial Information	P-74

i

NOTICE TO SHAREHOLDERS

March 16, 2017

Dear Shareholder:

The 2017 annual general meeting of the shareholders (the “2017 Annual General Meeting”) of Transocean Ltd. (the “Company”) will be held on Thursday, May 11, 2017, at 7:30 p.m.,  Swiss time, at the Parkhotel Zug, Industriestrasse 14, CH‑6304 Zug, Switzerland. Information regarding the matters to be acted upon at the meeting is set forth in the attached invitation to the 2017 Annual General Meeting and the proxy statement, which is available at: www.deepwater.com by selecting Financial Reports/Annual and Quarterly Reports in the dropdown of the Investors’ section.

At the 2017 Annual General Meeting, we will ask you to vote on the following items:

Agenda Item	Description	Board of Directors Recommendation
1

Approval of the 2016 Annual Report, Including the Audited Consolidated Financial Statements of Transocean Ltd. for Fiscal Year 2016 and the Audited Statutory Financial Statements of Transocean Ltd. for Fiscal Year 2016

FOR
2	Discharge of the Members of the Board of Directors and Executive Management Team from Liability for Activities During Fiscal Year 2016	FOR
3	Appropriation of the Accumulated Loss for Fiscal Year 2016	FOR
4	Reelection of 11 Directors, Each for a Term Extending Until Completion of the Next Annual General Meeting	FOR
5	Election of the Chairman of the Board of Directors for a Term Extending Until Completion of the Next Annual General Meeting	FOR
6	Election of the Members of the Compensation Committee, Each for a Term Extending Until Completion of the Next Annual General Meeting	FOR
7	Reelection of the Independent Proxy for a Term Extending Until Completion of the Next Annual General Meeting	FOR
8

Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2017 and Reelection of Ernst & Young Ltd, Zurich, as the Company’s Auditor for a Further One‑Year Term

FOR
9	Advisory Vote to Approve Named Executive Officer Compensation	FOR
10	Prospective Votes on the Maximum Compensation of the Board of Directors and the Executive Management Team	FOR
11	Advisory Vote on Frequency of Executive Compensation Vote	EVERY YEAR

It is important that your shares be represented and voted at the meeting, whether you plan to attend or not. If you are a shareholder registered in our share register, you may submit voting instructions electronically over the internet, or, if you request that the proxy materials be mailed to you, by completing, signing and returning the proxy card enclosed with those materials. If you hold your shares in the name of a bank, broker or other nominee, please follow the instructions provided by your bank, broker or nominee for submitting voting instructions, including whether you may submit voting instructions by mail, telephone or over the internet.

Under rules of the U.S. Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders as of the close of business on March 16,  2017. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. The Notice also instructs you on how you may submit your proxy over the internet or via mail. If you receive the Notice, you will not receive a printed copy of the proxy materials unless you request one in the manner set forth in the Notice or as otherwise described in the proxy statement.

A copy of the proxy materials, including a proxy card or voting instruction form, will also be sent to any additional shareholders who are registered in our share register as shareholders with voting rights, or who become beneficial owners through a nominee registered in our share register as a shareholder with voting rights, as of the close of business on April 24,  2017, and who were not registered as of March 16,  2017. The proxy statement is first being mailed to shareholders on or about March 24,  2017.

A note to Swiss and other European investors: Transocean Ltd. is incorporated in Switzerland, has issued registered shares and trades on the New York Stock Exchange; however, unlike some Swiss incorporated companies, share blocking and re‑registration are not requirements for any shares of Transocean Ltd. to be voted at the meeting, and all shares may be traded after the record date.

Thank you in advance for your vote.

Sincerely,

Merrill A. “Pete” Miller, Jr.	Jeremy D. Thigpen
Chairman of the Board of Directors	President and Chief Executive Officer

Proxy Statement Summary

2017 Annual General Meeting Details

Date:	Thursday, May 11, 2017
Time:	7:30 p.m., Swiss time
Place:	Parkhotel Zug, Industriestrasse 14, CH‑6304 Zug, Switzerland
Record Date:	April 24, 2017
Voting:

Shareholders registered in our share register on the record date have the right to attend the 2017 Annual General Meeting and vote their shares. Such shareholders may designate proxies to vote their shares by submitting their proxy electronically over the internet, or, if they request that the proxy materials be mailed to them, by completing, signing and returning the proxy card enclosed with those materials. Please review the voting instructions in the proxy statement for each of these methods. Shareholders who hold their shares in the name of a bank, broker or other nominee should follow the instructions provided by their bank, broker or nominee for voting their shares, including whether they may submit voting instructions by mail, telephone or over the internet.

Shareholders who wish to attend and vote at the meeting in person are required to present either the Notice of Internet Availability of Proxy Materials, or any proxy card that is sent to them, or, if they hold their shares in the name of a bank, broker or other nominee, a legal proxy issued by their bank, broker or other nominee in their name, each with proof of identification.

Materials:	Our proxy statement and 2016 Annual Report are available at: www.deepwater.com by selecting Financial Reports/Annual and Quarterly Reports in the dropdown of the Investors’ section.

Nominees to the Board of Directors

We are asking you to vote FOR all of the director nominees listed below. During 2016, each of the current directors attended at least 80% of the Board of Directors’ meetings and committee meetings held by committees on which he or she served during his or her elected term. Detailed information regarding these individuals is provided under Agenda Item 4:

Independent*
Directors for Reelection
Glyn A. Barker	
Vanessa C.L. Chang	
Frederico F. Curado	
Chadwick C. Deaton	
Vincent J. Intrieri	
Martin B. McNamara	
Samuel J. Merksamer	
Merrill A. “Pete” Miller, Jr.	
Edward R. Muller	
Tan Ek Kia	
Jeremy D. Thigpen

* As determined by the Board of Directors in accordance with applicable rules and regulations.

Swiss Minder Ordinance

Under the Swiss Ordinance Against Excessive Compensation At Public Companies (the “Minder Ordinance”) and our Articles of Association, the authority to elect the Chairman of the Board of Directors and the members of the Compensation Committee is vested in the general meeting of shareholders. The Board of Directors recommends that you elect Merrill A. “Pete” Miller, Jr. as Chairman of the Board of Directors (Agenda Item 5) and Frederico F. Curado, Vincent J. Intrieri, Martin B. McNamara and Tan Ek Kia as members of the Compensation Committee (Agenda Item 6) to serve until completion of the 2018 Annual General Meeting. Note that under the Minder Ordinance and our Articles of

Association, if any of these individuals were to resign or there were vacancies in the office of the Chairman or the Compensation Committee for other reasons, the Board of Directors would have the authority to replace him or her with another member of the Board of Directors for a term expiring at the next Annual General Meeting.

Pursuant to the Minder Ordinance, the Company is not permitted to appoint a corporate representative to act as the proxy for purposes of voting at the 2017 Annual General Meeting. Swiss companies may only appoint an independent proxy for these purposes. At the 2016 Annual General Meeting, shareholders elected Schweiger Advokatur / Notariat to serve as our independent proxy for the 2017 Annual General Meeting. Agenda Item 7  asks that you again elect this firm to act as the independent proxy for the 2018 Annual General Meeting and any extraordinary general meeting of shareholders of the Company that may be held prior to the 2018 Annual General Meeting.

The Minder Ordinance and our Articles of Association also require that shareholders ratify the maximum aggregate amount of compensation of the Board of Directors for the period between the 2017 Annual General Meeting and the 2018 Annual General Meeting (Agenda Item 10A) and the maximum aggregate amount of compensation of the Executive Management Team for fiscal year 2018 (Agenda Item 10B). The shareholder vote is binding.

Features of Executive Compensation Program

Our executive compensation program reflects a commitment to retain and attract highly qualified executives. The elements of our program are designed to motivate our executives to achieve our overall business objectives and create sustainable shareholder value in a cost‑effective manner and reward executives for achieving superior financial, safety and operational performance, each of which is important to the long‑term success of the Company. We believe our executive compensation program includes key features that align the interests of our executives with those of our shareholders and does not include features that could misalign those interests.

What We Do		What We Don’t Do
☑	Conduct an annual review of our compensation strategy, including a review of our compensation-related risk profile	☒	Allow our executives to hedge, sell short or hold derivative instruments tied to our shares (other than options issued by us)
☑	Mandate meaningful share ownership requirements for our executives	☒	Allow our executives or directors to pledge Company shares
☑	Maintain a clawback policy that allows for the forfeiture, recovery or adjustment of incentive compensation paid to executives due to a material misstatement of financial results	☒

Have pre-arranged individual severance agreements or special change-in-control compensation agreements with any Executive Officers; however, subject to the limitations under the Minder Ordinance pursuant to which severance cannot be paid to members of our Executive Management Team, our executives are eligible for severance and change-in-control provisions pursuant to our policies

☑	Base annual and long-term incentive payments on quantitative metrics	☒	Provide gross-ups for severance payments
☑	Maintain compensation plans designed to align our executive compensation program with long-term shareholder interests	☒	Guarantee salary increases, non-performance based bonuses or unrestricted equity compensation
☑	Link long-term incentive compensation to relative performance metrics	☒	Provide any payments or reimbursements for tax equalization
☑	Deliver at least 50% of long-term incentives in performance-based equity awards	☒	Pay dividend equivalents on performance units that have not been earned
☑	Retain an independent consultant that does not perform any services for management (i.e., retained by and reports to our Compensation Committee)	☒	Offer executive perquisites, effective January 1, 2017
☑	Maintain double trigger change-in-control provisions

v

INVITATION TO 2017 ANNUAL GENERAL MEETING OF TRANSOCEAN LTD.

Thursday, May 11, 2017

7:30 p.m., Swiss time,

at the Parkhotel Zug, Industriestrasse 14,

CH‑6304 Zug, Switzerland

Agenda Items

(1)            Approval of the 2016 Annual Report, Including the Audited Consolidated Financial Statements of Transocean Ltd. for Fiscal Year 2016 and the Audited Statutory Financial Statements of Transocean Ltd. for Fiscal Year 2016.

Proposal of the Board of Directors

The Board of Directors proposes that the 2016 Annual Report, including the audited consolidated financial statements for the year ending December 31 (“fiscal year”) 2016, and the audited statutory financial statements for fiscal year 2016, be approved.

Recommendation

The Board of Directors recommends you vote “FOR” this proposal number 1.

(2)          Discharge of the Members of the Board of Directors and the Executive Management Team from Liability for Activities During Fiscal Year 2016.

Proposal of the Board of Directors

The Board of Directors proposes that the members of the Board of Directors and Messrs. Jeremy D. Thigpen, Mark Mey and John B. Stobart, who served as members of our Executive Management Team in 2016, be discharged from liability for activities during fiscal year 2016.

Recommendation

The Board of Directors recommends you vote “FOR” this proposal number 2.

(3)          Appropriation of Accumulated Loss for Fiscal Year 2016.

Proposal of the Board of Directors

The Board of Directors proposes that the accumulated loss of the Company be carried forward.

in CHF thousands
Balance brought forward from previous years	(8,682,993)
Reduction of par value	3,750,000
Net loss of the year	(64,039)
Total accumulated loss	(4,997,032)
Appropriation of accumulated loss
Balance to be carried forward on this account	(4,997,032)

Recommendation

The Board of Directors recommends you vote “FOR” this proposal number 3.

(4)         Reelection of 11 Directors, Each for a Term Extending Until Completion of the Next Annual General Meeting.

Proposal of the Board of Directors

The Board of Directors proposes that the following 11 candidates be reelected to the Board of Directors, each for a term extending until completion of the next Annual General Meeting.

4A	Reelection of Glyn A. Barker as a director.
4B	Reelection of Vanessa C.L. Chang as a director.
4C	Reelection of Frederico F. Curado as a director.
4D	Reelection of Chadwick C. Deaton as a director.
4E	Reelection of Vincent J. Intrieri as a director.
4F	Reelection of Martin B. McNamara as a director.
4G	Reelection of Samuel J. Merksamer as a director.
4H	Reelection of Merrill A. “Pete” Miller, Jr. as a director.
4I	Reelection of Edward R. Muller as a director.
4J	Reelection of Tan Ek Kia as a director.
4K	Reelection of Jeremy D. Thigpen as a director.

Recommendation

The Board of Directors recommends you vote “FOR” the reelection of each of these nominees to the Board of Directors.

(5)          Election of the Chairman of the Board of Directors for a Term Extending Until Completion of the Next Annual General Meeting.

Proposal of the Board of Directors

The Board of Directors proposes that Merrill A. “Pete” Miller, Jr. be elected as the Chairman of the Board of Directors for a term extending until completion of the next Annual General Meeting.

Recommendation

The Board of Directors recommends you vote “FOR” this proposal number 5.

(6)          Election of the Members of the Compensation Committee, Each for a Term Extending Until Completion of the Next Annual General Meeting.

Proposal of the Board of Directors

The Board of Directors proposes that the following candidates for reelection to the Board of Directors be elected as members of the Compensation Committee, each for a term extending until completion of the next Annual General Meeting:

6A	Election of Frederico F. Curado as a member of the Compensation Committee.
6B	Election of Vincent J. Intrieri as a member of the Compensation Committee.
6C	Election of Martin B. McNamara as a member of the Compensation Committee.
6D	Election of Tan Ek Kia as a member of the Compensation Committee.

Recommendation

The Board of Directors recommends you vote “FOR” the election of each of these nominees as members of the Compensation Committee.

(7)         Reelection of the Independent Proxy for a Term Extending Until Completion of the Next Annual General Meeting.

Proposal of the Board of Directors

The Board of Directors proposes that Schweiger Advokatur / Notariat be reelected to serve as independent proxy at (and until completion of) the 2018 Annual General Meeting and at any extraordinary general meeting of shareholders of the Company that may be held prior to the 2018 Annual General Meeting.

Recommendation

The Board of Directors recommends you vote “FOR” this proposal number 7.

(8)         Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2017 and Reelection of Ernst & Young Ltd, Zurich, as the Company’s Auditor for a Further One‑Year Term.

Proposal of the Board of Directors

The Board of Directors proposes that Ernst & Young LLP be appointed as the Company’s independent registered public accounting firm for fiscal year 2017 and that Ernst & Young Ltd, Zurich, be reelected as the Company’s auditor pursuant to the Swiss Code of Obligations for a further one‑year term, commencing on the date of the 2017 Annual General Meeting and terminating on the date of the 2018 Annual General Meeting.

Recommendation

The Board of Directors recommends you vote “FOR” this proposal number 8.

(9)         Advisory Vote to Approve Named Executive Officer Compensation for Fiscal Year 2017.

Proposal of the Board of Directors

Pursuant to Section 14A of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), shareholders are entitled to cast an advisory vote on the Company’s executive compensation program for the Company’s Named Executive Officers. Detailed information regarding the Company’s compensation program for its Named Executive Officers is set forth in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure in this proxy statement. The Board of Directors believes the Company’s compensation program is designed to reward performance that creates long‑term value for the Company’s shareholders and has proposed the following resolution to provide shareholders with the opportunity to endorse or not endorse the Company’s Named Executive Officer compensation program by voting on the below resolution:

RESOLVED, that the compensation of the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure in the proxy statement for the Company’s 2017 Annual General Meeting is hereby APPROVED.

Recommendation

The Board of Directors recommends you vote “FOR” this proposal number 9.

(10)       Prospective Vote on the Maximum Compensation of the Board of Directors and the Executive Management Team.

10A  Ratification of the Maximum Aggregate Amount of Compensation of the Board of Directors for the Period Between the 2017 Annual General Meeting and the 2018 Annual General Meeting.

Proposal of the Board of Directors

The Board of Directors proposes that the shareholders ratify an amount of U.S. $4,121,000 as the maximum aggregate amount of compensation of the Board of Directors for the period between the 2017 Annual General Meeting and the 2018 Annual General Meeting.

Recommendation

The Board of Directors recommends you vote “FOR” this proposal number 10A.

10B  Ratification of the Maximum Aggregate Amount of Compensation of the Executive Management Team for Fiscal Year 2018.

Proposal of the Board of Directors

The Board of Directors proposes that the shareholders ratify an amount of U.S. $24,000,000 as the maximum aggregate amount of compensation of the Executive Management Team for fiscal year 2018.

Recommendation

The Board of Directors recommends you vote “FOR” this proposal number 10B.

(11)        Advisory Vote on Frequency of Executive Compensation Vote.

Proposal of the Board of Directors

The Board of Directors proposes that shareholders be provided with an advisory vote on whether the advisory vote on the compensation of the Company’s Named Executive Officers should occur every one, two or three years.

Recommendation

The Board of Directors recommends you vote to hold an advisory vote on executive compensation “EVERY YEAR”.

Organizational Matters

A copy of the Notice of Internet Availability of Proxy Materials has been sent to each shareholder registered in Transocean Ltd.’s share register as of the close of business on March 16,  2017. Any additional shareholders who are registered in Transocean Ltd.’s share register as of the close of business on April 24,  2017, will receive after that date a copy of the proxy materials, including a proxy card. Shareholders not registered in Transocean Ltd.’s share register as of April 24,  2017, will not be entitled to attend, vote or grant proxies to vote at the 2017 Annual General Meeting. While no shareholder will be entered in Transocean Ltd.’s share register as a shareholder with voting rights between the close of business on April 24,  2017, and the opening of business on the day following the 2017 Annual General Meeting, share blocking and re‑registration are not requirements for any shares of Transocean Ltd. to be voted at the meeting, and all shares may be traded after the record date. Computershare, which maintains Transocean Ltd.’s share register, will continue to register transfers of Transocean Ltd. shares in the share register in its capacity as transfer agent during this period.

Shareholders registered in Transocean Ltd.’s share register as of April 24,  2017, have the right to attend the 2017 Annual General Meeting and vote their shares (in person or by proxy), or may grant a proxy to vote on each of the proposals in this invitation and any modification to any agenda item or proposal identified in this invitation or other matter on which voting is permissible under Swiss law and which is properly presented at the 2017 Annual General Meeting for consideration. Such shareholders may designate proxies to vote their shares electronically over the internet or, if they request that the proxy materials be mailed to them, by completing, signing and returning the proxy card enclosed with those materials at the 2017 Annual General Meeting. Even if you plan to attend the 2017 Annual General Meeting, we encourage you to submit your voting instructions prior to the meeting.

We urge you to submit your voting instructions electronically over the internet or return the proxy card as soon as possible. All electronic voting instructions or proxy cards must be received no later than 8:00 a.m. Eastern Daylight Time (2:00 p.m. Swiss time), on Thursday, May 11,  2017.

If you have timely submitted electronic voting instructions or a properly executed proxy card, your shares will be voted by the independent proxy in accordance with your instructions. Holders of shares who have timely submitted their proxy but have not specifically indicated how to vote their shares instruct the independent proxy to vote in accordance with the recommendations of the Board of Directors with regard to the items listed in the notice of meeting. If any modifications to agenda items or proposals identified in this invitation or other matters on which voting is permissible under Swiss law are properly presented at the 2017 Annual General Meeting for consideration, you instruct the independent proxy, in the absence of other specific instructions, to vote in accordance with the recommendations of the Board of Directors.

As of the date of this proxy statement, the Board of Directors is not aware of any such modifications or other matters proposed to come before the 2017 Annual General Meeting.

Shareholders who hold their shares in the name of a bank, broker or other nominee should follow the instructions provided by their bank, broker or nominee for voting their shares, including whether they may submit voting instructions by mail, telephone or over the internet.

Shareholders may grant proxies to any third party. Such third party need not be  a shareholder.

Directions to the 2017 Annual General Meeting can be obtained by contacting our Corporate Secretary at our registered office, Turmstrasse 30, CH‑6300 Zug, Switzerland, telephone number +41 (41) 749 0500, or Investor Relations at our offices in the United States, at 4 Greenway Plaza, Houston, Texas 77046, USA, telephone number +1 (713) 232‑7500. If you plan to attend and vote at the 2017 Annual General Meeting in person, you are required to present either the Notice of Internet Availability of Proxy Materials or any proxy card that is sent to you, together with proof of identification, or, if you own shares held in the name of a bank, broker or other nominee, a legal proxy issued by your bank, broker or other nominee in your name, together with proof of identification. If you plan to attend the 2017 Annual General Meeting in person, we urge you to arrive at the meeting location no later than 6:30 p.m.,  Swiss time on Thursday,

x

May 11,  2017. In order to determine attendance correctly, any shareholder leaving the 2017 Annual General Meeting early or temporarily, will be requested to present such shareholder’s admission card upon exit.

Annual Report, Consolidated Financial Statements, Statutory Financial Statements

A copy of the 2016 Annual Report (including the consolidated financial statements for fiscal year 2016, the statutory financial statements of Transocean Ltd. for fiscal year 2016 and the audit reports on such consolidated and statutory financial statements) and the 2016 Compensation Report is available for physical inspection at Transocean Ltd.’s registered office, Turmstrasse 30, CH‑6300 Zug, Switzerland. Copies of these materials may be obtained without charge by contacting our Corporate Secretary at our registered office, Turmstrasse 30, CH‑6300 Zug, Switzerland, telephone number +41 (41) 749 0500, or Investor Relations at our offices in the United States, at 4 Greenway Plaza, Houston, Texas 77046, USA, telephone number +1 (713) 232‑7500.

On behalf of the Board of Directors,

Merrill A. “Pete” Miller, Jr. Chairman of the Board of Directors

Steinhausen, Switzerland

March 16,  2017

YOUR VOTE IS IMPORTANT

You may designate a proxy to vote your shares by submitting your voting instructions electronically over the internet or, if you requested a printed copy of the proxy materials, by completing, signing and returning by mail the proxy card you will receive in response to your request. Please review the instructions in the Notice of Internet Availability and the proxy statement.

Shareholders who hold their shares in the name of a bank, broker or other nominee should follow the instructions provided by their bank, broker or nominee for voting their shares, including whether they may submit voting instructions by mail, telephone or over the internet.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
2017 ANNUAL GENERAL MEETING TO BE HELD ON MAY 11, 2017.

Our proxy statement and 2016 Annual Report are available at:

www.proxyvote.com

PROXY STATEMENT
FOR 2017 ANNUAL GENERAL MEETING OF SHAREHOLDERS OF TRANSOCEAN LTD.
MAY 11, 2017

INFORMATION ABOUT THE MEETING AND VOTING

This proxy statement is furnished in connection with the solicitation of proxies by Transocean Ltd., on behalf of the Board of Directors, to be voted at our 2017 Annual General Meeting to be held on May 11,  2017 at 7:30 p.m.,  Swiss time, at the Parkhotel Zug, Industriestrasse 14, CH‑6304 Zug, Switzerland.

Record Date

Only shareholders of record on April 24,  2017, are entitled to notice of, to attend, and to vote or to grant proxies to vote at, the 2017 Annual General Meeting. No shareholder will be entered in Transocean Ltd.’s share register with voting rights between the close of business on April 24,  2017, and the opening of business on the day following the 2017 Annual General Meeting.

While no shareholder will be entered in Transocean Ltd.’s share register as a shareholder with voting rights between the close of business on April 24,  2017, and the opening of business on the day following the 2017 Annual General Meeting, share blocking and re‑registration are not requirements for any shares of Transocean Ltd. to be voted at the meeting, and all shares may be traded after the record date. Computershare, which maintains Transocean Ltd.’s share register, will continue to register transfers of Transocean Ltd. shares in the share register in its capacity as transfer agent during this period.

Quorum

Our Articles of Association provide that the presence of shareholders, in person or by proxy, holding at least a majority of all the shares entitled to vote at the meeting constitutes a quorum for purposes of convening the 2017 Annual General Meeting and voting on all of the matters described in the notice of meeting. Abstentions and “broker non‑votes” will be counted as present for purposes of determining whether there is a quorum at the meeting, so long as the broker has discretion to vote the shares on at least one matter before the 2017 Annual General Meeting.

Votes Required

The following table sets forth the applicable vote standard required to pass each enumerated agenda item:

Agenda Item	Description	Relative Majority(1)		Plurality of Votes
1	Approval of the 2016 Annual Report, Including the Audited Consolidated Financial Statements and Audited Statutory Financial Statements for Fiscal Year 2016 of Transocean Ltd.	
2	Discharge of the Members of the Board of Directors and Executive Management Team from Liability for Activities During Fiscal Year 2016	
3	Appropriation of the Accumulated Loss	
4	Reelection of 11 Directors				(2)
5	Election of Chairman of the Board of Directors				(2)
6	Election of Members of the Compensation Committee				(2)
7	Reelection of Independent Proxy	
8	Appointment of Ernst & Young as Independent Auditor	
9	Advisory Vote to Approve Named Executive Officer Compensation		(3)
10	Prospective Votes on the Maximum Compensation of the Board of Directors and the Executive Management Team	
11	Advisory Vote on Frequency of Executive Compensation Vote		(4)

(1)      Affirmative vote of a relative majority of the votes cast in person or by proxy at the 2017 Annual General Meeting. Abstentions, broker non‑votes (if any) or blank or invalid ballots are not counted for such purposes and shall have no impact on the approval of such agenda item.

(2)      Affirmative vote of a plurality of the votes cast in person or by proxy at the 2017 Annual General Meeting. The plurality requirement means that the nominee who receives the largest number of votes for a board position, or the chair or a position on the Compensation Committee, as applicable, is elected to that position. Only votes “FOR” are counted in determining whether a plurality has been cast in favor of a nominee. Abstentions, broker non‑votes, blank or invalid ballots are not counted for such purposes and shall have no impact on the election of such nominees. As described later in this proxy statement, our Corporate Governance Guidelines set forth our procedures if a nominee is elected but does not receive more votes cast “FOR” than “AGAINST” the nominee’s election.

(3)      The proposal is an advisory vote; as such, the vote is not binding on the Company.

(4)      The proposal is an advisory vote; as such, the vote is not binding on the Company. For the purposes of the proposal included in Agenda Item 11, which provides for an advisory vote on whether the advisory vote on the compensation of our Named Executive Officers should occur every one, two, or three years, the approval of an alternative requires the affirmative vote of a majority of the votes cast in person or by proxy at the 2017 Annual General Meeting, not counting abstentions, broker non-votes or blank or invalid ballots. If none of the alternatives (one year, two years or three years) receive a majority vote, we will consider the alternative with the highest number of votes cast by shareholders to be the alternative that has been selected by shareholders.

Outstanding Shares

As of March 1,  2017, there were 390,921,062 Transocean Ltd. shares outstanding, which exclude 3,880,928 issued shares that are held by our subsidiaries. Only registered holders of our shares on April 24,  2017, the record date established for the 2017 Annual General Meeting, are entitled to notice of, to attend and to vote at, the meeting. Holders of shares on the record date are entitled to one vote for each share held.

Voting Procedures

A copy of the Notice of Internet Availability of Proxy Materials has been sent to each shareholder registered in Transocean Ltd.’s share register as of the close of business on March 16,  2017. Any additional shareholders who are registered in Transocean Ltd.’s share register as of the close of business on April 24,  2017, but who were not registered in the share register as of March 16,  2017, will receive a copy of the proxy materials, including a proxy card, after April 24,  2017. Shareholders not registered in Transocean Ltd.’s share register as of April 24,  2017, will not be entitled to attend, vote or grant proxies to vote at, the 2017 Annual General Meeting.

If you are registered as a shareholder in Transocean Ltd.’s share register as of April 24,  2017, or if you hold shares of Transocean Ltd. in “street name” as of such date, you may grant a proxy to vote on each of the proposals and any modification to any of the proposals or other matter on which voting is permissible under Swiss law and which is properly presented at the meeting for consideration in one of the following ways:

By Internet: Go to www.proxyvote.com 24 hours a day, 7 days a week, and follow the instructions. You will need the 12‑digit control number that is included in the Notice, proxy card or voting instructions form that is sent to you. The internet system allows you to confirm that the system has properly recorded your voting instructions. This method of submitting voting instructions will be available up until 8:00 a.m. Eastern Daylight Time (2:00 p.m. Swiss time), on Thursday, May 11,  2017.

By Telephone (available only to beneficial owners of our shares): On a touch‑tone telephone, call toll‑free +1 (800) 690‑6903, 24 hours a day, 7 days a week, and follow the instructions. You will need the 12‑digit control number that is included in the Notice of Internet Availability of Proxy Materials, proxy card or voting instructions form that is sent to you. As with the internet system, you will be able to confirm that the system has properly recorded your votes. This method of submitting voting instructions will be available up until 8:00 a.m. Eastern Daylight Time (2:00 p.m. Swiss time), on Thursday, May 11,  2017. If you are a holder of record, you cannot vote by telephone.

By Mail: Mark, date and sign your proxy card exactly as your name appears on the card and return it by mail to:

Transocean 2017 AGM Vote Processing		Transocean 2017 AGM Vote Processing
c/o Broadridge		Schweiger Advokatur / Notariat
51 Mercedes Way	Or	Dammstrasse 19
Edgewood, NY 11717		CH‑6300 Zug
USA		Switzerland

All proxy cards must be received no later than 8:00 a.m. Eastern Daylight Time (2:00 p.m. Swiss time), on Thursday, May 11,  2017. Do not mail the proxy card or voting instruction form if you are submitting voting instructions over the internet or (if you are a beneficial owner of our shares) by telephone.

Even if you plan to attend the 2017 Annual General Meeting, we encourage you to submit your voting instructions over the internet or by mail prior to the meeting.

If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee for voting your shares, including whether you may submit voting instructions by mail, telephone or over the internet.

Many of our shareholders hold their shares in more than one account and may receive more than one Notice of Internet Availability of Proxy Materials. To ensure that all of your shares are represented at the 2017 Annual General Meeting, please submit your voting instructions for each account.

Under New York Stock Exchange (“NYSE”) rules, brokers who hold shares in street name for customers, such that the shares are registered on the books of the Company as being held by the brokers, have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners, but are precluded from exercising their voting discretion with respect to proposals for “non‑routine” matters. Proxies submitted by brokers without instructions from customers for these non‑routine or contested matters are referred to as “broker non‑votes.” The following matters are non‑routine matters under NYSE Rules:

•	Agenda Item No. 2—Discharge of the Members of the Board of Directors and the Executive Management Team from Liability for Activities During Fiscal Year 2016
•	Agenda Item No. 4—Reelection of 11 Directors
•	Agenda Item No. 5—Election of the Chairman of the Board of Directors
•	Agenda Item No. 6—Election of the Members of the Compensation Committee
•	Agenda Item No. 9—Advisory Vote to Approve Named Executive Officer Compensation

•	Agenda Item No. 10A—Ratification of the Maximum Aggregate Compensation of the Board of Directors for the Period Between the 2017 Annual General Meeting and the 2018 Annual General Meeting
•	Agenda Item No. 10B—Ratification of the Maximum Aggregate Compensation of the Executive Management Team for Fiscal Year 2018
•	Agenda Item No. 11—Advisory Vote on Frequency of Executive Compensation Vote

If you hold your shares in “street name,” your broker will not be able to vote your shares on the agenda items set forth above and may not be able to vote your shares on other matters at the 2017 Annual General Meeting unless the broker receives appropriate instructions from you. We recommend that you contact your broker to exercise your right to vote your shares.

If you have timely submitted electronic or telephonic voting instructions or a properly executed proxy card, your shares will be voted by the independent proxy according to your instructions. Holders of shares who have timely submitted their proxy but have not specifically indicated how to vote their shares instruct the independent proxy to vote in accordance with the recommendations of the Board of Directors with regard to the items listed in the notice of meeting.

If any modifications to agenda items or proposals identified in this invitation or other matters on which voting is permissible under Swiss law are properly presented at the 2017 Annual General Meeting for consideration, you instruct the independent proxy, in the absence of other specific instructions, to vote in accordance with the recommendations of the Board of Directors.

As of the date of this proxy statement, the Board of Directors is not aware of any such modifications or other matters to come before the 2017 Annual General Meeting.

You may revoke your proxy card at any time prior to its exercise by:

•

submitting a properly completed and executed proxy card with a later date and timely delivering it either directly to the independent proxy or to Vote Processing, c/o Broadridge at the addresses indicated below;

or

•	giving written notice of the revocation prior to the meeting to:

Transocean 2017 AGM Vote Processing		Transocean 2017 AGM Vote Processing
c/o Broadridge		Schweiger Advokatur / Notariat
51 Mercedes Way	Or	Dammstrasse 19
Edgewood, NY 11717		CH‑6300 Zug
USA		Switzerland

or

•	appearing at the meeting, notifying the independent proxy, with respect to proxies granted to the independent proxy, and voting in person.

Your presence without voting at the meeting will not automatically revoke your proxy, and any revocation during the meeting will not affect votes in relation to agenda items that have already been voted on. If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee in revoking your previously granted proxy.

Shareholders may grant proxies to any third party. Such third party need not be a shareholder.

If you wish to attend and vote at the 2017 Annual General Meeting in person, you are required to present either the Notice of Internet Availability of Proxy Materials or any proxy card that is sent to you, together with proof of identification, or, if you own shares held in the name of a bank, broker or other nominee, a legal proxy issued by your bank, broker or other nominee in your name, together with proof of identification. If you plan to attend the 2017 Annual General Meeting in person, we urge you to arrive at the meeting location no later than 6:30 p.m. Swiss time on Thursday,

May 11,  2017. In order to determine attendance correctly, any shareholder leaving the 2017 Annual General Meeting early or temporarily will be requested to present such shareholder’s admission card upon exit.

References to “Transocean,” the “Company,” “we,” “us” or “our” include Transocean Ltd. together with its subsidiaries and predecessors, unless the context requires otherwise.

AGENDA ITEM 1

Approval of the 2016 Annual Report, Including the Audited Consolidated Financial Statements of Transocean Ltd. for Fiscal Year 2016 and the Audited Statutory Financial Statements of Transocean Ltd. for Fiscal Year 2016.

Proposal of the Board of Directors

The Board of Directors proposes that the 2016 Annual Report, including the audited consolidated financial statements of Transocean Ltd. for fiscal year 2016 and the audited statutory financial statements of Transocean Ltd. for fiscal year 2016, be approved.

Explanation

The audited consolidated financial statements of Transocean Ltd. for fiscal year 2016 and the audited Swiss statutory financial statements of Transocean Ltd. for fiscal year 2016 are contained in the 2016 Annual Report, which, along with this proxy statement, is available at: www.deepwater.com by selecting Financial Reports, Annual and Quarterly Reports in the Investors’ section dropdown.  In addition, these materials will be available for physical inspection at the Company’s registered office, Turmstrasse 30, CH‑6300 Zug, Switzerland. The 2016 Annual Report also contains information on the Company’s business activities and the Company’s business and financial situation, and the reports of Ernst & Young Ltd, Zurich, the Company’s auditors pursuant to the Swiss Code of Obligations, on the Company’s consolidated financial statements for fiscal year 2016 and statutory financial statements for fiscal year 2016. In its reports, Ernst & Young Ltd recommended without qualification that the Company’s consolidated financial statements and statutory financial statements for the year ended December 31, 2016, be approved. Ernst & Young Ltd expresses its opinion that the “consolidated financial statements for the years ended December 31, 2016 and 2015 present fairly in all material respects the consolidated financial position of Transocean Ltd. and subsidiaries at December 31, 2016 and 2015, and the consolidated results of operations and cash flows for each of the three years in the period ended December 31, 2016, in accordance with accounting principles generally accepted in the United States and comply with Swiss law.” Ernst & Young Ltd further expresses its opinion and confirms that the statutory financial statements for fiscal year 2016 comply with Swiss law and the Articles of Association of the Company.

Under Swiss law, the annual report, the consolidated financial statements and Swiss statutory financial statements must be submitted to shareholders for approval at each annual general meeting.

If the shareholders do not approve this proposal, the Board of Directors may call an extraordinary general meeting of shareholders for reconsideration of this proposal by shareholders.

Recommendation

The Board of Directors recommends a vote “FOR” this Agenda Item 1.

AGENDA ITEM 2

Discharge of the Members of the Board of Directors and the Executive Management Team from Liability for Activities During Fiscal Year 2016.

Proposal of the Board of Directors

The Board of Directors proposes that the members of the Board of Directors and Messrs. Jeremy D. Thigpen, Mark Mey and John B. Stobart, who served as members of our Executive Management Team in 2016, be discharged from liability for activities during fiscal year 2016.

Explanation

As is customary for Swiss corporations and in accordance with Article 698, subsection 2, item 5 of the Swiss Code of Obligations, shareholders are requested to discharge the members of the Board of Directors and our Executive Management Team from liability for their activities during the past fiscal year.

Discharge pursuant to the proposed resolution is only effective with respect to facts that have been disclosed to shareholders (including through any publicly available information, whether or not included in our filings with the SEC) and only binds shareholders who either voted in favor of the proposal or who subsequently acquired shares with knowledge that shareholders have approved this proposal. In addition, shareholders who vote against this proposal, abstain from voting on this proposal, do not vote on this proposal, or acquire their shares without knowledge of the approval of this proposal, may bring, as a plaintiff, any claims in a shareholder derivative suit within six months after the approval of the proposal. After the expiration of the six‑month period, such shareholders will generally no longer have the right to bring, as a plaintiff, claims in shareholder derivative suits against members of the Board of Directors or Executive Management Team with respect to activities during fiscal year 2016.

Recommendation

The Board of Directors recommends a vote “FOR” this Agenda Item 2.

AGENDA ITEM 3

Appropriation of the Accumulated Loss for Fiscal Year 2016.

Proposal of the Board of Directors

The Board of Directors proposes that the accumulated loss of the Company be carried forward.

in CHF thousands
Appropriation of Accumulated Loss
Balance brought forward from previous years	(8,682,993)
Reduction of par value	3,750,000
Net loss of the year	(64,039)
Total accumulated loss	(4,997,032)
Appropriation of Accumulated Loss
Balance to be carried forward on this account	(4,997,032)

Explanation

Under Swiss law, the appropriation of available earnings or accumulated loss, as the case may be, as set forth in the Swiss statutory financial statements must be submitted to shareholders for approval at each annual general meeting. The accumulated loss subject to the vote of the Company’s shareholders at the 2017 Annual General Meeting is the accumulated loss of Transocean Ltd., on a standalone basis.

At our Extraordinary General Meeting held on October 29, 2015, shareholders approved the following: (a) a reduction of the par value of each share of the Company from CHF 15 to CHF 0.10, (b) the use of CHF 3.75 billion of the aggregate par value reduction amount to reduce the Company’s total accumulated loss as recorded on its Swiss statutory balance sheet, and (c) the allocation of CHF 1,820,076,670.10 of the aggregate par value reduction amount to the Company’s statutory capital reserves from capital contribution. The par value reduction became effective on January 7, 2016. Accordingly, the CHF 3.75 billion reduction of our accumulated loss was not reflected in the accumulated loss as of December 31, 2015.  The total accumulated loss as of December 31, 2016, reflects the loss that was carried forward from previous years, the reduction of par value and the net loss for the year ended December 31, 2016.

The Board of Directors proposes that the entire accumulated loss of CHF 4,997,032,000 be carried forward.

Recommendation

The Board of Directors recommends a vote “FOR” this Agenda Item 3.

AGENDA ITEM 4

Reelection of 11 Directors, Each for a Term Extending Until Completion of the Next Annual General Meeting.

Nominations of the Board of Directors

The Board of Directors has nominated Glyn A. Barker, Vanessa C.L. Chang, Frederico F. Curado, Chadwick C. Deaton, Vincent J. Intrieri, Martin B. McNamara, Samuel J. Merksamer, Merrill A. “Pete” Miller, Jr., Edward R. Muller, Tan Ek Kia and Jeremy D. Thigpen for reelection to the Board of Directors of the Company, each for a term extending until completion of the next Annual General Meeting.

The Board of Directors does not have a specific policy regarding diversity in the selection of director nominees. However, the Board of Directors does consider diversity in the director nominee selection process. The Board of Directors takes an expansive view of the diversity of its members with the goal of having directors who eventually reflect the global diversity of our workforce, our customers and the cultures in which we operate, as well as who have diverse expertise in environmental, health, safety, industry, market and financial matters. We are a multinational company with six different nationalities represented in our director and executive officer group and over 60 in our global workforce. We have a presence in over 25 countries worldwide.

Voting Requirement to Elect Nominees

The election of each nominee requires the affirmative vote of a plurality of the votes cast in person or by proxy at the 2017 Annual General Meeting. The plurality requirement means that the nominee who receives the largest number of votes for a board seat is elected. Shareholders are entitled to one vote per share for each of the directors to be elected.

We have adopted a majority vote policy in the election of directors as part of our Corporate Governance Guidelines. This policy provides that the Board of Directors may nominate only those candidates for director who have submitted an irrevocable letter of resignation, which would be effective upon and only in the event that (1) such nominee fails to receive a sufficient number of votes from shareholders in an uncontested election and (2) the Board of Directors accepts the resignation. If a nominee who has submitted such a letter of resignation does not receive more votes cast for than against the nominee’s election, the Corporate Governance Committee must promptly review the letter of resignation and recommend to the Board of Directors whether to accept the tendered resignation or reject it. The Board of Directors must then act on the Corporate Governance Committee’s recommendation within 90 days following the certification of the shareholder vote. The Board of Directors must promptly disclose its decision regarding whether or not to accept the nominee’s resignation letter in a Form 8‑K furnished to the SEC or other broadly disseminated means of communication. Full details of this policy are set out in our Corporate Governance Guidelines, which are available on our website at: www.deepwater.com by selecting the Governance page in the Investors’ section dropdown.

The Board of Directors has received from each nominee for election at the 2017 Annual General Meeting listed below, an executed irrevocable letter of resignation consistent with these guidelines described above. Each letter of resignation is effective only in the event that (1) such director fails to receive a sufficient number of votes from shareholders in an uncontested election of such director and (2) the Board of Directors accepts such resignation.

The information regarding the nominees presented below is as of March 16,  2017.

Nominees for Director

MERRILL A. “PETE” MILLER,  JR., age 66, U.S. citizen, has served as a director of the Company since 2014, as Vice Chairman (from 2014 to 2015) and as Chairman of the Board of Directors since 2015. Mr. Miller is the Executive Chairman of NOW Inc. (NYSE: DNOW), a spinoff of the distribution business of National Oilwell Varco, Inc. (NYSE: NOV), a supplier of oilfield services and equipment to the oil and gas industry. Prior to assuming this role, Mr. Miller served as President and Chief Executive Officer of NOV (from 2001 to 2014) and as Chairman of the Board (from 2002 to 2014). He joined NOV in 1996. Mr. Miller served as President of Anadarko Drilling Company from 1995 to 1996. Before joining Anadarko, Mr. Miller spent 15 years at Helmerich & Payne International Drilling Company (NYSE: HP) in Tulsa, Oklahoma, serving in various senior management positions, including Vice President, U.S. Operations. Mr. Miller is a director of Chesapeake Energy Corporation (NYSE: CHK) (since 2007), one of the largest producers of natural gas and of oil and natural gas liquids in the U.S., and served as Lead Independent Director from 2010 to 2012. Mr. Miller is also a director of Borets International Limited (since 2016) and serves on the Board of Directors for the Offshore Energy Center, Petroleum Equipment Suppliers Association and Spindletop International. He is a member of the National Petroleum Council. Mr. Miller graduated from the United States Military Academy, West Point, New York in 1972 and, upon graduation, served five years in the United States Army. Mr. Miller received his Masters in Business Administration from Harvard Business School in 1980.

The Board of Directors has concluded that Mr. Miller should remain on the Board of Directors and has recommended that he serve an additional term. Mr. Miller has significant experience in the oilfield services industry, is highly knowledgeable and provides both customer and supplier perspectives to matters directly relevant to the Company. Mr. Miller served as a chief executive officer and thus adds helpful executive perspective to the Board of Directors’ deliberations in advising the Company’s Chief Executive Officer. The Board of Directors believes that these qualities, as well as his demonstrated leadership on boards and in executive roles, will enhance the Board’s effectiveness and performance.

GLYN A. BARKER, age 63, U.K. citizen, has served as a director of the Company since 2012. Mr. Barker served as Vice Chairman-U.K. of PricewaterhouseCoopers LLP (PwC) from 2008 to 2011. He was also responsible for PwC’s strategy and business development for the geographic areas of Europe, the Middle East, Africa and India. Mr. Barker joined PwC in 1975 and became an audit partner in 1987. He then established PwC’s private equity-focused Transactions Services business and led it globally. Mr. Barker joined the Management Board of PwC in the U.K. as Head of the Assurance Practice in 2002. In 2006, he became U.K. Managing Partner and served in that role until 2008. Mr. Barker is a director of Berkeley Group Holdings plc (LON: BKG) (since 2012), Aviva plc (LON: AV) (since 2012) and Interserve plc (LON: IRV) (since 2016), and the Chairman of Irwin Mitchell Holdings Ltd (since 2012). Mr. Barker served as a director (from 2014 to 2016) and the Chairman (from 2015 to 2016) of Transocean Partners LLC. Mr. Barker was Deputy Chairman of the English National Opera Company from 2009 to 2016. He received his Bachelor of Science degree in Economics & Accounting from the University of Bristol in 1975 and is a Chartered Accountant.

The Board of Directors has concluded that Mr. Barker should remain on the Board of Directors and has recommended that he serve an additional term. Mr. Barker’s experience in international business and financial and strategic expertise enhance the Board of Directors’ understanding of key issues in its global business operations.

VANESSA C.L. CHANG, age 64, Canadian and U.S. citizen, has served as a director of the Company since 2012. Ms. Chang has been a director and shareholder of EL & EL Investments, a privately held real estate investment business, since 1998. She previously served as the President and Chief Executive Officer of Resolveitnow.com from 2000 to 2002 and was the Senior Vice President of Secured Capital Corp. in 1998. From 1986 to 1997, Ms. Chang was the West Coast partner in charge of Corporate Finance for KPMG Peat Marwick LLP. She is a director or trustee of 16 funds advised by the Capital Group and its subsidiaries, seven of which are members of the American Funds family and nine of which are members of Capital Group’s Private Client Services (since 2000). Ms. Chang is also a director of Edison International (NYSE: EIX) and its wholly owned subsidiary, Southern California Edison Company (since 2007), and of Sykes Enterprises, Incorporated (NASDAQ: SYKES) (since 2016). She is also a director of Forest Lawn Memorial Parks Association, a non-profit organization (since 2005), and the Scottish Chamber Orchestra, Americas, Inc., a non-profit organization (since 2013). Ms. Chang previously served as a director of Blue Shield of California from 2005 to 2013 and Inveresk Research Group Inc. from 2002 to 2004. She is a member of the American Institute of Certified Public Accountants and the California State Board of Accountancy, and a member of Women Corporate Directors. Ms. Chang received her Bachelor of Arts degree from the University of British Columbia in 1973 and is an inactive Certified Public Accountant.

The Board of Directors has concluded that Ms. Chang should remain on the Board of Directors and has recommended that she serve an additional term. The Board of Directors believes that Ms. Chang’s experience and background in diverse industries, along with her financial and accounting background, will enhance the Board of Directors’ ability to assess and guide the Company’s financial strategy.

FREDERICO F. CURADO, age 55, Brazilian citizen, has served as a director of the Company since 2013. Mr. Curado served as President and Chief Executive Officer of Embraer S.A. (NYSE: ERJ) from 2007 to 2016. He joined Embraer in 1984 and has served in a variety of management positions during his career, including Executive Vice President, Airline Market from 1998 to 2007 and Executive Vice President, Planning and Organizational Development from 1995 to 1998. Mr. Curado is a director of Iochpe-Maxion (BM&F Bovespa: MYPK3) (since 2015) and ABB Ltd (since 2016). He is also a member of the Executive Board of the ICC – International Chamber of Commerce (since 2013) and a director of the Board of the Smithsonian National Air and Space Museum (since 2014). Mr. Curado previously served as the President of the Brazilian Chapter of the Brazil-United States Business Council (from 2011 to 2016) and was a member of Brazil’s National Council for Industrial Development (from 2011 to 2016). He received his Bachelor of

Science degree in Mechanical-Aeronautical Engineering from the Instituto Tecnológico de Aeronáutica in Brazil in 1983 and an executive Masters in Business Administration from the University of São Paulo, Brazil in 1997.

The Board of Directors has concluded that Mr. Curado should remain on the Board of Directors and has recommended that he serve an additional term. The Board of Directors believes Mr. Curado’s significant senior management experience operating an international corporation, including experience with Brazilian business and governmental sectors, will benefit the Board of Directors’ ability to guide the Company with respect to its global operations.

CHADWICK C. DEATON, age 64, U.S. citizen, has served as a director of the Company since 2012. Mr. Deaton served as Executive Chairman of Baker Hughes Incorporated (NYSE: BHI) from 2012 to 2013, prior to which he served as Chairman and Chief Executive Officer since 2004. He began his career with Schlumberger in 1976 and served in a variety of international capacities, including as Executive Vice President, Oilfield Services from 1998 to 1999 and as a Senior Advisor from 1999 to 2001. From 2002 to 2004, Mr. Deaton was the President, Chief Executive Officer and Director of Hanover Compressor Company. He is a director of Ariel Corporation (since 2005), Air Products and Chemicals, Inc. (NYSE: APD) (since 2010), CARBO Ceramics Inc. (NYSE: CRR) (since 2013; and previously from 2004 to 2009), and Marathon Oil Corporation (NYSE: MRO) (since 2014). Mr. Deaton is a member of the Society of Petroleum Engineers (since 1980) and has served on its Industrial Advisory Council. He is also a director of the University of Wyoming Foundation and of the Houston Achievement Place. Mr. Deaton served as co-chair of the Wyoming Governor’s Task Force for the build out of the University of Wyoming’s new Engineering and Applied Sciences Center. He was a member of the National Petroleum Council (from 2007 to 2013). Mr. Deaton received his Bachelor of Science degree in Geology from the University of Wyoming in 1976.

The Board of Directors has concluded that Mr. Deaton should remain on the Board of Directors and has recommended that he serve an additional term. Mr. Deaton has significant experience in the oilfield services industry. This experience and the perspective it brings benefit the Board of Directors’ understanding of the Company’s industry and its customers.

VINCENT J. INTRIERI, age 60, U.S. citizen, has served as a director of the Company since 2014. Mr. Intrieri was employed by Carl C. Icahn-related entities in various investment-related capacities from 1998 to 2016. From 2008 to 2016, Mr. Intrieri served as Senior Managing Director of Icahn Capital LP, the entity through which Carl C. Icahn manages private investment funds. In addition, from 2004 to 2016, Mr. Intrieri was a Senior Managing Director of Icahn Onshore LP, the general partner of Icahn Partners LP, and Icahn Offshore LP, the general partner of Icahn Partners Master Fund LP, entities through which Mr. Icahn invests in securities. Mr. Intrieri is a director of Navistar International Corporation (NYSE: NAV) (since 2012), Hertz Global Holdings, Inc. (NYSE: HTZ) (since 2014) and Ferrous Resources Limited (since 2015). Mr. Intrieri previously served as a director of Chesapeake Energy Corporation from 2012 to 2016, CVR Refining GP, LLC, the general partner of CVR Refining, LP, from 2012 to 2014, Forest Laboratories, Inc. from 2013 to 2014, CVR Energy, Inc. from 2012 to 2014, Federal-Mogul Holdings Corporation from 2007 to 2013, Icahn Enterprises L.P. from 2006 to 2012, and was Senior Vice President of Icahn Enterprises G.P. Inc. from 2011 to 2012. Mr. Intrieri was also a director of Dynegy Inc. from 2011 to 2012, Chairman and a director of PSC Metals Inc. from 2007 to 2012. He served as a director of Motorola Solutions, Inc. from 2011 to 2012, XO Holdings from 2006 to 2011, National Energy Group, Inc. from 2006 to 2011, American Railcar Industries, Inc. from 2005 to 2011, WestPoint Home LLC from 2005 to 2011 and as Chairman and a director of Viskase Companies, Inc. from 2003 to 2011. Ferrous Resources Limited, CVR Refining, CVR Energy, American Railcar Industries, Federal-Mogul, Icahn Enterprises, XO Holdings, National Energy Group, WestPoint Home, Viskase Companies and PSC Metals each are or previously were indirectly controlled by Carl C. Icahn. Mr. Icahn also has or previously had a non-controlling interest in Dynegy, Hertz Global Holdings, Forest Laboratories, Navistar, Chesapeake Energy, Motorola Solutions and Transocean Ltd. through the ownership of securities. Mr. Intrieri graduated, with Distinction, from The Pennsylvania State University (Erie Campus) with a B.S. in Accounting in 1984. Mr. Intrieri was a certified public accountant.

The Board of Directors has concluded that Mr. Intrieri should remain on the Board of Directors and has recommended that he serve an additional term. The Board of Directors believes Mr. Intrieri’s significant financial, corporate transactions, executive management and board of directors’ experience will benefit the Board of Directors’ decision‑making process.

MARTIN B. MCNAMARA, age 69, U.S. citizen, has served as a director of the Company since 1994. Mr. McNamara is a retired Partner of the law firm of Gibson, Dunn & Crutcher LLP, where he served as a member of the firm’s executive, finance, planning and compensation committees, as well as a Partner-in-Charge of the firm’s Texas practice. During the past ten years and prior to his retirement in 2010, Mr. McNamara was in the private practice of law. He served as Ex Officio Trustee and Ex Officio Member of the Executive Committee of St. Mark’s School of Texas from 2002 to 2014. Mr. McNamara also served as the chair of the Corporate Counsel Section of the State Bar of Texas and is a lifetime fellow of the Texas Bar Foundation. He received his Bachelor of Arts degree from Providence College in 1969 and his law degree from Yale Law School in 1972.

The Board of Directors has concluded that Mr. McNamara should remain on the Board of Directors and has recommended that he serve an additional term. Mr. McNamara is an attorney by education with extensive management experience with energy companies and experience as a lawyer representing energy clients. His institutional knowledge of the Company combined with his professional experience aids the Board of Directors in reviewing strategic decisions for the Company.

SAMUEL J. MERKSAMER, age 36, U.S. citizen, has served as a director of the Company since 2013. Mr. Merksamer was a Managing Director of Icahn Capital LP, a subsidiary of Icahn Enterprises L.P., from 2008 to 2016. From 2003 to 2008, Mr. Merksamer was an analyst at Airlie Opportunity Capital Management. He is a director of Navistar International Corp (NYSE: NAV) (since 2012), Ferrous Resources Limited (since 2012), Hertz Global Holdings, Inc. (NYSE: HTZ) (since 2014), Cheniere Energy, Inc. (NYSE: LNG) (since 2015) and American International Group, Inc. (NYSE: AIG) (since 2016). Mr. Merksamer previously served as a director of Transocean Partners LLC from 2014 to 2016, Hologic Inc. from 2013 to 2016, Talisman Energy Inc. from 2013 to 2015, CVR Refining GP, LLC, the general partner of CVR Refining, LP, from 2012 to 2014, CVR Energy, Inc. from 2012 to 2014, American Railcar Industries, Inc. from 2011 to 2013, Dynegy Inc. from 2011 to 2012, Viskase Companies, Inc. from 2010 to 2013, Federal-Mogul Holdings Corporation from 2010 to 2014, and PSC Metals Inc. from 2009 to 2012. Ferrous Resources Limited, CVR Refining, CVR Energy, American Railcar Industries, Federal-Mogul, Viskase Companies and PSC Metals are each indirectly controlled by Carl C. Icahn. Mr. Icahn also has or previously had a non-controlling interest in Dynegy, Hologic, Talisman Energy, Navistar, Hertz Global Holdings, Cheniere Energy, Transocean Ltd., Transocean Partners LLC and American International Group, Inc. through the ownership of securities. Mr. Merksamer received an A.B. in Economics from Cornell University in 2002.

The Board of Directors has concluded that Mr. Merksamer should remain on the Board of Directors and has recommended that he serve an additional term. The Board of Directors believes that Mr. Merksamer’s expertise in finance aids the Board of Directors in reviewing financial strategies for the Company.

EDWARD R. MULLER, age 64, U.S. citizen, has served as a director of the Company since 2007. He served as a director of GlobalSantaFe Corporation from 2001 to 2007 and of Global Marine, Inc. from 1997 to 2001. Mr. Muller served as Vice Chairman of NRG Energy, Inc. (NYSE: NRG) after the merger of NRG Energy, Inc. with GenOn Energy, Inc. from 2012 until 2017. Prior to the merger, he served as GenOn Energy, Inc.’s Chairman and Chief Executive Officer (since 2010) and President (since 2011). Mr. Muller previously served as Chairman, President and Chief Executive Officer of Mirant Corporation from 2005 to 2010 when Mirant Corporation merged with RRI Energy, Inc. to form GenOn Energy, Inc. Mr. Muller is a director of AeroVironment, Inc. (NASDAQ: AVAV) (since 2013). He was a private investor from 2000 until 2005. Mr. Muller served as President and Chief Executive Officer of Edison Mission Energy, a wholly owned subsidiary of Edison International, from 1993 to 2000. During his tenure, Edison Mission Energy was engaged in developing, owning and operating independent power production facilities worldwide. Within the past ten years,  Mr. Muller was also a director of The Keith Companies, Inc., RigNet, Inc. and Ormat Technologies, Inc. Since 2004, Mr. Muller has been a trustee of the Riverview School and is currently its chairman, a position he also held from 2008 to 2012. Mr. Muller received his Bachelor of Arts degree from Dartmouth College in 1973 and his law degree from Yale Law School in 1976.

The Board of Directors has concluded that Mr. Muller should remain on the Board of Directors and has recommended that he serve an additional term. Mr. Muller is an attorney by education with extensive executive experience in a capital‑intensive energy business. His previous experience as a chief executive officer adds helpful executive perspective in advising Company management. Mr. Muller’s background and education assist the Board of Directors in assessing key strategies for the Company.

TAN EK KIA, age 68, Malaysian citizen, has served as a director of the Company since 2011. Mr. Tan is the retired Vice President, Ventures and Developments, Asia Pacific and Middle East Region of Shell Chemicals, a position in which he served from 2003 to 2006. Mr. Tan joined the Shell group of companies in 1973 as an engineer and served in a variety of positions in Asia, the U.S. and Europe during his career, including as Chairman, Shell Companies, Northeast Asia from 2000 to 2003, Managing Director of Shell Nanhai from 1997 to 2000 and Managing Director of Shell Malaysia

Exploration and Production from 1994 to 1997. Mr. Tan also served as the Interim Chief Executive Officer of SMRT Corporation Ltd from January to October 2012. Mr. Tan is a director of Dialog Systems Asia Pte Ltd (since 2008), Keppel Offshore & Marine Ltd (since 2009), SMRT Corporation Ltd (since 2009), Keppel Corporation Ltd (SGX: KPELY) (since 2010), PT Chandra Asri Petrochemical Tbk (IDX: TPIA) (since 2011) and Singapore LNG Corporation Pte Ltd (since 2013). He is also a director (since 2013) and the Chairman of KrisEnergy Ltd. (SGX: SK3) (since 2017), the Chairman of Star Energy Group Holdings Pte Ltd (since 2012) and a director of two of Star Energy Group Holdings’ subsidiaries, Star Energy Oil and Gas Pte Ltd and Star Energy Geothermal Pte Ltd. Mr. Tan served as Chairman of City Gas Pte Ltd from 2009 to 2015 and as a director of City Spring Infrastructure Trust Pte Ltd from 2010 to 2014, InterGlobal Offshore Pte Ltd from 2007 to 2012 and PowerSeraya Ltd and Orchard Energy Ptd Ltd from 2007 to 2009. Mr. Tan received his Bachelor of Science degree in Mechanical Engineering from the University of Nottingham in 1973. He is a Chartered Engineer with the UK Engineering Council and a Fellow of the Institution of Engineers Malaysia.

The Board of Directors has concluded that Mr. Tan should remain on the Board of Directors and has recommended that he serve an additional term. Mr. Tan has significant senior management, large project and engineering experience in the international energy sector, particularly in Asia. This international energy experience and the perspective it brings benefit the Board of Directors’ ability to assess opportunities in the international energy sector.

JEREMY D. THIGPEN, age 42, U.S. citizen, is President and Chief Executive Officer and a director of the Company since 2015. From 2012 to 2015, he served as Senior Vice President and Chief Financial Officer at National Oilwell Varco (NYSE: NOV), where he spent 18 years. During his tenure at National Oilwell Varco, Mr. Thigpen spent five years as the company’s President of Downhole and Pumping Solutions business and four years as President of its Downhole Tools group. He also served in various management and business development capacities, including director of Business Development and Special Assistant to the Chairman. Mr. Thigpen earned his Bachelor of Arts in Economics and Managerial Studies from Rice University and completed the Program for Management Development at Harvard Business School.

The Board of Directors has concluded that Mr. Thigpen should remain on the Board of Directors and has recommended that he serve an additional term. The Board of Directors believes that it is important for the Chief Executive Officer of the Company to serve on the Board of Directors, as it ensures an efficient flow of information between the Board of Directors and executive management. In addition, Mr. Thigpen has substantial industry experience and a competitive perspective, which assists the Board of Directors in considering strategic decisions for the Company.

Nomination and Standstill Agreement

Messrs. Intrieri and Merksamer were initially nominated to the Board of Directors pursuant to a Nomination and Standstill Agreement among High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, Icahn Partners Master Fund III LP, Icahn Enterprises G.P. Inc., Icahn Enterprises Holdings L.P., IPH GP LLC, Icahn Capital LP, Icahn Onshore LP, Icahn Offshore LP, Beckton Corp., Samuel J. Merksamer, Vincent J. Intrieri and the Company. The Nomination and Standstill Agreement expired according to its terms. However, the Board of Directors has concluded that each of Messrs. Intrieri and Merksamer should remain on the Board of Directors and serve an additional term for the reasons described above.

Recommendation

The Board of Directors recommends you vote “FOR” the reelection of these candidates as directors.

AGENDA ITEM 5

Election of the Chairman of the Board of Directors for a Term Extending Until Completion of the Next Annual General Meeting.

Nomination of the Board of Directors

Pursuant to the Minder Ordinance and our Articles of Association, the authority to elect the Chairman of the Board of Directors is vested with the general meeting of shareholders. The term of office of the Chairman of the Board of Directors is the same as the directors’ terms and extends until completion of the next Annual General Meeting. The Chairman elected at the 2017 Annual General Meeting will have the powers and duties as provided for in our Articles of Association and organizational regulations.

Upon the recommendation of the Corporate Governance Committee, the Board of Directors has nominated Merrill A. “Pete” Miller, Jr. for election by the shareholders as the Chairman of the Board of Directors. Mr. Miller has served as a director since the extraordinary general meeting held on September 22, 2014, as Vice‑Chairman of the Board of Directors from November 2014 to May 2015, and as Chairman of the Board since May 2015. Biographical information regarding Mr. Miller may be found above under “Agenda Item 4—Reelection of 11 Directors, Each for a Term Extending Until Completion of the Next Annual General Meeting.”

Recommendation

The Board of Directors recommends a vote “FOR” the nominee for the Chairman of the Board of Directors.

AGENDA ITEM 6

Election of the Members of the Compensation Committee, Each for a Term Extending Until Completion of the Next Annual General Meeting.

Nominations of the Board of Directors

Pursuant to the Minder Ordinance and our Articles of Association, the authority to elect the members of the Compensation Committee of the Board of Directors is vested with the general meeting of shareholders. The term of office of the members of the Compensation Committee is the same as the directors’ term and extends until completion of the next Annual General Meeting.

Upon the recommendation of the Corporate Governance Committee, the Board of Directors has nominated for election by the shareholders at the 2017 Annual General Meeting Frederico F. Curado, Vincent J. Intrieri, Martin B. McNamara and Tan Ek Kia as members of the Compensation Committee of the Board of Directors. Biographical information regarding the nominees may be found above under Agenda Item 4.

Recommendation

The Board of Directors recommends a vote “FOR” the election of the nominees of the Compensation Committee of the Board of Directors.

AGENDA ITEM 7

Reelection of the Independent Proxy for a Term Extending Until Completion of the Next Annual General Meeting.

Pursuant to the Minder Ordinance and our Articles of Association, the authority to elect the independent proxy is vested with the general meeting of shareholders. The independent proxy elected at the 2017 Annual General Meeting will serve as independent proxy at the 2018 Annual General Meeting and at any extraordinary general meeting of shareholders of the Company that may be held prior to the 2018 Annual General Meeting.

The Board of Directors has nominated for reelection as independent proxy Schweiger Advokatur / Notariat, Dammstrasse 19, CH‑6300 Zug, Switzerland. Schweiger Advokatur / Notariat was elected at the 2016 Annual General Meeting to serve as independent proxy at the 2017 Annual General Meeting and any extraordinary general meeting of shareholders of the Company held prior to the 2017 Annual General Meeting.

Recommendation

The Board of Directors recommends a vote “FOR” this Agenda Item 7.

AGENDA ITEM 8

Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2017 and Reelection of Ernst & Young Ltd, Zurich, as the Company’s Auditor for a Further One‑Year Term.

Proposal of the Board of Directors

The Board of Directors proposes that Ernst & Young LLP be appointed as Transocean Ltd.’s independent registered public accounting firm for the fiscal year 2017 and that Ernst & Young Ltd, Zurich, be reelected as Transocean Ltd.’s auditor pursuant to the Swiss Code of Obligations for a further one‑year term, commencing on the day of election at the 2017 Annual General Meeting and terminating on the day of the 2018 Annual General Meeting.

Representatives of Ernst & Young Ltd will be present at the 2017 Annual General Meeting, will have the opportunity to make a statement and will be available to respond to questions you may ask. Information regarding the fees paid by the Company to Ernst & Young appears below.

Recommendation

The Board of Directors recommends a vote “FOR” this Agenda Item 8.

FEES PAID TO ERNST & YOUNG

Audit fees for Ernst & Young LLP and its affiliates for each of the fiscal years 2016 and 2015 and audit‑related fees, tax fees and total of all other fees for services rendered in 2016 and 2015 are as follows:

	Audit Fees(1	Audit‑Related Fees(2)	Tax Fees(3)	Total of All Other Fees(4)
	U.S. $	U.S. $	U.S. $	U.S. $
Fiscal year 2016 (5)	6,039,210	443,482	—	2,057
Fiscal year 2015 (5)	6,475,211	337,485	—	2,160

(1)      The audit fees include those associated with our annual audit, reviews of our quarterly reports on Form 10‑Q, statutory audits of our subsidiaries, services associated with documents filed with the SEC and audit consultations.

(2)      The audit‑related fees include services in connection with accounting consultations, employee benefit plan audits and attest services related to financial reporting.

(3)      No tax services were rendered for the years ended December 31, 2016 and 2015.

(4)      All other fees were for other publications and subscription services.

(5)      Excludes U.S. $273,100 and U.S. $982,766 of fees incurred and paid by Transocean Partners LLC (“Transocean Partners”), a consolidated subsidiary and formerly a separate SEC registrant, in the years ended December 31, 2016 and 2015, respectively. On December 9, 2016, Transocean Partners completed a merger with one of our subsidiaries and became our wholly-owned indirect subsidiary.

Audit Committee Pre‑Approval of Audit and Non‑Audit Services

The Audit Committee pre‑approves all auditing services, review or attest engagements and permitted non‑audit services to be performed by our independent registered public accounting firm. The Audit Committee has considered whether the provision of services rendered in 2016 other than the audit of our financial statements and reviews of quarterly financial statements was compatible with maintaining the independence of Ernst & Young LLP and determined that the provision of such services was compatible with maintaining such independence.

The Audit Committee has adopted policies and procedures for pre‑approving all audit and non‑audit services performed by the independent registered public accounting firm. The policy requires advance approval by the Audit Committee of all audit and non‑audit work; provided, that the Chairman of the Audit Committee may grant pre‑approvals of audit or non‑audit work, so long as such pre‑approvals are presented to the full Audit Committee at its next scheduled meeting. Unless the specific service has been previously pre‑approved with respect to the 12‑month period following the advance approval, the Audit Committee must approve a service before the independent registered public accounting firm is engaged to perform the service. The Audit Committee has given advance approval for specified audit, audit‑related and other services for 2017. Requests for services that have received this pre‑approval are subject to specified fee or budget restrictions, as well as internal management controls.

AGENDA ITEM 9

Advisory Vote to Approve Named Executive Officer Compensation.

Proposal of the Board of Directors

As required by Section 14A of the Exchange Act, the Company is providing its shareholders the opportunity to vote on an advisory basis to approve the compensation of the Company’s Named Executive Officers. The Board of Directors recommends that you vote for the approval of the compensation of the Named Executive Officers as described in this proxy statement.

Accordingly, you may vote on the following resolution:

RESOLVED, that the compensation of the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosure in the proxy statement for the Company’s 2017 Annual General Meeting is hereby APPROVED.

Our compensation program for our Named Executive Officers is designed to reward performance that creates long‑term value for the Company’s shareholders through the following features, which are discussed in more detail in our Compensation Discussion and Analysis:

•	annual cash bonuses based on performance as measured against pre‑determined performance goals;
•	a compensation mix weighted toward long‑term incentives to allow our Named Executive Officers to participate in the long‑term growth and profitability of the Company;
•

long‑term incentives include performance share units that vest based upon the Company’s return on capital employed and upon total shareholder return compared to the companies in our performance peer group;

•	median pay positioning for target performance, above median pay for above target performance, and below median pay for below target performance;
•

a share ownership policy that requires our executive officers to build and maintain a minimum equity stake in the Company to help align our executive officers’ interests with the long‑term interests of our shareholders;

•

hedging and pledging policies that prohibit any of our executive officers from hedging or pledging our shares or holding derivative instruments tied to our shares, other than derivative instruments issued by us; and

•

the Incentive Compensation Recoupment Policy, a clawback policy that allows the Company to recover or adjust incentive compensation to the extent the Compensation Committee determines that payments or awards have exceeded the amount that would otherwise have been received due to a restatement of our financial results or if the Compensation Committee determines that an executive has engaged in, or has knowledge of and fails to prevent or disclose, fraud or intentional misconduct pertaining to any financial reporting requirements.

The vote on this proposal is advisory and therefore not binding on the Company, the Compensation Committee or the Board of Directors. The Board of Directors and the Compensation Committee value the opinions of our shareholders. Following the 2017 Annual General Meeting, we will consider our shareholders’ feedback and the Compensation Committee will evaluate whether any actions are necessary to address this feedback.

Recommendation

The Board of Directors recommends that you vote “FOR” approval of the compensation of the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosure in this proxy statement.

AGENDA ITEM 10

Prospective Vote on the Maximum Compensation of the Board of Directors and the Executive Management Team.

10A       Ratification of the Maximum Aggregate Amount of Compensation of the Board of Directors for the Period Between the 2017 Annual General Meeting and the 2018 Annual General Meeting.

Proposal of the Board of Directors

The Board of Directors proposes that the shareholders ratify an amount of U.S. $4,121,000 as the maximum aggregate amount of compensation of the Board of Directors for the period between the 2017 Annual General Meeting and the 2018 Annual General Meeting.

Explanation

As required by our Articles of Association and the Minder Ordinance, the shareholders are provided the opportunity to vote on the maximum aggregate amount of compensation that can be paid or granted to the members of the Board of Directors for the period between the 2017 Annual General Meeting and the 2018 Annual General Meeting (the “2017/2018 Term”). The shareholder vote is of binding nature.

Directors’ Compensation Principles

The general principles of the compensation for our Board of Directors are described in article 29b of our Articles of Association.

We use a combination of cash and equity compensation to attract and retain qualified candidates to serve on our Board of Directors. Our directors’ compensation consists of (1) cash retainers, (2) grants of restricted share units and (3) dividend equivalents on vested and unvested restricted share units.

Set forth below is an overview of the non‑employee director compensation elements for the term of office between the 2015 Annual General Meeting and the 2016 Annual General Meeting (the “2015/2016 Term”), and the term of office between the 2016 Annual General Meeting and the 2017 Annual General Meeting (the “2016/2017 Term”). Additionally, the compensation elements currently contemplated for the 2017/2018 Term are also provided:

	Term of Office 2015 AGM – 2016 AGM	Term of Office 2016 AGM – 2017 AGM	Term of Office 2017 AGM – 2018 AGM
	U.S.$	U.S.$	U.S.$
Cash Retainers
Retainer for non‑executive chairman	325,000	325,000	325,000
Retainer for non‑executive vice‑chairman	250,000	250,000	250,000
Retainer for non‑employee directors (other than the chairman and the vice‑chairman)	100,000	100,000	100,000
Additional retainer for Committee Chairmen:
Audit Committee	35,000	35,000	35,000
Compensation Committee	20,000	20,000	20,000
Corporate Governance Committee, Finance Committee, and Health Safety and Environment Committee	10,000	10,000	10,000
Grant of Restricted Share Units
Grant of restricted share units to non‑executive chairman	325,000	325,000	325,000
Grant of restricted share units to non‑executive vice‑chairman	210,000	210,000	210,000
Grant of restricted share units to non‑employee directors (other than the chairman and the vice‑chairman)	210,000	210,000	210,000
Dividend equivalents on vested restricted share units	Amount depending on (1) dividend paid and (2) number of restricted share units held by the respective director

A more detailed description of the compensation principles currently in effect for our Board of Directors can be found under “Board Meetings and Committees—Director Compensation Strategy.” The actual amounts paid to each member of the Board of Directors for fiscal year 2016 are disclosed under “2016 Director Compensation” and in our Swiss Compensation Report under the caption “Board of Directors’ Compensation.”

Proposal for Ratification of Maximum Aggregate Amount

The Board of Directors proposes that the shareholders ratify an amount of U.S.  $4,121,000 as the maximum aggregate amount of compensation of the Board of Directors for the 2017/2018 Term. This amount is the maximum amount that the Company can pay or grant to the members of the Board of Directors for the 2017/2018 Term. The proposed aggregate maximum amount has been calculated based on the directors’ compensation elements as outlined above.

The table below shows the aggregate compensation paid to our Board of Directors for the 2015/2016 Term, and the shareholder-approved, maximum aggregate compensation payable to our Board of Directors for the 2016/2017 Term. The 2015/2016 Term and the 2016/2017 Term includes 10 non-employee directors, one of whom was Chairman of the Board of Directors. Further, the table explains our proposal for the maximum aggregate amount of compensation for our Board of Directors for the 2017/2018 Term. This proposal is unchanged from the maximum aggregate compensation proposed for the 2015/2016 Term and 2016/2017 Term, which were previously approved by our shareholders, and includes consideration for 10 non-employee directors, one of whom will be Chairman and one of whom may be Vice-Chairman.

	Term of Office 2015 AGM‑2016 AGM (based on 10 non‑employee directors and the assumptions described above) (1)		Term of Office 2016 AGM‑2017 AGM (based on 10 non‑employee directors and the assumptions described above)(1)		Term of Office 2017 AGM‑2018 AGM Proposed Maximum Aggregate Amount
	U.S.$		U.S.$		U.S.$
Cash Retainers	1,510,000		1,510,000		1,510,000
Grant of Restricted Share Units(2)	2,575,000	(3)(4)	2,575,000	(3)(4)	2,575,000	(3)(4)
Dividend Equivalents(5)	300,000		300,000		300,000
Total(6)	4,121,000		4,121,000		4,121,000

(1)      The cash retainer and the restricted share units include the compensation paid by Transocean Partners LLC ("Transocean Partners") to two of our directors for their role as directors of Transocean Partners LLC; each received a cash retainer and a grant of restricted share units of Transocean Partners.

(2)      Restricted share units are granted to each non-employee director annually immediately following the Board of Directors meeting held in connection with our Annual General Meeting. On the date of grant, the restricted share units have an aggregate value equal to the U.S. dollar figure indicated in “2016 Director Compensation” table, and the restricted share units vest on the date first to occur of (i) the first anniversary of the date of grant or (ii) the Annual General Meeting next following the date of grant, subject to continued service through the vesting date. Vesting of the restricted share units is not subject to any performance measures.

(3)      Aggregate grant date fair value under accounting standards for recognition of share-based compensation expense for restricted share units granted to our non-employee directors, computed in accordance with FASB ASC Topic 718.

(4)      Aggregate target amount.

(5)      Dividend equivalents paid or to be paid during the respective terms of office on all vested restricted share units. For an overview of our directors’ vested and unvested restricted share units, please see Note 6—Share Ownership in the Company’s statutory financial statements for fiscal year 2016).

(6)      Mandatory employer-paid social taxes pursuant to applicable law are not included in the total amount. In 2016, employer-paid social taxes totaled U.S. $88,474.

The aggregate compensation paid to date and expected to be paid to the members of the Board of Directors during the 2016/2017 Term is within the maximum aggregate amount approved by shareholders at the 2016 Annual General Meeting. The actual payout and grants will be disclosed in the 2018 and 2019 Proxy Statements, respectively, and the Swiss Compensation Report for fiscal years 2017 and 2018, respectively.

Recommendation

The Board of Directors recommends that you vote “FOR” this Agenda Item 10A.

10BRatification of the Maximum Aggregate Amount of Compensation of the Executive Management Team for Fiscal Year 2018.

Proposal of the Board of Directors

The Board of Directors proposes that the shareholders ratify an amount of U.S.  $24,000,000 as the maximum aggregate amount of compensation of the Executive Management Team for fiscal year 2018.

Explanation

As required by our Articles of Association and the Minder Ordinance, our shareholders are provided the opportunity to vote on the maximum aggregate amount of compensation that can be paid or granted to the members of the Executive Management Team for fiscal year 2018. The shareholder vote is of binding nature.

Executive Management Team Compensation Principles

The general principles of the compensation for the Executive Management Team are described in article 29b of our Articles of Association.

We use a combination of cash and equity compensation to attract, motivate and retain leaders from the global executive talent market within and outside our highly competitive industry and to achieve our objective of pay and performance alignment by delivering the vast majority of our Executive Management Team’s compensation opportunity as performance‑based, ‘at‑risk’ compensation. Our Executive Management Team’s compensation consists of (1) base salary, (2) annual performance bonus, (3) long‑term incentives, which may comprise grants of restricted share units, performance share units and stock options and (4) other compensation, including Company contributions to savings and pension plans, life insurance premiums, dividend equivalents on vested and unvested restricted share units, expatriate assignment allowances and expatriate relocation pay.

Our Executive Management Team comprises our President and Chief Executive Officer, our Executive Vice President and Chief Financial Officer, and our Executive Vice President and Chief Operating Officer.

For a detailed description of our compensation principles currently in effect for the Executive Management Team (and our other Named Executive Officers who are not members of the Executive Management Team), please refer to the section of this proxy statement under the caption “Compensation Discussion and Analysis.” We recommend that our shareholders read our Articles of Association and the Compensation Discussion and Analysis to understand our Executive Management Team compensation principles and process when considering this proposal. The actual amounts paid to each member of the Executive Management Team for fiscal years 2014‑2016 are disclosed in this proxy statement under the caption “Executive Compensation—Summary Compensation Table,” and in our Swiss Compensation Report under the caption ”Executive Management Team Compensation.”

In addition to this binding prospective vote on maximum Executive Management Team compensation, shareholders have had the opportunity since 2011 under U.S. law to cast a retrospective advisory vote to approve the compensation paid to our Named Executive Officers (including our Executive Management Team members) for the fiscal year preceding the Annual General Meeting. Since 2011, our shareholders have consistently expressed their strong support for the Company’s executive compensation principles. For fiscal years 2011, 2012, 2013, 2014 and 2015, the shareholder approval levels have been 86%, 81%, 92%, 80% and 87%, respectively. Our shareholders are again provided the opportunity to cast a retrospective advisory vote to approve the compensation paid to our Named Executive Officers (including our Executive Management Team members) for fiscal year 2016, as is explained in detail in Agenda Item No. 9.

The proposed maximum aggregate amount of compensation for the Executive Management Team for fiscal year 2018 is derived substantially from the Company’s executive compensation principles receiving strong historical shareholder support as noted above. Consistent with the Company’s historical practice in setting executive compensation, as reflected in the Compensation Discussion and Analysis, we do not anticipate that the aggregate amount actually paid to our Executive Management Team members for fiscal year 2018 will be at the proposed maximum aggregate amount.

Proposal for Ratification of Maximum Aggregate Amount

The Board of Directors proposes that the shareholders ratify an amount of U.S.  $24,000,000, excluding employer-paid social taxes, as the maximum aggregate amount of compensation of the Executive Management Team for fiscal year 2018. This amount represents a reduction in the approved maximum aggregate amount of compensation of approximately 20% over fiscal years 2016 and 2017, and is the maximum amount that the Company can pay or grant to its members of the Executive Management Team for fiscal year 2018, subject to the authority of the Board of Directors to grant or pay a “supplementary amount” pursuant to article 29c of our Articles of Association without additional shareholder ratification to persons who newly assume an Executive Management Team function after the prospective vote at the 2017 Annual General Meeting. This reduction is due, in part, to the amount of base salary and the incentive compensation opportunities of our Executive Management Team incumbents and the expectation that, effective in fiscal year 2018, none of the Executive Management Team will receive expatriate-related compensation.

The table below shows the maximum aggregate amount of compensation that could have been paid or granted in the fiscal year 2016 under our compensation principles and plans, the maximum aggregate amount of compensation available to be paid or granted for fiscal year 2017 under our compensation principles and plans currently in effect, and our proposed maximum aggregate amount of compensation for fiscal year 2018.

The proposed maximum aggregate amount of compensation for fiscal year 2018 is based on our estimated compensation levels and represents a U.S. $5,600,000 reduction from the maximum aggregate amount of compensation for fiscal year 2017, which was approved by shareholders at last year’s annual general meeting.

	Fiscal Year 2016 Maximum Payable(1)	Fiscal Year 2017 Maximum Payable(1)	Fiscal Year 2018 Proposed Maximum Amount(2)
	U.S.$	U.S.$	U.S.$
Base Salary	2,430,000 (3)	3,024,000 (4)	2,750,000
Annual Performance Bonus(5)	6,570,000	6,570,000	6,250,000
Long‑Term Incentives(6)	16,483,000	16,483,000	12,500,000
All Other Compensation(7)	3,540,000	3,540,000	2,500,000
Total	29,023,000	29,617,000	24,000,000

(1)      Assuming that the base salary, the annual performance bonus and the all other compensation have been, or will be, paid or granted at the maximum level as provided under our compensation principles and plans (e.g., in relation to the annual performance bonus, assuming a payout of annual incentive bonuses at the maximum payout level of 200%). In relation to the long‑term incentive plans, the fair value calculations are based on an assumed achievement of performance targets at 100%; see note 6 below for further information.

(2)      The proposal of the Board of Directors for ratification by our shareholders only relates to the maximum aggregate amount of total compensation as shown in the “Total” row. The subtotals shown for each compensation category are included for illustration purposes only.

(3)      Reflects actual base salaries paid to our Executive Management Team members.

(4)      Reflects actual base salaries paid to, and base salaries for the remaining fiscal year to be paid to, our Executive Management Team members, based on base salary levels effective for fiscal year 2016.

(5)      Based on individual target award opportunities and maximum payout at 200%. As further described under “Compensation Discussion and Analysis—Annual Performance Bonus,” the potential payout ranges from 0% to 200% of the individual target award opportunity. Maximum payout is only available upon achievement of superior performance. Individual target award opportunities ranged, and will range, between 85% and 120% of the base salary, depending on the level of responsibility.

(6)      Based on target amounts and fair value calculations. With regard to performance‑based long‑term incentives such as performance share units, the fair value calculations are based on an assumed achievement of performance targets at 100%. The actual number of shares to be allocated under such long‑term incentive plans will be determined in 2021 depending on performance achievement over a three‑year performance cycle and may range between 0‑200%.

(7)      Assumes that all compensation has been paid or granted at the maximum level as provided under our compensation principles and plans. Mandatory employer-paid social taxes pursuant to applicable law are excluded from the proposed maximum amount. In 2016, employer-paid social taxes totaled U.S. $160,962.

Shareholder approval is based on the maximum aggregate amounts that could be payable in accordance with our compensation principles as set out in the 2017 Proxy Statement’s “Compensation Discussion and Analysis.” Therefore, actual aggregate amounts paid to our Executive Management Team members for fiscal year 2018 will fall within the range that may be payable. And although historical compensation paid to our Executive Management Team, as disclosed in the Compensation Report, has been substantially less (2016: U.S. $18,328,330) than the maximum amount payable (2016: U.S. $29,023,000) we request our shareholders approve the proposed maximum aggregate amount in order to ensure that the authorized compensation is set at a level that allows us to honor our compensation obligations and promises under our compensation principles and plans if the Executive Management Team or its individual members deliver superior performance and achieve all of the performance objectives at maximum performance level.

The actual payout and grants will be disclosed in the proxy statement for our 2018 annual general meeting and the Swiss Compensation Report for fiscal year 2017.

Recommendation

The Board of Directors recommends that you vote “FOR” this Agenda Item 10B.

AGENDA ITEM 11.

Advisory Vote on the Frequency of Executive Compensation Vote

Proposal of the Board of Directors

As required by Section 14A of the Securities Exchange Act, the Board of Directors proposes that shareholders be provided with an advisory vote on whether the advisory vote on the compensation of the Company’s Named Executive Officers should occur every one, two or three years.

Explanation

The Company is presenting this proposal to give you, as a shareholder, the opportunity to inform the Company as to how often you wish the Company to hold an advisory vote on executive compensation. While our Board of Directors intends to carefully consider the shareholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature.

We recommend that a non-binding advisory vote on the compensation of our Named Executive Officers as disclosed in our proxy statement for our annual general meeting be held every year. We believe holding that vote every year provides the most effective timeframe because it will provide our shareholders a consistent and clear communication channel for shareholder concerns about our executive pay programs. In the future, we may determine that a less frequent advisory vote is appropriate, either in response to the vote of our shareholders on this Agenda Item 11 or for other reasons.

Voting Requirement to Approve Advisory Proposal

Shareholders are being asked to provide an advisory vote on whether the non-binding advisory vote on the approval of the compensation of the Named Executive Officers should be held every one, two or three years. The approval of an alternative requires the affirmative vote of a majority of the votes cast in person or by proxy at the 2017 Annual General Meeting. If none of the alternatives (one year, two years or three years) receive a majority vote, we will consider the alternative with the highest number of votes cast by shareholders to be the alternative that has been selected by shareholders.

Recommendation

The Board of Directors recommends that you vote to hold an advisory vote on executive compensation EVERY YEAR.

Corporate Governance

We are committed to upholding high standards of corporate governance and business conduct and believe that we have maintained good corporate governance practices for many years.

In November 2016, the Board of Directors adopted a Code of Integrity that updated and replaced our previous Code of Integrity. We regularly review and, as necessary, update our Code of Integrity. We conduct online mandatory training for our employees and officers on our Code of Integrity and other relevant compliance topics. We also require all our officers and managerial and supervisory employees to certify compliance with our Code of Integrity each year and to proactively report any non-compliance they may discover.

The Corporate Governance Committee of the Board of Directors evaluates the Company’s and the Board of Directors’ governance practices and formally reviews all committee charters along with recommendations from the various committees of the Board of Directors and the Board of Directors’ governance principles at least annually. The Corporate Governance Committee receives updates at each meeting regarding new developments in the corporate governance arena. Our committee charters also require, among other things, that the committees and the Board of Directors annually evaluate their own performance.

Director Share Holding Requirement. We have equity ownership guidelines for directors that require each current non‑management director to acquire and retain a number of our shares, restricted share units and/or deferred units at least equal in value to an amount five times the director’s annual cash retainer. Each new director is required to acquire and retain such number of shares, restricted share units and/or deferred units over his or her initial five years as a director. Jeremy D. Thigpen, our President and Chief Executive Officer, is subject to separate officer share ownership guidelines providing for a more stringent requirement of six times his base pay. In connection with such ownership requirement, the Board of Directors currently grants restricted share units to each of our non‑management directors. See “Compensation Discussion and Analysis” for more information about these guidelines.

Restrictions on Pledging, Hedging and Margin Accounts. Pursuant to our Insider Trading Policy, employees, officers and directors are restricted from pledging, hedging or holding shares in a margin account.

Our current governance documents may be found on our website at www.deepwater.com by selecting the Governance page in the Investors’ section dropdown. Among the information you can find there is the following:

•	Articles of Association;
•	Organizational Regulations;
•	Corporate Governance Guidelines;
•	Audit Committee Charter;
•	Corporate Governance Committee Charter;
•	Compensation Committee Charter;
•	Finance Committee Charter;
•	Health Safety and Environment Committee Charter;
•	Our Mission Statement;
•	Our FIRST Shared Values; and
•	Code of Integrity

Information contained on our website is not part of this proxy statement. We will continue to monitor our governance practices and update policies and procedures, as appropriate, in order to maintain our high standards.

Board Leadership. Except during extraordinary circumstances, the Board of Directors has chosen not to combine the positions of Chief Executive Officer and Chairman of the Board. The Board believes that separating these positions allows our Chief Executive Officer to focus on our day‑to‑day business, while our Chairman of the Board presides over the Board as it provides advice to, and independent oversight of, management and the Company’s operations. The Board recognizes the time, effort, and energy that our Chief Executive Officer is required to devote to his position and the additional commitment the position of Chairman of the Board of Directors requires. The Board of Directors believes that having separate positions and having an independent outside director serve as Chairman of the Board of Directors is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk Management. Executive management is responsible for the day‑to‑day management of the risks we face, while the Board of Directors, as a whole and through its various committees, has responsibility for the oversight of risk management for the Company. Through the Board of Directors’ oversight role and review of management’s active role, the directors satisfy themselves that the risk management processes designed and implemented by management (as more particularly described below) are adapted to and integrated with the Company’s corporate strategy, are functioning as designed and that steps are taken to foster a culture in which each employee understands his or her impact on the assessment and management of risk, his or her responsibility for acting within appropriate limits, and his or her ultimate accountability.

The Company has undertaken an extensive review and improvement of its Enterprise Risk Management (“ERM”) process and has implemented an ERM framework, which includes an executive risk management committee and a risk committee working group. The executive risk management committee is composed of members of senior management, including our Chief Executive Officer and other members of management in key functions and selected divisions of the Company. The duties of the executive risk management committee include the following: reviewing and approving appropriate changes to the Company’s policies and procedures regarding risk management; identifying and assessing operational, commercial, strategic, financial, macroeconomic and geopolitical risks facing the Company; identifying risks and taking corrective actions, if appropriate; monitoring key indicators to assess the effectiveness and adequacy of the Company’s risk management activities; and communicating with the Board of Directors at least once a year with respect to risk management. The executive risk management committee and/or members of management present a report on risk management activities to the Board of Directors at least annually. The risk committee working group meets regularly and identifies risks facing the Company, makes an assessment of each risk, identifies preventive and mitigating controls and then makes recommendations for improvement opportunities to the Board of Directors or our Chief Executive Officer, as appropriate.

Compensation and Risk. We regularly assess risks related to our compensation programs, including our executive compensation programs, and do not believe that the risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company. The Compensation Committee reviews information and solicits input from an independent compensation consultant regarding compensation factors, which could mitigate or encourage excessive risk‑taking. In its review in 2016, the Compensation Committee considered the attributes of our programs, including the metrics used to determine incentive awards, the weight of each metric, the timing and processes for setting performance targets and validating results, the performance measurement periods and time horizons, the total mix of pay and the maximum compensation and incentive award payout opportunities.

Independence of Board Members. Our Corporate Governance Guidelines require that at least a majority of the members of the Board of Directors meet the independence standards set by the NYSE. In order to meet the NYSE’s independence standards, a member of the Board of Directors must not have a relationship with the Company that falls within certain objective categories established by the NYSE. In addition, the Board of Directors must then affirmatively determine, with respect to each director and nominee, that he or she did not otherwise have a material relationship with the Company.

The Board of Directors has determined that all of its current members, with the exception of Jeremy D. Thigpen (the Company’s President and Chief Executive Officer), are independent and meet the applicable independence standards set by the NYSE, the SEC and our guidelines. Additionally, our Compensation, Audit and Corporate Governance Committees are composed solely of directors who meet the applicable NYSE and SEC independence standards.

In making its independence determinations, the Board of Directors considered the fact that, while such relationships do not preclude independence under the NYSE and SEC rules or the Company’s guidelines, Glyn A. Barker, Chadwick C. Deaton, Vincent J. Intrieri, Samuel J. Merksamer, Merrill A. “Pete” Miller, Jr.,  and Tan Ek Kia are, or within the past three years have been, directors or officers of companies with which we conduct business in the ordinary course. In addition, Edward R. Muller’s son has been working as an associate attorney at Munger, Tolles & Olson LLP, a law firm that provides legal services to the Company, and Mr. Barker’s son has been working as an associate auditor at PwC UK, an assurance, advisory and tax services firm that provides services to the Company.

Since 2012, Mr. Barker has served as a non‑executive director of Aviva plc, a company that provides insurance-related services to the Company. Additionally, since 2012,  Mr. Barker has served as a director and member of Aviva’s  audit committee, and from July 2015 until December 2016, as chairman of the board of directors of, Transocean Partners,  formerly a publicly‑held subsidiary of Transocean Ltd. to which we provided operating, support and administrative services, in addition to being the majority unitholder. Transocean Partners merged into a subsidiary of the Company in December 2016 and is now indirectly wholly-owned by the Company.

In 2013, Mr. Deaton resigned from his position as executive chairman of Baker Hughes Incorporated, from which the Company purchases drilling equipment and services. Since 2010, Mr. Deaton has served as a non‑executive director of Air Products and Chemicals, Inc., from which the Company rented and purchased rig-related products and equipment. Further, since 2014, Mr. Deaton has served as a non‑executive director of Marathon Oil Corporation, from which we receive revenues for performing services.

In addition to Mr. Merksamer’s prior affiliation with Carl Icahn and certain investment funds managed by Mr. Icahn that formerly owned approximately 6% of the Company’s shares, from 2013 to 2015,  Mr. Merksamer served as a non‑executive director of Talisman Energy, from which we received revenues for performing services, and, since 2014, Mr. Merksamer has served as a director of Hertz Global Holdings, Inc., from subsidiaries of which the Company procures car rental services. Since May 2016,  Mr. Merksamer has served as non-executive director of American International Group, Inc.,  a company that provides insurance-related services to the Company. Mr. Merksamer was a member of the board of directors of Transocean Partners from 2014 until 2016.

In addition to Mr. Intrieri’s  prior affiliation with Carl Icahn and certain investment funds managed by Mr. Icahn, since 2014, Mr. Intrieri has served as a director of Hertz Global Holdings, Inc.

Since 2010, Mr. Tan has served as a non‑executive director of Keppel Corporation, which provides the Company with services related to rig construction and shipyard work.

From 2001 to 2014, Mr. Miller served as President & Chief Executive Officer of National Oilwell Varco, Inc., from which the Company regularly purchases drilling equipment and services. Mr. Miller currently serves as the executive chairman of NOW Inc. from which the Company regularly purchases drilling equipment and services.

The Board of Directors believes that all of these transactions were on arm’s‑length terms that were reasonable and competitive. Accordingly, the Board of Directors concluded that these relationships have no effect on the independence of these directors. Because of our extensive operations, transactions and director relationships, transactions of this nature are expected to take place in the ordinary course of business in the future.

Executive Sessions. Our independent directors met in executive session without management at each of the regularly scheduled Board of Directors’ meetings held in 2016. During 2017,  the independent directors are again scheduled to meet in executive session at each regularly scheduled Board of Directors’ meeting. The independent directors generally designate the Chairman of the Board of Directors to act as the presiding director for executive sessions.

Director Nomination Process. The Board of Directors has designated the Corporate Governance Committee as the committee authorized to consider and recommend nominees for the Board of Directors. The Board of Directors believes that all members of the Corporate Governance Committee meet the NYSE independence requirements.

Our Corporate Governance Guidelines provide that the Corporate Governance Committee should periodically assess the needs of our Company and the Board of Directors, so as to recommend candidates who will further our goals. In making that assessment, the Corporate Governance Committee has determined that a recommended nominee must have the following minimum qualifications:

•	high professional and personal ethics and values;
•	a record of professional accomplishment in his/her chosen field;
•	relevant expertise and experience; and
•	a reputation, both personal and professional, consistent with our Shared Values.

In addition to these minimum qualifications, the Corporate Governance Committee considers other qualities in nominees that may be desirable. In particular, the Board of Directors is committed to having a majority of independent directors and, accordingly, the Corporate Governance Committee evaluates the independence status of any potential director. The Corporate Governance Committee evaluates whether or not a candidate contributes to the Board of Directors’ overall diversity and whether or not the candidate can contribute positively to the existing chemistry and collaborative culture among the Board members. Also, the Corporate Governance Committee considers whether or not the candidate may have professional or personal experiences and expertise relevant to our business  (such as expertise in the industry and in critical health, safety and environmental matters) and position as the leading international provider of offshore drilling services.

As described above, in accordance with the majority vote provisions of our Corporate Governance Guidelines, the Board of Directors may nominate only those candidates for director who have submitted an irrevocable letter of resignation, which would be effective upon and only in the event that (1) such nominee fails to receive more votes cast “FOR” than “AGAINST” his or her election in an uncontested election and (2) the Board of Directors accepts the resignation. The Board of Directors will also request a statement from any person nominated as a director by anyone other than the Board of Directors as to whether that person will also submit an irrevocable letter of resignation upon the same terms as a person nominated by the Board of Directors. For purposes of our Corporate Governance Guidelines, an uncontested election occurs in an election of directors that does not constitute a contested election, and a contested election occurs when (i) the Secretary of the Company receives a notice that a shareholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for shareholder nominees for director set forth in our Articles of Association and (ii) such nomination has not been withdrawn by such shareholder on or prior to the day next preceding the date the Company first mails its notice of meeting for such meeting to the shareholders.

The Corporate Governance Committee has several methods of identifying Board of Directors candidates. First, the Corporate Governance Committee considers and evaluates annually whether each director nominee is qualified to be nominated for election or reelection to the Board of Directors. Second, the Corporate Governance Committee requests from time to time that its members and the other Board members identify possible candidates for any vacancies or potential vacancies. Third, the Corporate Governance Committee has the authority to retain one or more executive search firms to aid in its search. Each executive search firm assists the Corporate Governance Committee in identifying potential Board of Directors’ candidates, interviewing those candidates and conducting investigations relative to their background and qualifications.

The Corporate Governance Committee considers nominees for director who are recommended by our shareholders. Recommendations may be submitted in writing, along with:

•	the name of and contact information for the candidate;
•	a statement detailing the candidate’s qualifications and business and educational experience;
•	information regarding the qualifications and qualities described under “Director Nomination Process” above;
•	a signed statement of the proposed candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director;
•

a signed irrevocable letter of resignation from the proposed candidate that, in accordance with our Corporate Governance Guidelines, would be effective upon and only in the event that (1) in an uncontested election, such candidate fails to receive more votes cast “FOR” than “AGAINST” his or her election and (2) the Board of Directors accepts the resignation;

•	a statement that the writer is a shareholder and is proposing a candidate for consideration by the Corporate Governance Committee;
•	a statement detailing any relationship between the candidate and any customer, supplier or competitor of ours;
•	financial and accounting experience of the candidate, to enable the Corporate Governance Committee to determine whether the candidate would be suitable for Audit Committee membership; and

•	detailed information about any relationship or understanding between the proposing shareholder and the candidate.

Shareholders may submit nominations to our Corporate Secretary, Transocean Ltd., Turmstrasse 30, CH‑6300 Zug, Switzerland. Unsolicited recommendations must contain all of the information that would be required in a proxy statement soliciting proxies for the election of the candidate as a director. The extent to which the Corporate Governance Committee dedicates time and resources to the consideration and evaluation of any potential nominee brought to its attention depends on the information available to the Corporate Governance Committee about the qualifications and suitability of the individual, viewed in light of the needs of the Board of Directors, and is at the Corporate Governance Committee’s discretion. The Corporate Governance Committee evaluates the desirability for incumbent directors to continue on the Board of Directors following the expiration of their respective terms, taking into account their contributions as Board members and the benefit that results from the increasing insight and experience developed over a period of time. Although the Corporate Governance Committee will consider candidates for director recommended by shareholders, it may determine not to recommend that the Board of Directors, and the Board of Directors may determine not to, nominate those candidates for election to the Board of Directors.

In addition to recommending director nominees to the Corporate Governance Committee, any shareholder may, in compliance with applicable requirements, nominate directors for election at annual general meetings of the shareholders. For more information on this topic, see “Other Matters.”

Executive and Director Compensation Process. Our Compensation Committee has established an annual process for reviewing and establishing executive compensation levels. An outside consultant, Pay Governance LLC, retained by the Compensation Committee has provided the Compensation Committee with relevant market data and alternatives to consider in determining appropriate compensation levels for each of our executive officers. Pay Governance has served as the Compensation Committee’s outside consultant since February 2011. Our Chief Executive Officer also assists the Compensation Committee in the executive compensation setting process. For a more thorough discussion of the roles, responsibilities and process we use for setting executive compensation, see “Compensation Discussion and Analysis.”

Director compensation is set by the Board of Directors upon a recommendation from the Compensation Committee. Since 2015, director compensation is also subject to shareholder approval at the Company’s annual general meetings. Each calendar year, the Compensation Committee reviews the compensation paid to our directors to be certain that it is competitive in attracting and retaining qualified directors. The Compensation Committee has used its outside consultant to gather data regarding director compensation at (1) certain similar size companies in the general industry, as well as (2) the same peer group of companies generally utilized in the consideration of executive compensation, as set forth in the “Compensation Discussion and Analysis.” Based upon its review of the data and its own judgment, the Compensation Committee develops a recommendation for consideration by the Board of Directors. If serving as director on the Board of Directors, our Chief Executive Officer receives no additional compensation for such service.

Process for Communication by Shareholders and Interested Parties with the Board of Directors. The Board of Directors has established a process whereby interested parties may communicate with the Board of Directors and/or with any individual director. Interested parties, including shareholders, may send communications in writing, addressed to the Board of Directors or an individual director, c/o the Corporate Secretary, Transocean Ltd., Turmstrasse 30, CH‑6300 Zug, Switzerland. The Corporate Secretary will forward these communications as appropriate to the addressee depending on the facts and circumstances outlined in the communication. The Board of Directors has directed the Corporate Secretary not to forward certain items such as spam, junk mailings, product inquiries, resumes and other forms of job inquiries, surveys and business solicitations. Additionally, the Board of Directors has advised the Corporate Secretary not to forward material that is illegal or threatening, but to make the Board of Directors aware of such material, and may request it be forwarded, retained or destroyed at the Board of Directors’ discretion.

Policies and Procedures for Approval of Transactions with Related Persons. The Board of Directors has a written policy with respect to related person transactions pursuant to which such transactions are reviewed, approved or ratified. The policy applies to any transaction in which (1) the Company is a participant, (2) any related person has a direct or indirect material interest and (3) the amount involved exceeds U.S. $120,000, but excludes any transaction that does not require disclosure under Item 404(a) of Regulation S‑K. The Audit Committee, with assistance from the Company’s General Counsel, is responsible for reviewing, approving and/or ratifying any related person transaction.

To identify related person transactions, each year we distribute and require our directors and officers to complete questionnaires identifying transactions with us in which the officer or director or their immediate family members have an interest. Quarterly, our directors and officers must re-affirm in writing that the information previously provided in their questionnaires remains accurate and complete, and provide updates regarding any related person relationships that may have arisen. Our Code of Integrity further requires that an executive officer inform the Company when the executive officer’s private interest interferes or appears to interfere in any way with our interests. In addition, the Board of Directors’ Corporate Governance Guidelines require that a director must immediately inform the Board of Directors or the Chairman of the Board of Directors in the event that a director believes he or she has an actual or potential conflict with our interests. Furthermore, under our Organizational Regulations, a director must disclose and abstain from voting with respect to certain conflicts of interest.

Under our related persons transaction policy, the Audit Committee considers all relevant facts and circumstances available, including the related persons involved, their relationship to the Company, their interest and role in the transaction, the proposed terms of the transaction (including expected aggregate value and value to be derived by the related person), the benefits to the Company, the availability to the Company of alternative means or transactions to obtain like benefits and the terms that would prevail in a similar transaction with an unaffiliated third party. For related person transactions that do not receive prior approval from the Audit Committee, the transactions are submitted to the Audit Committee to consider all relevant facts and circumstances and, based on its conclusions, evaluate all options, including, but not limited to, ratification, amendment or termination of the transaction. Since the beginning of 2016, there were no related person transactions where such policies and procedures were not followed.

Certain Relationships and Related Party Transactions. From 2001 to 2014, Mr. Miller served as President & Chief Executive Officer of National Oilwell Varco, Inc. (NYSE: NOV). Mr. Miller currently serves as the Executive Chairman of NOW Inc. (NYSE: DNOW). Prior to joining the Company in 2015, Mr. Thigpen served as Senior Vice President and Chief Financial Officer of National Oilwell Varco, Inc. (NYSE: NOV) from December 2012 to April 2015. We regularly procure equipment and services from National Oilwell Varco, Inc. and its affiliates (together “NOV”) and NOW Inc., each at arm’s length terms and within the ordinary course of business. In 2016, our purchasing activity with NOV and NOW Inc. represented less than 2% of each company’s reported gross revenues for such periods.

Director Attendance at Annual General Meeting. We expect all of our directors to attend the 2017 Annual General Meeting. At the 2016 Annual General Meeting, all directors then serving on the Board of Directors were in attendance.

Board Meetings and Committees

During 2016, the Board of Directors of Transocean Ltd. held four meetings. The Board of Directors and the committees of the Board of Directors met at least once a quarter and the quarterly meetings generally occurred over a period of two days. Each of our directors attended at least 80% of the meetings following their election, including meetings of committees on which the director served.

The Board of Directors has standing Audit, Compensation, Finance, Corporate Governance, and Health Safety and Environment Committees. As noted above, the charters for these committees may be found on our website at www.deepwater.com by selecting the Governance page in the Investors’ section dropdown. In addition, the Board of Directors may from time to time form special committees to consider particular matters that arise.

Compensation Committee. The purpose of the Compensation Committee is to assist the Board of Directors in (1) developing an appropriate compensation program and benefit package for (a) members of the Executive Management Team (as defined below),  (b) persons defined as “officers” pursuant to section 16(a) of the Exchange Act, and (c) any other person whose compensation is required to be disclosed by applicable securities laws and regulations (collectively, the “Specified Executives”) and members of the Board of Directors; and (2) complying with the Board of Directors’ legal and regulatory requirements as to Board member and Specified Executive compensation in order to facilitate the Company’s ability to attract, retain and motivate qualified individuals in a system that aligns compensation with the Company’s business performance. The authority and responsibilities of the Compensation Committee include, among others, the following:

•

annually review and recommend to the Board of Directors for submission to and ratification by the shareholders pursuant to Swiss law and our Articles of Association the maximum aggregate amount of compensation of the Board of Directors and the Executive Management Team for the relevant period;

•	annually review and approve the compensation paid to members of the Board of Directors and Specified Executives;

•	select appropriate peer groups and market reference points against which the Company’s Board of Directors and executive compensation is compared;
•	annually recommend focus areas for our Chief Executive Officer for approval by members of our Board of Directors who meet our independence and experience requirements;
•	annually review, with participation of our full Board of Directors, our Chief Executive Officer’s performance in light of our established focus areas;
•

annually set our Chief Executive Officer’s compensation based, as appropriate, upon his performance evaluation together with competitive data and subject to shareholder ratification requirements pursuant to our Articles of Association and applicable law;

•

administer our long‑term incentives plans, Performance Award and Cash Bonus Plan, Deferred Compensation Plan, and any other compensation plans or arrangements providing for benefits primarily to members of the Board of Directors and executive officers in accordance with goals and objectives established by the Board of Directors, the terms of the plans, and any applicable rules and regulations;

•

consider and make recommendations to the Board of Directors, with guidance from an outside compensation consultant, concerning the existing Board of Directors and executive compensation programs and changes to such programs;

•

consider, with guidance from an outside compensation consultant, and approve the material terms of any employment, severance, termination or other similar arrangements (to the extent permitted by applicable law and our Articles of Association) that may be entered into with members of the Board of Directors and Specified Executives; provided, however, that the Compensation Committee shall not recommend and the Board of Directors shall not authorize “single‑trigger” change of control agreements for any of our officers or directors;

•

assess the risks, with the assistance of external resources as the Compensation Committee deems appropriate, of the Company’s compensation arrangements applicable to members of the Board of Directors and the Specified Executives; and

•

retain and approve the fees of legal, accounting or other advisors, including any compensation consultant, employed by the Committee to assist it in the evaluation of executive and director compensation.

See “Compensation Discussion and Analysis” for a discussion of additional responsibilities of the Compensation Committee.

The Compensation Committee may delegate specific responsibilities to one or more individual committee members to the extent permitted by law, NYSE listing standards and the Compensation Committee’s governing documents. The Compensation Committee may delegate all or a portion of its powers and responsibilities with respect to the compensation plans and programs described above and in our “Compensation Discussion and Analysis” to one or more of our management committees; provided, that the Compensation Committee retains all power and responsibility with respect to awards granted to our Board members and executive officers. The Chief Executive Officer has been delegated authority to grant equity awards under the Company’s  long‑term incentives plans to new and existing employees of the Company, excluding executive officers and other officers above the Vice President level, provided that such awards shall not exceed U.S. $5,000,000 in grant value per calendar year in aggregate and no such individual award shall exceed U.S. $350,000 in grant value.

The Compensation Committee has delegated to a subcommittee composed of its chairman and at least one additional committee member the authority to approve interim compensation actions resulting from promotions, competitive realignment, or the hiring of new executive officers (excluding the Chief Executive Officer), including but not limited to establishing annual base salary, annual bonus targets, long‑term bonus targets and the grant of equity awards, subject to any required vote of the shareholders. The Compensation Committee has also delegated authority to the Chief Executive Officer to, upon termination of service of an employee of the Company (excluding executive officers and other officers at or above the Senior Vice President level), accelerate vesting of awards granted under the Company’s  long‑term incentives plans and to extend exercisability of options for a period of up to one year, but not beyond the original exercise period. The Compensation Committee has further delegated authority to the Chief Executive Officer to determine whether an individual is disabled and/or to set applicable criteria for making such determination for purposes of the Company’s  long‑term incentives plans. The Compensation Committee is notified of compensation actions made by the Chief Executive Officer or the subcommittee at the meeting following the end of each calendar quarter in which such actions are taken.

The current members of the Compensation Committee are Mr. Tan, Chairman, and Messrs. Curado, Intrieri and McNamara. The Compensation Committee met four times during 2016.

Finance Committee. The Finance Committee approves our long‑term financial policies, insurance programs and investment policies. It also makes recommendations to the Board of Directors concerning the Company’s dividend policy, securities repurchase actions, the issuance and terms of debt and equity securities and the establishment of bank lines of credit. In addition, the Finance Committee approves the creation, termination and amendment of certain of our employee benefit programs and periodically reviews the status of these programs and the performance of the managers of the funded programs.

The current members of the Finance Committee are Mr. Muller, Chairman, Ms. Chang and Messrs. Barker, Intrieri and Merksamer. The Finance Committee met four times during 2016.

Corporate Governance Committee. The Corporate Governance Committee makes recommendations to the Board of Directors with respect to the nomination of candidates for election to the Board of Directors, how the Board of Directors functions and how the Board of Directors should interact with shareholders and management. It reviews the qualifications of potential candidates for the Board of Directors, coordinates the self‑evaluation of the Board of Directors and committees and proposes to the Board of Directors’ candidates to stand for election at the next general meeting of shareholders.

The current members of the Corporate Governance Committee are Mr. McNamara, Chairman, and Messrs. Deaton and Intrieri. The Corporate Governance Committee met four times during 2016.

Health Safety and Environment Committee. The Health Safety and Environment Committee assists the Board of Directors in fulfilling its responsibilities to oversee the Company’s management of risk in the areas of health, safety and the environment. The Health Safety and Environment Committee reviews and discusses with management the status of key environmental, health and safety issues. Additionally, the Health Safety and Environment Committee regularly evaluates Company policies, practices and performance related to health, safety and environmental issues and guides strategy decisions to promote company goals and compliance with applicable rules and regulations. Beginning in 2013, the Health Safety and Environment Committee assumed additional responsibility to oversee the Company’s implementation of certain requirements of the Consent Decree by and among the U.S. Department of Justice and certain of the Company’s affiliates. The Health Safety and Environment Committee has required the Company to provide, and will review, regular reports regarding compliance with all aspects of the Consent Decree.

The current members of the Health Safety and Environment Committee are Mr. Deaton, Chairman, and Messrs. Merksamer, Muller and Tan. The Health Safety and Environment Committee met four times during 2016.

Audit Committee. The Audit Committee is responsible for recommending the selection, retention and termination of our independent registered public accountants and our auditor pursuant to the Swiss Code of Obligations to the Board of Directors and to our shareholders for their approval at a general meeting of shareholders. The Audit Committee is directly responsible for the compensation and oversight of our independent registered public accountants and our auditor pursuant to the Swiss Code of Obligations. The Audit Committee further advises as necessary in the selection of the lead audit partner. The Audit Committee also monitors the integrity of our financial statements and the independence and performance of our auditors and their lead audit partner and reviews our financial reporting processes. The Audit Committee reviews and reports to the Board of Directors the scope and results of audits by our independent registered public accounting firm, our auditor pursuant to the Swiss Code of Obligations and our internal auditing staff and reviews the audit and other professional services rendered by the accounting firm. It also reviews with the accounting firm the adequacy of our system of internal controls. It reviews transactions between us and our directors and officers for disclosure in the proxy statement, our policies regarding those transactions and compliance with our business ethics and conflict of interest policies.

The Board of Directors requires that all members of the Audit Committee meet the financial literacy standard required under the NYSE rules and that at least one member qualifies as having accounting or related financial management expertise under the NYSE rules. In addition, the SEC has adopted rules requiring that we disclose whether or not the Audit Committee has an “audit committee financial expert” as a member. An “audit committee financial expert” is defined as a person who, based on his or her experience, possesses all of the following attributes:

•	an understanding of generally accepted accounting principles and financial statements;
•	the ability to assess the general application of such principles in connection with the accounting for estimates, accruals, and reserves;
•

experience preparing, auditing, analyzing or evaluating financial statements that present a breadth of complexity of accounting issues that are generally comparable to the breadth and level of complexity of issues that can reasonably be expected to be raised by our financial statements, or experience actively supervising one or more persons engaged in such activities;

•	an understanding of internal control over financial reporting; and
•	an understanding of audit committee functions.
•	The person must have acquired such attributes through one or more of the following:
•

education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

•	experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;
•	experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or
•	other relevant experience.

The current members of the Audit Committee are Mr. Barker, Chairman, Ms. Chang and Mr. Curado. The Audit Committee met eight times during 2016.

The Board of Directors has reviewed the criteria set by the SEC and determined that each of the current members of the Audit Committee is “financially literate” and qualifies as an “audit committee financial expert.” In addition, the Board of Directors has determined that each of the current members of the Audit Committee qualifies under NYSE rules as having accounting or related financial management expertise. Mr. Barker is a chartered accountant, served as an audit partner in an accounting firm and served as the Vice Chairman‑U.K. of PricewaterhouseCoopers LLP from 2008 to 2011. Ms. Chang was previously partner in charge of Corporate Finance for KPMG Peat Marwick LLP. Mr. Curado served as President and Chief Executive Officer of Embraer S.A. from 2007 to 2016 and has significant risk management and compliance experience.

In addition to Ms. Chang’s membership on the Audit Committee, she also serves on the audit committees of Sykes Enterprises, Incorporated, Edison International and certain funds advised by the Capital Group of Companies, Inc. and its subsidiaries. Pursuant to NYSE rules, the Board of Directors has determined that Ms. Chang’s service on the audit committees of such companies would not impair her ability to effectively serve on the Company’s Audit Committee.

Finally, NYSE rules restrict directors that have relationships with the Company that may interfere with the exercise of their independence from management and the Company from serving on the Audit Committee. We believe that the members of the Audit Committee have no such relationships and are therefore independent for purposes of NYSE rules.

Director Compensation Strategy

Directors who are employees of the Company do not receive compensation for Board of Directors’ service. At present, all of the directors except Mr. Thigpen, our President and Chief Executive Officer, are non‑employees and receive compensation for their service on the Board of Directors.

We use a combination of cash and equity compensation to attract and retain qualified candidates to serve on the Board of Directors. The Board of Directors believes that any compensation method should be weighted more toward compensation in the form of equity in order to more closely align director compensation with shareholders’ interests.

In 2016, non‑employee director compensation in U.S. dollars included the following fixed components:

Annual Retainer—non‑employee Director	100,000
Annual Retainer—non‑employee Vice Chairman(1)	250,000
Annual Retainer—non‑employee Chairman	325,000
Additional Annual Retainer for Committee Chairmen
Audit Committee	35,000
Compensation Committee	20,000
Corporate Governance Committee, Finance Committee and Health Safety and Environment Committee	10,000
Grant of Restricted Share Units—non‑employee Directors and Vice Chairman(2)	210,000
Grant of Restricted Share Units—non‑employee Chairman(2)	325,000

(1)    Currently, the Company does not have any director serving in a Vice Chairman role.

(2)     Restricted share units are granted to each non-employee director and chairman annually and have an aggregate value equal to U.S. $210,000 and U.S. $325,000 respectively, based upon the average of the high and low sales prices of our shares for each of the 10 trading days immediately prior to the date of grant. The restricted share units vest on the date first to occur of (1) the first anniversary of the date of grant or (2) the Annual General Meeting next following the date of grant, subject to continued service through the vesting date. Vesting of the restricted share units is not subject to any performance measures.

In addition, we pay or reimburse our directors’ travel and incidental expenses incurred for attending Board of Directors, committee and shareholder meetings and for other Company business‑related purposes.

2016 Director Compensation

In 2016, each non‑employee member of the Board of Directors received the compensation described above.

At the Board of Directors meeting held immediately after the 2016 Annual General Meeting of our shareholders, the Board of Directors granted 20,173 restricted share units to each non‑employee director (other than the Chairman) and 31,220 restricted share units to the non‑employee Chairman in aggregate value equal to U.S.  $210,000 and U.S. $325,000, respectively, based upon the average of the high and low sales prices of our shares for the 10 trading days immediately prior to the date of grant (calculated at U.S.  $10.41 per share). Each non‑employee director is required to acquire and retain a number of our shares and/or restricted share units at least equal in value to an amount five times the annual director retainer. Each non‑employee director’s vested restricted share units generally are not settled until the non‑employee director’s service with the Company ends.

The following summarizes the compensation of our non‑employee directors for 2016.

Name	Fees Earned or Paid in Cash (U.S.$)	Stock Awards(1) (U.S.$)	All Other Compensation	Total (U.S.$)
Glyn A. Barker	135,000	186,600	—	321,600
Vanessa C. L. Chang	100,000	186,600	—	286,600
Frederico F. Curado	100,000	186,600	—	286,600
Chadwick C. Deaton	110,000	186,600	—	296,600
Vincent J. Intrieri	100,000	186,600	—	286,600
Martin B. McNamara	110,000	186,600	—	296,600
Samuel J. Merksamer	100,000	186,600	—	286,600
Merrill A. “Pete” Miller, Jr.	325,000	288,785	—	613,785
Edward R. Muller	110,000	186,600	—	296,600
Tan Ek Kia	120,000	186,600	—	306,600

(1)      This represents the aggregate grant-date fair value under accounting standards for recognition of share-based compensation expense for restricted share units granted to our directors in 2016, computed in accordance with FASB ASC topic 718. For a discussion of the valuation assumptions with respect to these awards, please see Note 16 to our consolidated financial statements included in our Annual Report on Form 10‑K for the year ended December 31, 2016.

AUDIT COMMITTEE REPORT

Two primary roles of the Audit Committee are to (1) assist the Board of Directors in overseeing the key financial and compliance related matters and (2) monitor integrity of the financial statements of the Company. While management is responsible for the Company’s internal controls and the financial reporting process, in accordance with its Charter, the Audit Committee encourages continuous improvement of and fosters adherence to the Company’s policies, procedures and practices at all levels.

The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm, Ernst & Young LLP, and our auditor under the Swiss Code of Obligations. Ernst & Young LLP has been the Company’s independent registered public accounting firm since 1993 and is responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board. The Audit Committee considers the effectiveness of these processes and the independence of Ernst & Young LLP on an ongoing basis. A full description of the Audit Committee’s key functions is contained in the Company’s Audit Committee Charter available at: www.deepwater.com by selecting the Governance page in the Investors’ section dropdown.

As part of its oversight function for the year ended December 31, 2016, the Audit Committee:

•	Reviewed and discussed the audited financial statements of the Company to be included in the Annual Report with management, our internal auditors and Ernst & Young LLP;
•

Discussed with Ernst & Young LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•

In accordance with the Sarbanes‑Oxley Act of 2002, which requires certifications by the Company’s chief executive officer and chief financial officer in certain of the Company’s filings with the SEC, discussed the review of the Company’s reporting and internal controls undertaken in connection with these certifications with the Company’s management and independent registered public accounting firm;

•

Reviewed and discussed with the Company’s management and independent registered public accounting firm management’s report and Ernst & Young LLP’s report on internal control over financial reporting in accordance with Section 404 of the Sarbanes‑Oxley Act of 2002;

•	Developed quarterly meeting agendas based on input from each Committee member, Ernst & Young LLP, members of management and the Company’s internal audit function;

•

Conducted regular meetings with our internal auditors and Ernst & Young LLP (with and without management present) to discuss the overall scope and plans for future audits, results of examinations, evaluations of internal controls and other material matters;

•	Reviewed all non‑audit services and engagements, service quality and working relationships with Ernst & Young LLP; and
•	Reviewed such other matters as it deemed appropriate, including other provisions of the Sarbanes‑Oxley Act of 2002 and rules adopted or proposed to be adopted by the SEC and the NYSE.

The Audit Committee also has received the written disclosures and the letter from Ernst & Young LLP regarding the auditor’s independence pursuant to the applicable requirements of the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, and it has reviewed, evaluated and discussed the written disclosures with that firm and its independence from the Company. The Audit Committee further has discussed with management of the Company and the independent registered public accounting firm such other matters and received such assurances from them as it deemed appropriate.

Based on the foregoing review and discussions and relying thereon, the Audit Committee recommended to the Company’s Board of Directors the inclusion of the Company’s audited financial statements for the year ended December 31, 2016, in the Company’s Annual Report on Form 10‑K for such year filed with the SEC.

Members of the Audit Committee:

Glyn A. Barker, Chairman Vanessa C.L. Chang Frederico F. Curado

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Listed below are the only persons who, to the knowledge of the Company, may be deemed to be beneficial owners, as of March 1, 2017, of more than 5% of the Company’s shares.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class(1)

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	39,971,930 (2)	10.18%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	22,962,443 (3)	5.85%
State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	19,714,580 (4)	5.02%

(1)      The percentage indicated is based on 392,610,159 Company shares deemed to be outstanding as of March 1, 2017.

(2)      The number of shares is based on the Schedule 13G/A filed with the SEC on February 10, 2017, by The Vanguard Group. According to the filing, The Vanguard Group has sole voting power with regard to 512,455 shares, shared voting power with regard to 41,138 shares, sole dispositive power with regard to 39,438,988 shares and shared dispositive power with regard to 532,942 shares.

(3)      The number of shares is based on the Schedule 13G filed with the SEC on January 30, 2017, by BlackRock, Inc. According to the filing, BlackRock Inc. has sole voting power with regard to 20,335,270 shares, shared voting power with regard to 6,700 shares, sole dispositive power with regard to 22,955,743 shares and shared dispositive power with regard to 6,700 shares.

(4)      The number of shares is based on the Schedule 13G filed with the SEC on February 10, 2017, by State Street Corporation. According to the filing, State Street Corporation has shared voting power and shared dispositive power with regard to 19,714,580 shares.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The table below shows how many shares each of our directors and nominees, each of the Named Executive Officers included in the summary compensation section below and all directors and executive officers as a group beneficially owned as of March 1, 2017.

Name	Shares Owned(1)	Shares Subject to Right to Acquire Beneficial Ownership(2)	Total Shares Beneficially Owned(3)	Percent of Class(3)
Jeremy D. Thigpen	65,197	237,483	302,680	*
Mark Mey	41,856	51,836	93,692	*
John B. Stobart	58,175	118,580	176,755	*
Howard E. Davis	4,828	38,876	43,704	*
Brady K. Long	12,887	30,925	43,812	*
Glyn A. Barker	11,748	20,539	32,287	*
Vanessa C.L. Chang	1,700	26,281	27,981	*
Frederico F. Curado	—	20,539	20,539	*
Chadwick C. Deaton	1,000	26,281	27,281	*
Vincent J. Intrieri	—	15,779	15,779	*
Martin B. McNamara	24,651	55,949	80,600	*
Samuel J. Merksamer	—	26,515	26,515	*
Merrill A. “Pete” Miller, Jr.	—	21,662	21,662	*
Edward R. Muller	6,647	39,018	45,665	*
Tan Ek Kia	—	30,049	30,049	*
All of directors and executive officers as a group (17 persons)	305,058	967,768	1,272,826	*

*       Less than 1%.

(1)      The business address of each director and executive officer is c/o Transocean Management Ltd., 10 Chemin de Blandonnet, CH‑1214, Vernier, Switzerland. None of the shares beneficially owned by our directors or executive officers are pledged as security.

(2)      Includes shares that may be acquired within 60 days from March 1, 2017, through the exercise of options held by Messrs. Thigpen (77,984), Mey (32,679), Stobart (71,425), Davis (24,509), Long (19,496), and all directors and executive officers as a group (559,919). Also includes (a) rights to acquire shares under our deferred compensation plan held by Mr. McNamara (11,798) and all directors and executive officers as a group (11,798); (b) vested restricted share units held by Messrs. Thigpen (159,499), Mey (19,157), Stobart (47,155), Davis (14,367), Long (11,429); Messrs. Barker (20,539), Curado (20,539), Deaton (26,281), Intrieri (15,779), McNamara (44,151), Merksamer (26,515), Miller (21,662), Muller (39,018) and Tan (30,049), and Ms. Chang (26,281) and all directors and executive officers as a group (603,507).

(3)      As of March 1, 2017, each listed individual and our directors and executive officers as a group beneficially owned less than 1% of the Company’s outstanding shares.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides an overview and analysis of Transocean’s executive compensation program and policies, material compensation decisions and the key factors we considered in making those decisions. It includes specific information about the compensation paid, earned or granted to the following persons who comprise our Named Executive Officers for 2016:

•	Jeremy D. Thigpen, President and Chief Executive Officer
•	Mark L. Mey, Executive Vice President and Chief Financial Officer
•	John B. Stobart, Executive Vice President and Chief Operating Officer
•	Howard E. Davis, Executive Vice President and Chief Administrative and Information Officer
•	Brady K. Long, Senior Vice President and General Counsel

For purposes of this Compensation Discussion and Analysis, the term “Executive Officer” is as defined by Rule 3b‑7 of the Exchange Act, and the term “Executive Management Team” refers to designations made by the Board of Directors under Swiss law and the Company’s organizational documents with respect to Messrs. Thigpen, Mey and Stobart.

Executive Summary

Our executive compensation program reflects our commitment to best practices in compensation governance and strongly aligning pay with Company performance while allowing us to attract and retain highly qualified executives. The program is designed to motivate our executives to achieve important business objectives and to reward them for creating long-term value for our shareholders by delivering superior financial, safety and operational performance.

We believe our executive compensation program includes features that effectively align the interests of our senior management with those of our shareholders and excludes features that may result in misalignment. Important features of our executive compensation programs and practices are provided in the following table:

What We Do		What We Don’t Do
☑	Conduct an annual review of our compensation strategy, including a review of our compensation-related risk profile	☒	Allow our executives to hedge, sell short or hold derivative instruments tied to our shares (other than options issued by us)
☑	Mandate meaningful share ownership requirements for our executives	☒	Allow our executives or directors to pledge Company shares
☑	Maintain a clawback policy that allows for the forfeiture, recovery or adjustment of incentive compensation paid to executives due to a material misstatement of financial results	☒

Have pre-arranged individual severance agreements or special change-in-control compensation agreements with any Executive Officers; however, subject to the limitations under the Minder Ordinance pursuant to which severance cannot be paid to members of our Executive Management Team, our executives are eligible for severance and change-in-control provisions pursuant to our policies

☑	Base annual and long-term incentive payments on quantitative metrics	☒	Provide gross-ups for severance payments
☑	Maintain compensation plans designed to align our executive compensation program with long-term shareholder interests	☒	Guarantee salary increases, non-performance based bonuses or unrestricted equity compensation
☑	Link long-term incentive compensation to relative performance metrics	☒	Provide any payments or reimbursements for tax equalization
☑	Deliver at least 50% of long-term incentives in performance-based equity awards	☒	Pay dividend equivalents on performance units that have not been earned
☑	Retain an independent consultant that does not perform any services for management (i.e., retained by and reports to our Compensation Committee)	☒	Offer executive perquisites, effective January 1, 2017
☑	Maintain double trigger change-in-control provisions

2016 Business Overview

As a result of our strong revenue efficiency performance, continued progress on margin improvement initiatives, as well as our liquidity accomplishments, Transocean outperformed the peer group in 2016. These actions demonstrate the direct correlation between operational performance and shareholder value.

2016 Relative Stock Performance

Peers include: ATW, DO, ESV, NE, ORIG, PACD, RDC, SDRL

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The Company specializes in technically demanding sectors of the global offshore drilling business. With a particular focus on deepwater and harsh-environment drilling services, Transocean operates one of the most versatile offshore drilling fleets in the world.

As of February 9, 2017, Transocean owns, or has partial ownership interests in, and operates a fleet of 56 mobile offshore drilling units consisting of 30 ultra-deepwater floaters, seven harsh-environment semisubmersibles, three deepwater semisubmersibles, six midwater semisubmersibles, and 10 high-specification jackups. In addition, the Company has four ultra-deepwater drillships and five high-specification jackups under construction or under contract to be constructed.

Despite oil prices falling to below U.S. $30/bbl during the first quarter of 2016, resulting in the further curtailing of customer spending, and the early termination of a number of drilling contracts, our 2016 financial results again exceeded expectations. We are pleased that our continued commitment to operational excellence, and our intense focus on organizational and operational efficiency, resulted in another strong year for Transocean.

Recently, we have been encouraged by the improvement in both oil prices and sentiment; however, we fully anticipate that the offshore drilling market will continue to prove challenging in 2017. The combination of fewer contract roll-overs and limited visibility for new demand, will hinder, in the near-term, the meaningful advancement of both utilization and dayrates. In response, the Company continues to take the necessary actions to maintain our market leadership position, as well as to strategically position the Company to emerge from the downturn stronger.

As illustrated in the chart below, the equity market valuations of offshore drillers reflect these adverse market conditions.

Relative Performance of Crude Oil; Offshore Drillers; OSX Index

Offshore drillers include: RIG, ATW, DO, ESV, NE, ORIG PACD, RDC, SDRL

In 2016, we continued to strengthen our liquidity and balance sheet, executing multiple financing transactions. In 2016, we issued approximately U.S. $2.5 billion of debt maturing in 2023 and 2024, while retiring U.S. $2.3 billion of debt with maturities between 2016 and 2022. The Company further deferred the delivery of two ultra-deepwater drillships and five high-specification jackups into 2020, which delayed approximately U.S. $2 billion of shipyard payments. We also acquired the outstanding interest in Transocean Partners, eliminating administrative costs and a significant quarterly cash distribution. These actions, along with U.S. $3.1 billion of cash as of December 31, 2016, and a U.S. $3 billion undrawn, unsecured revolving credit facility, provide protection in the event of a protracted downturn, and preserve strategic optionality and shareholder value.

We executed several new contracts during 2016, adding approximately U.S. $520 million in contract backlog. Transocean’s willingness to consider a performance driven model, and other flexible contract arrangements, assisted in the Company being awarded approximately one third of the annual contracted global floater fixtures. As of February 9, 2017, our backlog totaled U.S. $11.3 billion.

We delivered another year of strong operating results in 2016 guided by our continued commitment to streamlining and optimizing every aspect of our business. Our operating strategy led to strong revenue efficiency results for 2016 of 97.8%, up from 96.0% in 2015.

During 2016, we added three new contract-backed, ultra-deepwater drillships to our fleet: Deepwater Thalassa, Deepwater Proteus, and Deepwater Conqueror. Both the Deepwater Thalassa and Deepwater Proteus have 10 year contracts with Shell in the U.S. Gulf of Mexico, and the Deepwater Conqueror has a five year contract with Chevron, also in the U.S. Gulf of Mexico.

We continued to drive year-over-year improvements in our safety performance in 2016 delivering a Total Recordable Incident Rate of 0.34, the best in the Company’s history.

Given our long history as an industry-leading provider of offshore drilling services, we believe that we have the experience and financial discipline necessary to effectively manage our business throughout the cycles and deliver long-term value to our shareholders.

Relationship Between Target and Realizable Pay

Consistent with our philosophy of aligning the interests of our Executive Officers with those of our shareholders by basing the majority of compensation on achieving desired performance outcomes, the actual total compensation values received by our Executive Officers, in recent years, have ranged from below to above targeted and competitive market levels. Below-target results have been driven by the lack of appreciation in the Company’s share price and below-target total shareholder return relative to our peers, whereas more recent above-target results reflect our disciplined approach to the market downturn and our recent outperformance of competitors in the offshore drilling sector.

The Summary Compensation Table reflects the grant-date fair value for share awards. However, we believe that realizable pay provides a better picture of the amounts actually earned. In particular, we note that there have been no payouts under our performance-based unit program over the last six performance cycles, and all outstanding stock options are currently underwater. The more recent, in-process long-term performance cycles, however, reflect our superior performance relative to offshore drilling peers, although these performance cycles remain at risk until their conclusion.

The graph below illustrates the effect of our performance-based compensation programs on the total compensation of our Chief Executive Officer.

(1)

Realized/realizable pay is defined as the compensation delivered or deliverable for each year calculated as of the end of the fiscal year, including: salary received, amounts actually paid under the annual incentive plan, payouts received under the performance unit plan (PSU) or, for performance periods still in progress, amounts that would be receivable if the PSU performance period ended 12/31/2016, the intrinsic (“in-the-money”) value of the stock options granted in the applicable year, and the value of time-based restricted share units (“RSUs”).

(2)

For Steven Newman, our former Chief Executive Officer, the value of 2013 and 2014 RSUs were calculated as of 5/31/2015, the date of his separation from Transocean. For Mr. Thigpen, the value of RSUs was calculated as of 12/30/2016.

(3)	Mr. Newman received a pro-rata portion of PSUs (pro-rated based on his separation date).
(4)

Figures for Mr. Thigpen for 2015 (hired in April, 2015) represent partial  year base pay and annual bonus target and exclude cash sign-on award and replacement RSU award in consideration of forfeited equity awards from his previous employer.

2016 Compensation Program Overview

The Company continued to reinforce the alignment between pay and performance with our executive compensation programs and compensation award levels for 2016.

In recognition of the continuing global industry downturn, the Compensation Committee gave prudent consideration in developing target 2016 compensation opportunities for our Named Executive Officers. Working closely with our independent compensation consultant, the following executive compensation actions were implemented for our Named Executive Officers:

•	Freeze on base salaries for all executives for 2016 (as was the case in 2015). Further, base salaries have been again frozen for 2017;
•	Freeze on target annual incentive opportunities for all of our Executive Officers for 2016 (as was the case in 2015). Further, targets have been again frozen for 2017;
•	Implemented cap on 2016‑2018 performance award upside payout tied to declining absolute total shareholder return (“TSR”) performance; and
•	Abolished all executive perquisites, including financial planning, annual physicals and club memberships, effective January 1, 2017.

These compensation actions reflect the continued downturn in the current market, while maintaining prudently designed, competitive compensation packages for our Named Executive Officers.

Executive Compensation Philosophy, Strategy and Design

The objective of our compensation program is to align pay with performance. The program is designed to attract, motivate and retain superior executive talent in the geographic locations necessary to support our global operations. The program is also designed to provide our executives with a competitive compensation package that rewards performance against specific, identified financial, strategic and operational goals that the Compensation Committee believes are critical to the Company’s long-term success and the achievement of sustainable long-term total returns to our shareholders.

In designing our executive compensation program, we are guided by the following principal objectives:

•	positioning elements of total direct compensation, in the aggregate for our executive team, at approximately the median of our peer companies;
•	aligning annual incentive compensation with financial and strategic objectives; and
•	rewarding absolute share price appreciation and relative performance in TSR through long-term equity incentive awards.

We deliver the vast majority of executive pay as performance-based, “at-risk” incentive compensation, which is designed to balance short-term periodic results and long-term multi-year success of the Company and to build long-term shareholder value without excessive risk-taking. We believe the approach achieves our objective of aligning pay and performance.

Executive Compensation Setting

We believe that our executive compensation program must be regularly reviewed to ensure that we provide the opportunity for each of our Named Executive Officers to receive competitive compensation without providing an incentive for excessive risk-taking. The Compensation Committee annually reviews the total compensation and each component of compensation that may be paid or awarded to each of our Named Executive Officers and compares the total compensation and each component of compensation:

•	externally against the amounts paid to Executive Officers holding comparable positions at companies with which we compete for executive talent; and
•	internally for purposes of ensuring internal equity and taking individual performance, skills, and experience into account.

We assess our compensation programs to ensure they are appropriately aligned with our industry sector and among companies in other industries of comparable size, international scope and organizational complexity. We also seek to provide a direct link between pay and enhancing shareholder value and achieving our vision and business strategy.

The Compensation Committee employs two peer groups for setting executive compensation. The “Compensation Peer Group” is used to assess the competitiveness of the compensation of our Named Executive Officers, and the “Performance Peer Group” is used to evaluate the relative total shareholder return performance of the Company.

Compensation Peer Group

We compete for executive talent across many different sectors around the world. However, our primary competitive market generally includes other companies in the energy industry (oil and gas companies, offshore drilling companies and other energy services companies). In making compensation decisions, for the Named Executive Officers, each element of their total direct compensation is compared against published and publicly available compensation data.

The Compensation Peer Group for 2016 comprised the following companies:

•	Anadarko Petroleum Corporation	•	Diamond Offshore Drilling, Inc.	•	National Oilwell Varco, Inc.
•	Apache Corporation	•	Encana Corporation	•	Noble Corporation plc
•	Baker Hughes Incorporated	•	Ensco plc	•	Noble Energy, Inc.
•	BG Group plc	•	EOG Resources, Inc.	•	Petrofac Limited
•	Cameron International Corporation	•	FMC Technologies, Inc.	•	Seadrill Limited
•	Canadian Natural Resources Limited	•	Halliburton Company	•	Talisman Energy Inc.
•	Chesapeake Energy Corporation	•	Marathon Oil Corporation	•	Weatherford International Ltd.
•	Devon Energy Corporation	•	Nabors Industries Ltd.

During 2016, three companies (BG Group plc, Cameron International Corporation and Talisman Energy Inc.) fell out of this Compensation Peer Group due to corporate acquisitions.

In addition, we consider the compensation practices of non-energy general industry peers of comparable size and international scope in setting executive compensation levels and use general industry data as a secondary market reference. These non-energy general industry peers are expected to vary from year-to-year based on changes in the marketplace and the availability of published survey data for companies that meet the defined size, international scope and organizational structure criteria.

Our target market position is determined based on the data believed to be most relevant for a given position. For example, the Compensation Peer Group data are weighted more heavily for operations roles, whereas general industry data are weighted more heavily for executives overseeing corporate functions. However, in accordance with our pay-for-performance philosophy, the Compensation Peer Group data is the primary reference for assessing short-term and long-term incentive compensation levels.

Performance Peer Group

The Compensation Committee establishes the Performance Peer Group in order to evaluate the Company’s total shareholder return relative to that of companies considered to be direct business competitors and competitors for investment capital. Beginning in 2016, the Compensation Committee refined the Performance Peer Group to focus on drillers to better align with our strategic business objectives. While the competition for executive talent spans a broader market as defined above in the section addressing the Compensation Peer Group, our Performance Peer Group is specific to those companies with expertise in technically demanding offshore drilling operations. The Performance Peer Group consists of:

•	Atwood Oceanics, Inc.	•	Pacific Drilling S.A.
•	Diamond Offshore Drilling, Inc.	•	Rowan Companies Inc.
•	Ensco plc	•	Seadrill Limited
•	Noble Corporation plc	•	Subsea 7 SA
•	Ocean Rig UDW Inc.

Executive Compensation Components

Our executive compensation program is designed to meet the objectives of our “pay for performance” philosophy by linking a significant portion of each executive’s compensation to Company and individual performance.

The following table summarizes the purpose and key characteristics of each of the primary components of our executive compensation program.

Compensation Element	Purpose	Key Characteristics
Base Salary	Provide a base level of income, targeting the market median for executive talent. Individual circumstances may result in certain positions above or below market median.	Fixed compensation. Reviewed annually and adjusted as appropriate.
Annual Cash Bonus	Motivate executives to achieve our short-term business objectives and reward contributions toward the achievement of pre-established performance goals.	Variable compensation. Based on corporate performance compared to pre-established performance goals. Award potential ranges from 0% to 200% of target.
Long-Term Incentive - Performance Units

Align the interests of our executives with those of our shareholders by creating a direct correlation of realized pay to key value drivers and increased shareholder return relative to performance peers over the long term.

Variable compensation. The number of earned units is based on total shareholder return relative to performance of drilling industry peers during three-year performance periods. Earned units can range from 0% to 200% of target.

Long-Term Incentive - Restricted Share Units	Motivate executives to contribute to long-term increases in shareholder value, build executive ownership and retain executives through multi-year vesting.	Variable compensation. Long-term award with ratable vesting over three years that provides a direct correlation of realized pay to shareholder value.
Long-Term Incentive - Non-Qualified Stock Options	Motivate executives to contribute to long-term increases in shareholder value, build executive ownership and retain executives through multi-year vesting.	Variable compensation. Long-term award with ratable vesting over three years that provides a direct link to stock price appreciation.
Expatriate Benefits	Assist expatriate executives with part of the additional burden of an overseas posting.	Fixed compensation. Provided to expatriate executives to assist with living expenses (e.g., housing, dependent education, cost of living differentials and automobile allowances).
Other Compensation	Provide benefits that promote employee health and welfare and assist executives in carrying out their duties and increasing productivity.	Indirect compensation elements consisting of health and welfare plans and minimal perquisites.
Post-Employment	Retain executives by providing a measure of financial security in the event an executive’s employment is terminated without cause.

Fixed compensation. Severance benefits, to the extent permissible under Swiss law, are provided pursuant to the Executive Severance Policy and are not payable in the event of a termination for cause or a voluntary resignation without good reason.

In assessing the reasonableness of the total direct compensation of the Named Executive Officers, particularly the compensation of our Chief Executive Officer, the Compensation Committee considered the amount and mix of compensation provided as a direct link to creating sustainable long-term shareholder value, achieving our vision and business strategy, and advancing the core principles of our compensation philosophy and objectives without excessive risk.

Base Salary

Our Named Executive Officers receive base salaries constituting a basic level of compensation for services rendered during the year. The base salaries of our Named Executive Officers are determined by the Compensation Committee upon each officer’s initial hire and reviewed in connection with a promotion or other change in job responsibility. Each base salary is also reviewed by the Compensation Committee annually thereafter, both individually and, for internal pay equity purposes, relative to other Executive Officers. Base salary adjustments are made to reflect our desired position in the competitive market.

As part of its base salary review, the Compensation Committee considers input from our Chief Executive Officer (except with respect to his own compensation), competitive compensation from our Peer Group and other survey data, job responsibilities, individual performance, and expected future contributions of each Named Executive Officer. The Compensation Committee also considers input from its compensation consultant as well as the Company’s compensation philosophy and objectives.

In February 2016, the Compensation Committee, in consideration of the current market downturn, and with consultation from its external compensation consultant, elected to freeze base salaries for Named Executive Officers, resulting in no 2016 increases over the 2015 base salaries.

Further, in February 2017, the Compensation Committee again elected to freeze base salaries in consideration of the continuing market downturn, resulting in no increases over the 2016 base salaries noted below.

The following base salaries in U.S. dollars were approved by the Committee for the individuals listed below.

Executive	2016 Base Salary	Increase over 2015
Mr. Thigpen	1,000,000	0%
Mr. Mey	760,000	0%
Mr. Stobart	670,000	0%
Mr. Davis	550,000	0%
Mr. Long	525,000	0%

Annual Performance Bonus

Our Performance Award and Cash Bonus Plan (the “Bonus Plan”) is a goal-driven plan that provides participants, including the Named Executive Officers, the opportunity to earn annual cash bonuses based on performance as measured against predetermined performance objectives. Individual target award levels, expressed as percentages of the participants’ base salaries, are established by the Compensation Committee at the beginning of the year. The target award opportunities under the Bonus Plan, when combined with base salaries, are intended to position the participants, on average, to earn total cash compensation approximating competitive market median levels. Performance above and below the target provides the opportunity for participants to earn total annual cash compensation above the competitive market median, when warranted, by above-target performance, up to a designated maximum; or, the possibility of earning total annual cash compensation below the median for below-target performance.

Under the Bonus Plan for 2016, each Named Executive Officer had a potential payout range of 0% to 200% of his individual target award opportunity. The Compensation Committee established a 2016 target bonus opportunity for each of the following Named Executive Officers at the same target opportunity as established for 2015, and have further maintained the same target bonus opportunities again in 2017. The 2016 target bonus opportunity for each Named Executive Officer, expressed as a percentage of base salary, is as follows:

Executive	Bonus Target
Mr. Thigpen	120%
Mr. Mey	85%
Mr. Stobart	100%
Mr. Davis	75%
Mr. Long	70%

2016 Bonus Structure

The annual cash bonus structure is designed with a focus on financial, operational and safety performance. These three focus areas have a direct line of sight to annual company operational and financial results while maintaining a strong focus on personnel, industrial and environmental safety. During the current drilling sector down cycle, driven largely by commodity pricing beyond the Company’s control, this annual bonus structure is designed to focus on those areas where the Company can differentiate itself from our competitors and be well-positioned for the market recovery.

The design of each measure, relative weighting, and construction of our threshold-target-maximum payout range, were derived from the Company’s 2016 business plan with a focus on continuous improvement.

The Compensation Committee considered the results of key performance areas, specified at the beginning of 2016, when determining the outcomes of the variable, performance-based compensation under the Performance Award and Cash Bonus Plan for our Named Executive Officers for 2016.

Each of the following performance areas is measured with a potential payout ranging from 0% to 200% achievement and is discussed in greater detail below.

Performance Measures		Weighting
SAFETY		25%
Total Recordable Incident Rate	(10%)
Operational Integrity / Process Safety	(10%)
Dropped Object Potential Severity	( 5%)
UPTIME		25%
EBITDA		50%

Safety Performance

Our business involves numerous operating hazards, and we are strongly committed to protecting our employees, our property and the environment. Our ultimate goal is expressed in our safety vision of “an incident-free workplace all the time, everywhere.” The safety performance targets for 2016 were approved by the Compensation Committee and levels are set annually to motivate our executives to achieve continuous improvement in safety performance and to meet strict internal standards. Safety performance targets are recommended to the Compensation Committee by the Board’s Health Safety and Environment Committee.

For 2016, the Compensation Committee measured our safety performance through a combination of components: Total Recordable Incident Rate (TRIR), Dropped Object Potential Severity (DPSR) and Operational Integrity (also referred to as “Process Safety”). TRIR and Process Safety were each weighted at 10%, with DPSR weighted at 5%.

The following charts show our actual performance related to the formulaic payout amounts for TRIR, DPSR and Operational Integrity.

During 2016, performance results across all three safety measures established new company records. These results reflect an outstanding commitment to safety from our workforce and a relentless focus on continuous improvement toward an incident-free workplace. Together, the safety metric outcomes resulted in a formulaic payout percentage for Safety of 42% of the total target bonus opportunity for each of the Named Executive Officers in 2016.

Total Recordable Incident Rate (TRIR)

TRIR is a safety performance metric recognized by the U.S. Occupational Safety & Health Administration and is used by companies across an array of industries. We calculate TRIR based upon the guidelines set forth by the International Association of Drilling Contractors (the “IADC”), an industry group for the drilling industry. The IADC methodology calculates TRIR by taking the aggregate number of occurrences of work-related injuries or illnesses that result in any of the following: death; a physician or licensed health care professional recommending days away from work due to the injury or illness; an employee not being able to perform all of his or her routine job functions (but not resulting in days away from work); or any other medical care or treatment beyond minor first aid. The TRIR is the number of such occurrences for every 200,000 employee hours worked.

The Compensation Committee approved a TRIR target for 2016 of 0.39, representing further progress toward our zero accident safety vision. This target represented an improvement of 8% over the 2015 actual performance which represented the best TRIR outcome to that point in the Company’s history. Values above and below this target were calculated in accordance with the chart below, with outcomes falling between the two boundaries interpolated on a straight-line basis:

TRIR Outcome to Target	Bonus Payout
Maximum = 0.35	200%
Target = 0.39	100%
Minimum = 0.47	0%

Any TRIR outcome representing a result of 0.47 or greater would result in a 0% bonus payout for the TRIR metric, representing a 20% negative variance from target; however, if 2016 results did not outperform 2015 actual performance, a 10% reduction would be applied to the formulaic payout for the TRIR component. TRIR results of 0.35, reflecting top quartile IADC performance, would result in a payout of 200% for the TRIR metric.

Our TRIR outcome for 2016 was 0.34, exceeding maximum performance as compared to target and represents the best TRIR result in the Company’s history. This resulted in a formulaic result of 200% of target for the TRIR metric and a formulaic result for this measure of 20% of the total target bonus opportunity for each of the Named Executive Officers.

Dropped Object Potential Severity (DPSR)

DPSR is an internally developed safety measure that we utilize to capture the potential severity of incidents over a period of time. This 2016 safety measure represents a focus on continuous improvement. In 2015, the Company measured Total Potential Severity Rate, of which DPSR represented a significant component. Dropped objects from elevated heights, including tools, parts and equipment, have the potential to cause severe personnel injury and significant structural damage to the rig. Analysis indicated dropped object incidents typically have the highest potential severity to harm people working onboard our rigs. As such, we extracted this metric from TPSR in order to bring a more acute focus to dropped object prevention. Accordingly, the bonus measure reflects our focus on accident avoidance.

The formulaic measure of DPSR evaluates the severity of all dropped objects and applies a score to each incident based on severity. This severity assessment follows prescribed guidelines defined in the Company’s Health and Safety Policies and Requirements. The sum of dropped object events is then measured against the total number of working hours, to determine the quantity and severity of events as a factor of total hours worked. This measurement technique, using total hours worked, is consistent with the methodology employed by OSHA and IADC in measuring work-related injuries.

The Compensation Committee approved a DPSR target for 2016 of 9.93, reflecting a 9% improvement over our 2015 target and represents further progress toward our safety vision. Values above and below this target were calculated in accordance with the chart below, with outcomes falling between two boundaries interpolated on a straight-line basis:

DPSR Outcome to Target	Bonus Payout
20% Improvement Exceeding Target	200%
10% Improvement Exceeding Target	150%
Target	100%
10% Shortfall	50%
20% Shortfall	0%

Any DPSR outcome representing a shortfall of more than 20% as compared to the target would result in a 0% bonus payout for the DPSR metric and any outcome representing an improvement of 20% or greater as compared to the target would result in a payout of 200% for the DPSR metric.

Our DPSR outcome for 2016 of 8.33 represents the best performance in the Company’s history and a significant improvement as compared to the target. This improvement resulted in a formulaic result of 180.4% of target for the DPSR metric, and a formulaic result for this measure of 9% of the total target bonus opportunity for each of the Named Executive Officers.

Operational Integrity (Process Safety)

We believe that in addition to personnel and behavioral safety, prevention and mitigation of major accident hazards or process incidents are critical components of a comprehensive safety management program. Accordingly, Operational Integrity is an internally developed safety measure designed to prevent or mitigate a major accident or significant event.

We use industry standard definitions of significant events, which include:

•	Fire, explosion, release of a hazardous substance with serious injury or fatality
•	Major structural damage
•	Serious injuries/fatalities
•	Uncontrolled release of hazardous fluids

To implement this Operational Integrity metric, we measure the number of process safety events that are likely predictors or leading indicators of a potentially significant major accident hazard event. The 2016 target for process safety events was established to represent an improvement over the baseline of events that occurred on our installations in 2015.

The Compensation Committee approved an Operational Integrity target for 2016 of 0.42, reflecting improvement over 2015 actual results of 0.44 and representing further progress toward our safety vision. Values above and below this target were calculated in accordance with the chart below, with outcomes falling between two boundaries interpolated on a straight-line basis:

Operational Integrity Outcome to Target	Bonus Payout
20% Improvement Exceeding Target	200%
10% Improvement Exceeding Target	150%
Target	100%
10% Shortfall	50%
20% Shortfall	0%

In 2016, the Operational Integrity measure realized an actual result of 0.09, resulting in 200% achievement of this metric and a formulaic result for this measure of 20%; however, the Operational Integrity measure calls for a one-third reduction in the formulaic payout result in the event of any Tier1 Operational Integrity event, as defined in the Company’s Health and Safety Policies and Requirements. A Tier1 event is the most serious Operational Integrity event, requiring immediate and potentially significant company time and resources to rectify.

In August 2016, Transocean experienced a Tier1 Operational Integrity event† that resulted in a reduction of the formulaic result for the Operational Integrity measure from 20% to 13.33% of the total bonus opportunity for each of the Named Executive Officers.

†During severe weather on August 8, 2016, the tow to the Transocean Winner was lost and the rig subsequently grounded off the Western Isles of Scotland. Transocean personnel were immediately mobilized to recover the rig and mitigate impact.

Financial Performance

EBITDA

For the 2016 bonus plan, the Compensation Committee determined Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), a commonly accepted measure of financial performance, as the most appropriate measure to align with the Company’s financial objectives. Weighted at 50% of the total 2016 annual bonus plan opportunity, EBITDA replaces the prior 2015 bonus plan focus on Cash Flow Value Added and Operating Costs. Attached as Appendix A to this proxy statement is a reconciliation of EBITDA, a non-GAAP financial measure, to net income, the most directly comparable GAAP financial measure.

We believe this move to EBITDA is a more holistic view of the Company’s financial performance in current market conditions. The measure reflects the complete revenue and cost cycle in our business. EBITDA is an objective performance measure commonly used among our drilling company peers and is a financial indicator transparent and familiar to our shareholders.

In establishing the EBITDA target, the Compensation Committee considered the Company’s 2016 financial plan. Threshold and maximum performance outcomes were then set based on the potential for decreases or increases to financial outcomes tied to dynamic market conditions.

EBITDA Target	Achievement (MM-$)
Threshold	1,540
Target	1,876
Maximum	2,049

2016 EBITDA results were challenged by declining demand for rigs combined with depressed dayrates for contracts. However, a strong focus on cost management combined with outstanding efficiency for deployed rigs, resulted in actual EBITDA results exceeding the target for this measure. EBITDA results achieved 161.3% of target, and a formulaic result for this measure of 80.64% of the total target bonus opportunity for each of the Named Executive Officers.

The EBITDA achievement that was applied to the annual bonus plan performance achievement was adjusted downward to remove certain revenue associated with early contract terminations and other unanticipated events during the performance cycle; thus, EBITDA results applied to the annual bonus plan are lower than the financial results recorded in the Company’s financial statements. Without such downward adjustments to the bonus plan EBITDA results, actual bonus results would have been higher, potentially leading to the unintended consequence of higher incentive awards due to lower rig activity.

Uptime

Uptime was identified as the operational performance measure that would best align with our customers’ interests during 2016. This measure represented 25% of the total target annual bonus opportunity to reinforce the importance of maintaining excellence in rig operations. While similar to Revenue Efficiency, a drilling rig’s measure of contract revenues used in the Company’s 2015 annual bonus plan, Uptime has a more direct focus on operational efficiency.

Uptime is a common operational metric used in the drilling industry; however, there is no standard industry definition and reporting structure for this metric. Our Company’s definition recognizes both equipment failures and human performance errors in calculating a rig’s performance.

Uptime is measured as operating hours, minus downtime, expressed as a percentage. Operating hours are defined as the number of hours a rig is engaged in a contract.  Downtime is defined as the number of hours the rig is not engaged in drilling activities, resulting from mechanical failure or human performance error. Using this formula, zero mechanical failures and human performance errors would result in the rig operating at 100% Uptime. Downtime events detract from optimal performance and have a direct negative impact on the customer’s operational plan.

In setting the threshold-target-maximum range for this measure, the mathematical differential across the range may appear small (e.g., a 1.5% spread from target to maximum performance); however, this differential is significant considering the total number of operating hours during a calendar year.

The Committee approved the following Uptime target for 2016:

Uptime Target	Achievement
Threshold	94.0%
Target	95.5%
Maximum	97.0%

In setting the 2016 performance range, management considered past performance and set stretch targets to focus on continuous improvement. While the Company strives for improvement year over year, consideration must be given to the Company’s fleet composition and business cycle in setting this target. Reduced fleet size, shorter contract durations, change of location mobilizations and the challenge of bringing new rigs on line will all potentially apply downward pressure on a fleet’s Uptime performance. We experienced all of these challenges in 2016 and still delivered outstanding Uptime performance for our customers.

Based on this high level of operational efficiency, the actual Uptime measure achieved 96.6%. This incremental 1.1% above target performance, equates to approximately 3,300 hours, or 137.5 days, of additional operational productivity across the fleet. This achievement result represents 173.3% of target, and a formulaic result for this measure of 43.33% of the total target bonus opportunity for each of the Named Executive Officers.

Actual Bonus Plan Compensation for 2016

Based on the performance measures described above and using the pre-determined weightings assigned to each measure by the Compensation Committee, the formulaic bonus outcome for each of our Named Executive Officers was

166% of the targeted bonus opportunity under the Performance Award and Cash Bonus Plan for 2016. The components of this total bonus payout under the Performance Award and Cash Bonus Plan for 2016 are as follows:

Performance Measure	Threshold Payout	Target Payout	Maximum Payout	Actual Payout
Safety	0%	25%	50%	42%
EBITDA	0%	50%	100%	43%
Uptime	0%	25%	50%	81%
Total				166%

These outstanding annual bonus results reflect the Company’s commitment to outstanding rig operations and sharp focus on financial results, while maintaining the highest standards for safety. For specific award amounts, see “Executive Compensation—Summary Compensation Table” below.

Long-Term Incentives

We establish competitive long-term incentive (“LTI”) opportunities for our Named Executive Officers that motivate achievement of long-term operational goals and increased total shareholder return, align the interests of participants with those of shareholders and vary in the ultimate actual value of the awards based on the Company’s actual total shareholder return and share price performance.

To provide an appropriate balance of incentives tied to performance, three types of long-term equity instruments were used in 2016, including Performance Units, Restricted Share Units and Non-Qualified Stock Options. The weighting of each instrument in our long-term incentive program was as follows:

This long-term incentive mix is designed to ensure a minimum of 50% of the total weighting is applied to the Performance Units. Stock Options are included in the incentive mix to reinforce a direct relationship to the shareholder experience. Stock Options only deliver value to the executive when the Company’s share price exceeds the strike price on the option. All three equity instruments are also designed to be retentive in nature through multi-year performance periods and vesting periods.

The forms of equity awards made to our Named Executive Officers are discussed in greater detail below.

	2016 LTI Grant Value – U.S.$	2015 LTI Grant Value U.S.$
Mr. Thigpen	5,250,000	5,500,000
Mr. Mey	2,200,000	2,200,000
Mr. Stobart	2,210,000	1,880,000
Mr. Davis†	1,650,000	—
Mr. Long†	1,312,500	—

(†) Messrs. Davis and Long were hired in 2015 and did not receive a target annual equity award.

Performance Units (PSU)

Each PSU represents one share and is earned based on performance over a three-year performance cycle from January 1, 2016 through December 31, 2018. Performance is determined by comparing the Company’s TSR performance relative to the Company’s Performance Peer Group over the three-year performance cycle.

In constructing this performance equity plan, the Compensation Committee considered the value of including an absolute financial measure, similar to the structure of the Company’s 2015 – 2018 performance plan which included Return on Capital Employed (“ROCE”) as a financial measure. After a thorough review of current market conditions and the substantial challenges in setting ROCE long-term incentive goals in an extremely volatile environment, the Committee concluded that a single measure of relative TSR using the Performance Peer Group of nine offshore drillers offered the best shareholder alignment and better supported the Company’s strategic objective of becoming the undisputed leader in offshore drilling.

In further recognition of the importance of shareholder alignment, the Compensation Committee capped the earning of Performance Units at target if the Company’s absolute TSR during a performance period is less than -15%. We set the cap at a level of -15% to ensure that management does not benefit disproportionately from shareholder returns that are more than marginally negative.

Actual results at the completion of the three-year performance cycle will be determined by the following ordinal ranking of TSR performance:

Company Ranking	% of Target Performance Units
1	200%
2	175%
3	150%
4	125%
5	100%
6	83%
7	67%
8	50%
9	0%
10	0%

Upon completion of the 2016 - 2018 PSU performance cycle, the Compensation Committee will determine final payout levels, and PSUs will be distributed to the Named Executive Officer, along with a cash payment equal to any dividends or equivalents accrued during the performance cycle for earned and vested shares.

Restricted Share Units

The target value of the 2016 RSU grants to each of the Named Executive Officers was approximately one-quarter (25%) of each officer’s total 2016 long-term incentive award target value.

Time-vested RSUs were granted to all Named Executive Officers as part of the 2016 annual long-term incentive grants. Each RSU represents one share and vests over a three-year schedule (ratably one-third each year), contingent on continued service.

Non-Qualified Stock Options

The target value of the 2016 Non-Qualified Stock Options (“NQSO”) grants to each of the Named Executive Officers was approximately one-quarter (25%) of each officer’s total 2016 long-term incentive award target value.

Time-vested NQSOs were granted to all Named Executive Officers as part of the 2016 annual long-term incentive grants. Each NQSO represents one share and vests over a three-year schedule (ratably one-third each year), contingent on continued service.

Realized Long-Term Incentive Compensation for 2016

In 2017, the Compensation Committee evaluated the Company’s performance for the three-year performance period from January 1, 2014 through December 31, 2016, and determined the Company’s performance to be 123.3% of target. This result represents the first payout in seven performance cycles for the Company.

This performance plan consisted of two measures, equally weighted at 50% of the total award opportunity. The two measures included relative TSR as measured against a performance peer group, and ROCE during the first year of the three year performance cycle. Final measurement for this performance cycle included ROCE results slightly below maximum performance. Actual ROCE financial results are not disclosed due to the proprietary nature of this information in establishing the Company’s competitive position in the market. With respect to relative TSR, the Company ranked 8 of 12 against performance peer companies, resulting in performance below target for this measure. The two measures combined resulted in the 123.3% of target performance outcome.

Mr. Stobart is the only Named Executive Officer eligible for this 2014 – 2016 performance plan payout. When considering the Company’s share price decline during this three year period, however, the 123.3% achievement level translates to approximately 39% of target in realizable value compared to the expected target value at grant.

Employment Agreements with Named Executive Officers

Employment agreements with our Executive Management Team comply with the Minder Ordinance, which prohibits the payment of severance benefits to members of the Executive Management Team. Other than the individual compensation terms applicable for each executive, the same basic form of employment agreement was used for Named Executive Officers with employment agreements.

Expatriate Benefits

For our Named Executive Officers who accept an international assignment, we also provide certain expatriate benefits, including housing, car, cost of living allowances and educational expenses for dependent children. These benefits are designed to help defray the significant expense associated with expatriation. Beginning in 2014 the Named Executive Officers ceased to be eligible for tax protection or tax equalization on these expatriate benefits. Effective September 1, 2016, Mr. Stobart was the only Named Executive Officer receiving the above-mentioned expatriate benefits.

The types and values of these benefits for each Named Executive Officer are included in the Summary Compensation Table under “All Other Compensation” and described in the notes to that table.

Indirect Compensation

In addition to base salary and annual and long-term incentive compensation, we offer other indirect compensatory arrangements to our executives. These indirect elements of executive compensation are not performance-based and are offered as part of the overall compensation package to ensure that the package is competitive with other companies with which we compete for talent. Below is a summary of the principal indirect elements of compensation for our Named Executive Officers.

Health, Welfare and Retirement

Our Named Executive Officers are eligible for Company-wide benefits on substantially the same basis as other full-time employees, including savings, pension, medical and life insurance benefits. Our Named Executive Officers also receive a supplemental life insurance benefit equal to four times covered annual earnings. For Named Executive Officers on the U.S. payroll, this benefit is capped at a maximum of U.S. $1 million. In addition, we make a supplemental pension plan available to employees (including the Named Executive Officers) to compensate for benefits that otherwise would be unavailable due to U.S. Internal Revenue Service limits on qualified plans.

Perquisites

In 2016, the Compensation Committee elected to eliminate all executive perquisites for our Named Executive Officers, effective January 1, 2017.

Prior to elimination, the Company offered limited perquisites as a recruiting and retention tool. Each of our Named Executive Officers could receive reimbursement of up to U.S. $5,000 in financial planning consulting. Our Named Executive Officers were also eligible to receive reimbursement for club membership dues and an annual physical exam paid by the Company. The amounts of these perquisites were taxable to the Named Executive Officers in 2016.

Post-Employment Compensation

We believe that the competitive marketplace for executive talent and our desire to retain our Executive Officers require us, subject to compliance with applicable law, to provide our Executive Officers with a severance package. Each of our Executive Officers who are not members of our Executive Management Team is eligible to receive severance benefits in the event we choose to terminate the Executive Officer at our convenience. Currently, all Named Executive Officers who are not members of our Executive Management Team are covered under our executive severance benefit policy, which provides for specified payments and benefits in the event of a termination at our convenience.

The benefits provided in the event of an involuntary termination under the terms of our executive severance benefit policy include a cash severance benefit limited to 52 weeks of base salary; a pro rata share of the termination year’s award under the Bonus Plan for such executive, as determined by the Compensation Committee; treatment of long-term incentive awards under the convenience-of-company termination provision as provided for in the terms and conditions of each award (as more fully described under “Executive Compensation—Potential Payments Upon Termination or Change of Control”); and outplacement services not to exceed 5% of the base salary of the executive.

We also believe that the interests of our shareholders are served by including a double-trigger change-of-control provision in the Bonus Plan and the Long-Term Incentive Plan for Named Executive Officers who would be integral to the success of, and are most likely to be impacted by, a change of control. By requiring two triggering events to occur, we believe that those Executive Officers who remain with us through a change of control will be appropriately focused while those who depart as a result of a change of control will be appropriately compensated. The types of payments that will be made to our executives, along with estimated values as of December 31, 2016, are described under “Executive Compensation-Potential Payments Upon Termination or Change in Control.”

The Compensation Committee periodically reviews severance packages offered to the Executive Officers to ensure the benefits are aligned with prevailing market practices. In order for a Named Executive Officer to receive the benefits described above, the Named Executive Officer must first sign a release of all claims against the Company and enter into a non-competition and confidentiality agreement covering our trade secrets and proprietary information.

The Minder Ordinance prohibits certain types of compensation payments to members of the Executive Management Team, including severance payments in any form. Therefore, members of the Executive Management Team are not eligible to participate in the executive severance benefits policy. Pursuant to their employment agreements, members of the Executive Management Team must receive at least twelve months’ notice prior to a termination of employment without cause.

Executive Compensation Governance, Policy and Practice

The Compensation Committee is responsible for the executive compensation program design and decision-making process. The Compensation Committee solicits input from the independent members of the Board of Directors, the Chief Executive Officer and other members of management, and the independent compensation consultant to assist with its responsibilities. The following summarizes the roles of each of the key participants in the executive compensation decision-making process.

Compensation Committee

The Compensation Committee, composed solely of members of the Board of Directors who (i) are not employees of the Company, (ii) meet the independence requirements of the NYSE, and (iii) meet the qualifications of outside directors under Section 162(m) of the U.S. Internal Revenue Code, is responsible for overseeing our executive compensation and long-term incentive programs. Specifically, the Compensation Committee is responsible for:

•	reviewing and approving the target and actual compensation paid and the benefit levels received by our Executive Officers;
•

annually recommending focus areas for our Chief Executive Officer for approval by the members of our Board of Directors who meet the independence and experience requirements set forth in the Compensation Committee charter, annually evaluating all aspects of our Chief Executive Officer’s performance in light of these focus areas (with the participation of all non-executive members of the Board of Directors), and setting our Chief Executive Officer’s compensation based on this evaluation and after reviewing data concerning compensation practices in the competitive market;

•

establishing and approving our executive compensation plans and arrangements to provide benefits to our Executive Officers in accordance with the goals and objectives of the Company, as established by the Board of Directors;

•	administering the Company’s long-term incentive plans, including determining plan eligibility and approving individual awards for all plan participants;
•	administering the Company’s Performance Award and Cash Bonus plan and approving individual awards for all Executive Officers;
•

considering and approving executive employment and, to the extent permissible under Swiss law, severance agreements or other contractual agreements that may be entered into with our Executive Officers (which shall not include “single-trigger” change-in-control agreements);

•

reviewing and discussing this Compensation Discussion and Analysis, the Company’s Swiss statutory compensation report and maximum aggregate compensation limits for the Board of Directors and members of the Executive Management Team with our management and, based upon such review and discussion, recommending to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement for our Annual General Meeting or our annual report, as applicable; and

•	assessing the risks associated with the Company’s compensation arrangements.

The Compensation Committee currently consists of four directors: Tan Ek Kia (Chairman), Frederico F. Curado, Vincent J. Intrieri and Martin B. McNamara.

Independent Compensation Consultant

To assist in discharging its responsibilities, the Compensation Committee engaged an independent executive compensation consulting firm, Pay Governance LLC, which advised the Compensation Committee on executive compensation matters for 2016.

In order not to impair the independence of the Compensation Committee’s compensation consultant or create the appearance of such an impairment, the Compensation Committee adopted a policy that any compensation consultant to the Compensation Committee may not provide other services to the Company in excess of U.S. $100,000. Neither Pay Governance nor any of its affiliates provided the Company with any other services in 2016. In May 2016, the Compensation Committee assessed whether the work of Pay Governance for the Compensation Committee during 2016 raised any conflict of interest by conducting a review of a number of independence factors, which included the factors set forth under Rule 10C‑1 of the Exchange Act. The Compensation Committee concluded that no conflict of interest was raised that would prevent Pay Governance from independently representing the Compensation Committee.

In advising the Compensation Committee, the compensation consultant reports to and acts at the direction of the Compensation Committee. The Compensation Committee directs the compensation consultant in the performance of its duties under its engagement to provide certain guidance on an ongoing basis, including:

•	expertise on compensation strategy and program design;
•	information relating to the selection of the Company’s peer group;
•	relevant market data and alternatives to consider when making compensation decisions;
•	assistance in establishing and updating annual and long-term incentive guidelines;
•	periodic reviews of the total executive compensation program; and
•	support and advice as the Compensation Committee conducts its analysis of and makes its decisions regarding executive compensation.

The Compensation Committee does not necessarily adopt all recommendations given by the compensation consultant but uses the consultant’s work as a reference in exercising its own judgment with respect to its own executive compensation actions and decisions.

The compensation consultant participates in every meeting of the Compensation Committee and meets privately with the Compensation Committee at the Compensation Committee’s request. Our management provides information to the consultant but does not direct or oversee its activities with respect to our executive compensation program.

Other Advisors

From time-to-time, management engages other advisors to assist in providing advice to the Compensation Committee, regarding executive compensation matters. Such advisors have included, among others, an outside law firm to provide advice regarding various legal issues, financial analysts to examine relevant performance metrics and an outside actuarial firm to evaluate benefits programs. The Compensation Committee evaluates these advisors for independence, when retained.

Management

Our Chief Executive Officer annually reviews the competitive pay position and the performance of each member of senior management other than himself. Our Chief Executive Officer’s conclusions and recommendations, including base salary adjustments and award amounts for the current year and target annual award amounts for the next year under our Performance Award and Cash Bonus Plan (other than for himself), are presented to the Compensation Committee. The Compensation Committee makes all compensation decisions and approves all share-based awards for the Named Executive Officers and other Executive Officers. The Compensation Committee may exercise its discretion in modifying any compensation adjustment or awards to any Executive Officer, including reducing or increasing the payment amount for one or more components of such awards.

Officers and other employees in our Human Resources Department assist our Chief Executive Officer with his recommendations and develop and present other recommendations regarding compensation to the Compensation Committee as needed. Our officers and other employees participate in Compensation Committee discussions in an informational and advisory capacity and have no authority in the Compensation Committee’s decision-making process.

Additional Executive Compensation Information

Use of Tally Sheets

The Compensation Committee reviews compensation tally sheets, prepared by management, that present comprehensive data on the total compensation and benefits package for each of our Named Executive Officers. Tally sheets include all current compensation obligations, as well as additional analyses with respect to hypothetical terminations to consider the Company’s obligations under such circumstances. The Compensation Committee does not use the tally sheets to determine the various elements of compensation or the actual amounts of compensation to be approved but, rather, to evaluate the Company’s obligations under the various programs.

Share Ownership Guidelines for Executives

We believe it is important for our Named Executive Officers to build and maintain an appropriate minimum equity stake in the Company. The Company’s share ownership guidelines for Named Executive Officers are intended to further align executives’ interests with the interests of our shareholders. Under these guidelines, Named Executive Officers must retain 50% of any shares that vest (net of taxes due) until the ownership guidelines are met. Each of our Named Executive Officers must own an amount of shares equivalent to the following:

CEO	6x base pay
Executive Vice President	3x base pay
Senior Vice President	2x base pay
Vice President	1x base pay

Compliance with this policy is reviewed by the Compensation Committee, and executives must certify their compliance on an annual basis. The Compensation Committee may exercise its discretion in response to any non-compliance of this policy.

No Hedging of Company Shares

We have a policy that prohibits any of our Executive Officers and directors from holding derivative instruments tied to our shares, other than derivative instruments that may be granted by us (e.g., stock options). Our Executive Officers and directors are prohibited from hedging, engaging in short sales and holding our shares in margin accounts.

No Pledging of Company Shares

We have a policy that prohibits any of our Executive Officers and directors from pledging shares issued by us.

Our Executive Officers and directors must certify compliance with the hedging and pledging provisions of our Insider Trading Policy on an annual basis.

Executive Compensation Recoupment/Clawback Policy

Under the Incentive Compensation Recoupment Policy, the Company is authorized to recover or adjust incentive compensation to the extent the Compensation Committee determines that payments or awards have exceeded the amount that would otherwise have been received, due to a restatement of financial results or if the Compensation Committee determines that an executive has engaged in, or has knowledge of, and fails to prevent or disclose, fraud or intentional misconduct pertaining to any financial reporting requirement.

The Compensation Committee expects to update this policy if and when the SEC issues final rules on the recoupment of executive compensation.

Tax Impact on Compensation

To the extent attributable to our United States subsidiaries and otherwise deductible, Section 162(m) of the Internal Revenue Code (“Section 162(m)”) limits the tax deduction that United States subsidiaries can take with respect to the compensation of designated Executive Officers, unless the compensation is “performance-based.”

Under the long-term incentive plan, the Compensation Committee has the discretion to award performance-based cash compensation that qualifies under Section 162(m) based on the achievement of objective performance goals. All Executive Officers are eligible to receive this type of award. The Compensation Committee has determined, and may in the future determine, to award compensation that does not qualify under Section 162(m) as performance-based compensation.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the above Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the above Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee:

Tan Ek Kia, Chairman Frederico F. Curado Vincent J. Intrieri Martin B. McNamara

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation paid by the Company for the fiscal year ended December 31, 2016 to each of our Chief Executive Officer, Chief Financial Officer and the next three most highly compensated Executive Officers as of December 31, 2016, who are collectively referred to herein as our Named Executive Officers.

Name and Principal Position	Year	Salary U.S.$	Bonus U.S.$	Stock Awards(1) U.S.$	Option Awards(1) U.S.$	Non-Equity Incentive Plan Compensation(2) U.S.$	Change in Pension Value and NonQualified Deferred Compensation Earnings(3) U.S.$	All Other Compensation(4) U.S.$	Total U.S.$
Jeremy D. Thigpen	2016	1,000,000	—	4,362,658	1,190,841	1,992,000	—	557,568	9,103,067
President and Chief Executive Officer	2015	693,182	500,000	7,990,424	—	1,164,545	—	548,422	10,896,573
Mark Mey	2016	760,000	—	1,828,164	499,019	1,072,360	—	508,751	4,668,294
Executive Vice President and Chief Financial Officer	2015	449,667	500,000	5,199,332	—	540,162	—	418,116	7,107,276
John B. Stobart	2016	670,000	—	1,836,467	501,289	1,112,200	369	513,909	4,634,234
Executive Vice President and	2015	670,000	—	1,854,320	—	938,000	7,499	666,406	4,136,225
Chief Operating Officer	2014	664,167	—	2,156,353	—	658,636	202,852	687,852	4,369,860
Howard Davis Executive Vice President and Chief Administrative and Information Officer	2016	550,000	—	1,371,118	374,263	684,750	—	96,981	3,077,112
Brady Long Senior Vice President and General Counsel	2016	525,000	—	1,090,669	297,709	610,050	—	70,624	2,594,052

(1)      Represents the aggregate grant-date fair value under accounting standards for recognition of share-based compensation expense for the specified year. For a discussion of the valuation assumptions with respect to these awards, please see Note 16 to our consolidated financial statements included in our Annual Report on Form 10‑K for the year ended December 31, 2016.

(2)      Non-Equity Incentive Plan Compensation includes annual cash bonuses paid to the Named Executive Officers based on service during the year included in the table and awarded in the following year pursuant to the Performance Award and Cash Bonus Plan. The Performance Award and Cash Bonus Plan, including the performance targets used for 2016, is described under “Compensation Discussion and Analysis—2016 Bonus Structure.”

(3)      There are no nonqualified deferred compensation earnings included in this column because no Named Executive Officers received above-market or preferential earnings on such compensation during 2016, 2015 or 2014.

(4)      All other compensation for 2016 consists of the following:

Name	Company Contributions to Savings Plans(1) U.S.$	Life, Health and Welfare Insurance Premiums U.S.$	Dividend Equivalents on time-based Restricted Share Unit (RSU) U.S.$	Executive Expatriate Allowances and Perquisites(2) U.S.$	Expatriate Relocation U.S.$
Jeremy D. Thigpen	216,455	15,600	34,135	187,359	104,019
Mark Mey	130,016	16,493	22,086	196,837	143,319
John B. Stobart	160,800	20,387	19,270	300,080	13,372
Howard Davis	76,676	19,305	1,000	—	—
Brady Long	52,500	18,124	—	—	—

(1)      Messrs. Thigpen, Mey, Stobart, Davis and Long participate in the U.S. 401(k) Savings Plan and Savings Restoration Plan.

(2)      Amounts include automobile and housing allowance for Mr. Thigpen (U.S. $122,041), Mr. Mey (U.S. $122,041) and Mr. Stobart (U.S. $183,125); home country leave allowances for Messrs. Thigpen, Mey and Stobart; cost of living allowance for Mr. Thigpen (U.S. $61,508), Mr. Mey (U.S. $61,508) and Mr. Stobart (U.S. $92,295); financial planning benefits for Mr. Stobart; and club membership dues and executive physicals for Messrs. Mey and Stobart.

Grants of Plan-Based Awards for 2016

The following table provides information concerning the annual performance bonus and long-term incentive awards made to each of the Named Executive Officers in the fiscal year ended December 31, 2016.

										Grant Date
									Exercise	Fair Value
		Estimated Future Payouts Under			Estimated Future Payouts Under			Number	Price of	of Stock and
		Non-Equity Incentive Plan Awards (1)			Equity Incentive Plan Awards (2)			of Shares	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	of Stock	Award(4)	Awards (5)
Name	Date	(U.S.$)	(U.S.$)	(U.S.$)	(#)	(#)	(#)	or Units(3)	(U.S.$)	(U.S.$)
Jeremy Thigpen	—	—	1,200,000	2,400,000
	2/11/2016				—	274,295	548,590			3,181,822
	2/11/2016							137,147	—	1,180,836
	2/11/2016							233,957	8.61	1,190,841
Mark Mey	—	—	646,000	1,292,000
	2/11/2016				—	114,943	229,886			1,333,339
	2/11/2016							57,471	—	494,825
	2/11/2016							98,039	8.61	499,019
John Stobart	—	—	670,000	1,340,000
	2/11/2016				—	115,465	230,930			1,339,394
	2/11/2016							57,732	—	497,073
	2/11/2016							98,485	8.61	501,289
Howard Davis	—	—	412,500	825,000
	2/11/2016				—	86,207	172,414			1,000,001
	2/11/2016							43,103	—	371,117
	2/11/2016							73,529	8.61	374,263
Brady Long	—	—	367,500	735,000
	2/11/2016				—	68,574	137,148			795,458
	2/11/2016							34,287	—	295,211
	2/11/2016							58,489	8.61	297,709

(1)      This column shows the amount of cash payable to the Named Executive Officers under our Performance Award and Cash Bonus Plan. Actual amounts earned by the Named Executive Officers under the plan appear in the Non-Equity Incentive Plan Compensation Column of the Summary Compensation Table. For more information regarding our Performance Award and Cash Bonus Plan, including the performance targets used for 2016, see “Compensation Discussion Analysis—2016 Bonus Structure.”

(2)      The February 11, 2016, performance share unit award is subject to a three-year performance period ending December 31, 2018. The actual number of performance units received will be determined in the first 60 days of 2019 and is contingent on our performance in total shareholder return relative to the Performance Peer Group. Any earned shares will vest on December 31, 2018. For more information regarding long-term incentives plans, including the performance targets used for 2016 and the contingent nature of the long-term incentives granted, please see “Compensation Discussion and Analysis—Long-Term Incentives.”

(3)      This column shows the number of time-vested restricted share units and non-qualified stock options granted to the Named Executive Officers under the long-term incentives plans. The units and options vest in one-third increments over a three-year period commencing on March 1, 2018, and the anniversary of the date of grant, respectively.

(4)      This column shows the exercise or base price of option awards granted to the Named Executive Officers as long-term incentives.

(5)      This column represents the grant-date fair value of these awards calculated in accordance with accounting standards for recognition of share-based payment awards. The 2016 performance share unit fair value is calculated using the Monte Carlo simulation to value total shareholder return at the share price on the grant date.

Outstanding Equity Awards at Year-End 2016

The following table sets forth certain information with respect to outstanding equity awards at December 31, 2016, for the Named Executive Officers.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Not Exercisable	Option Exercise Price (U.S. $/Share)	Grant/ Award Date	Option Expiration Date	Number of Shares or Units of Stock that have not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) (U.S.$)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: market or Payout Value of Unearned Shares, Units, Other Rights That Have Not Vested(2) (U.S.$)
Jeremy Thigpen		233,957	8.61	2/11/2016	2/10/2026
				4/22/2015		227,569	3,354,367
				2/11/2016		137,147	2,021,547
				4/22/2015				178,804	(3)	2,635,571
				2/11/2016				274,295	(4)	4,043,108
Mark Mey		98,039	8.61	2/11/2016	2/10/2026
				5/28/2015		147,240	2,170,318
				2/11/2016		57,471	847,123
				5/28/2015				67,485	(3)	994,729
				2/11/2016				114,943	(4)	1,694,260
John Stobart	38,597		59.30	2/14/2013	2/13/2023
		98,485	8.61	2/11/2016	2/10/2026
				2/13/2014		9,559	140,900
				2/13/2015		36,705	541,032
				2/11/2016		57,732	850,970
				2/13/2015				55,057	(3)	811,540
				2/11/2016				115,465	(4)	1,701,954
Howard Davis		73,529	8.61	2/11/2016	2/10/2026
				8/17/2015		13,334	196,543
				2/11/2016		43,103	635,338
				2/11/2016				86,207	(4)	1,270,691
Brady Long		58,489	8.61	2/11/2016	2/10/2026
				11/10/2015		35,667	525,732
				2/11/2016		34,287	505,390
				2/11/2016				68,574	(4)	1,010,781

(1)	Represents time-vested restricted share units. Restricted share units vest in one-third increments over a three-year period.
(2)	For purposes of calculating the amounts in these columns, the closing price of our shares on the NYSE on December 31, 2016, of U.S. $14.74 was used.
(3)

Represents performance share units, which are subject to a three-year performance period ending on December 31, 2017. The actual number of performance shares units received will be determined in the first 60 days of 2018 and is contingent on our performance in the total shareholder return relative to the Performance Peer Group. Any shares earned will vest on December 31, 2017. For more information regarding long-term incentives plans, please see “Compensation Discussion and Analysis—Long-Term Incentives.”

(4)

Represents performance share units, which are subject to a three-year performance period ending on December 31, 2018. The actual number of performance shares units received will be determined in the first 60 days of 2019 and is contingent on our total shareholder return relative to the Performance Peer Group. Any shares earned will vest on December 31, 2018. For more information regarding long-term incentives plans, please see “Compensation Discussion and Analysis—Long-Term Incentives.”

Option Exercises and Shares Vested for 2016

The following table sets forth certain information with respect to the exercise of options and the vesting of restricted share units, as applicable, during 2016 for the Named Executive Officers.

	Option Awards		Stock Awards
		Value	Number of	Value
	Number of Shares	Realized on	Shares Acquired	Realized on
	Acquired on	Exercise	On Vesting	Vesting(1)
Name	Exercise(#)	(U.S.$)	(#)	(U.S.$)
Jeremy Thigpen	—	—	65,197	703,476
Mark Mey	—	—	41,856	412,282
John Stobart	—	—	19,068	172,947
Howard Davis	—	—	4,828	48,811
Brady Long	—	—	12,887	135,314

(1) Value realized on vesting is calculated by multiplying the closing price of our shares on the NYSE on the date of vesting multiplied by the number of shares that vested on such date.

Pension Benefits for 2016

We maintain the following pension plans for executive officers and other employees that provide for post-retirement income based on age and years of service:

•	Transocean Savings Restoration Plan
•	Transocean U.S. Retirement Plan
•	Transocean Pension Equalization Plan

The following table and narrative disclosure set forth certain information with respect to pension benefits payable to the Named Executive Officers pursuant to these plans:

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit (U.S.$)	Payments During 2016 (U.S.$)
Jeremy D. Thigpen	Transocean Savings Restoration Plan	2	234,590	—

Mark Mey	Transocean Savings Restoration Plan	2	122,757	—

John B. Stobart	Transocean Pension Equalization Plan	2	232,003	—
	Transocean Savings Restoration Plan	2	245,178	—
	Transocean U.S. Retirement Plan	2	94,417	—

Howard Davis	Transocean Savings Restoration Plan	1	50,176	—

Brady Long	Transocean Savings Restoration Plan	1	26,000	—

Transocean Savings Restoration Plan

The Company maintains the Transocean Savings Restoration Plan, a nonqualified, unfunded, defined contribution plan for key management employees who earn compensation in excess of certain limits in the Internal Revenue Code. All Named Executive Officers participate in this plan. Effective January 1, 2017, all participants in this plan are fully vested. The plan provides that eligible participants receive an annual contribution equal to 10% (or such other percentage as determined by the administrative committee) of the compensation earned in a particular calendar year that is in excess of the Internal Revenue Code limits. Compensation considered under this plan includes basic salary and annual performance bonus. A participant must be employed on the last day of the calendar year in order to receive a contribution for a particular year.

Transocean U.S. Retirement Plan

The Transocean U.S. Retirement Plan is a tax-qualified pension plan. Benefit accruals under this plan were frozen effective as of December 31, 2014. Mr. Stobart is the only the Named Executive Officer who participates in this plan.

The purpose of the plan is to provide post-retirement income benefits to employees in recognition of their long-term service to the Company. Benefits available to executives are no greater than those offered to non-executive participants. The plan is funded through cash contributions made by the Company based on actuarial valuations and regulatory requirements. Employees working for the Company in the U.S. are fully vested after completing five years of eligible employment. Employees earn the right to receive a benefit upon retirement at the normal retirement age of 65 or upon early retirement (age 55 or older with five years of service).

The elements of compensation included in computing the retirement benefit are basic salary and annual performance bonuses earned prior to January 1, 2015. Retirement benefits are calculated as (i) the sum of 1% of the employee’s compensation for each calendar year (or partial year)  of employment, divided by (ii) twelve.

Certain assumptions and calculation methods were used to determine the values of the pension benefits disclosed in the Pension Benefits Table above. In particular, monthly accrued pension benefits, payable at age 65, were determined as of December 31, 2016. The present value of these benefits was calculated based on assumptions used in the Company’s financial statements for 2016.

Transocean Pension Equalization Plan

The Pension Equalization Plan (“PEP”) is a nonqualified, unfunded, noncontributory pension plan that was frozen effective December 31, 2014. Mr. Stobart is the only Named Executive Officer with a frozen benefit in the PEP.

Certain employees are eligible to receive a benefit under the PEP if the level of their compensation prior to January 1, 2015, would otherwise cause them to exceed the Internal Revenue Code compensation limitations imposed on the Transocean U.S. Retirement Plan. The purpose of the PEP is to provide supplemental post-retirement income in recognition of service to the Company. Benefits are payable upon a participant’s termination of employment, or six months after termination in the case of certain officers.

The plan recognizes the same forms of compensation and the same formula used to calculate the plan benefit as the Transocean U.S. Retirement Plan however, earnings are not limited to the pay cap under the Internal Revenue Code Section 401(a)(17) (U.S. $260,000 in 2014 when the PEP was frozen). Benefits are not earned until the individual has five years of credited service with the Company.

Certain assumptions and calculation methods were used to determine the values of the pension benefits disclosed in the Pension Benefits Table above. In particular, monthly accrued pension benefits, payable at age 65, were determined as of December 31, 2016. The present value of these benefits was calculated based on assumptions used in the Company’s financial statements for 2016.

Potential Payments Upon Termination or Change of Control

The following tables and narrative disclosure set forth certain information with respect to compensation that would be payable to the Named Executive Officers, as of December 31, 2016, upon a variety of termination or change of control scenarios.

As of December 31, 2016, the Named Executive Officers of the Company were eligible for the executive severance benefit policy. However, members of the Executive Management Team are further subject to the full limitations of the Minder Ordinance regarding severance.

Voluntary Not-for-Cause Termination

	Mr. Thigpen	Mr. Mey	Mr. Stobart(1)	Mr. Davis	Mr. Long
	U.S.$	U.S.$	U.S.$	U.S.$	U.S.$
Compensation Element
Pension Equalization Plan	—	—	232,003	—	—
Savings Restoration Plan	—	—	245,178	—	—
Total Potential Payments	—	—	477,181	—	—

(1)	The amount of PEP and Savings Restoration Plan benefits included in the table represents the present value of those benefits which would have been payable as of December 31, 2016.

Involuntary Not-for-Cause Termination

Compensation Element	Mr. Thigpen U.S.$	Mr. Mey U.S.$	Mr. Stobart U.S.$	Mr. Davis(1) U.S.$	Mr. Long(1) U.S.$
Cash Severance Payment	—	—	—	550,000	525,000
Non-Equity Incentive Compensation	1,992,000	1,072,360	1,112,200	684,750	610,050
Equity Incentive Compensation
Vested Stock Options	—	—	—	—	—
Unvested Stock Options(2)	—	—	—	—	—
Time-based Restricted Share Units(3)	3,942,321	2,416,698	929,431	381,327	672,721
Performance-based Units(4)	4,661,911	1,829,034	1,710,522	683,569	543,750
Pension Equalization Plan(5)	—	—	232,003	—	—
Outplacement Services	—	—	—	27,500	26,250
Savings Restoration Plan(5)	—	—	245,178	—	—
Total Potential Payments	10,596,232	5,318,092	4,229,334	2,327,146	2,377,771

(1)	Any involuntary not-for-cause termination as of December 31, 2016, would have been calculated under the executive severance benefit and the Performance Award and Cash Bonus Plan.
(2)	The terms and conditions of the non-qualified option awards provide that upon an involuntary, not-for-cause termination, any unvested options are canceled as of the date of termination.
(3)	Upon an involuntary, not-for-cause termination, all unvested, time-based restricted shares granted prior to 2016 and a pro-rata portion granted in 2016 would vest.
(4)

Performance-based Units (PSUs) are based upon the achievement of a performance standard over a three-year period. Upon an involuntary, not-for-cause termination, the Named Executive Officers would receive a pro-rata portion of the earned PSUs. The performance achievement of the PSUs will be determined within 60 days of the end of each three-year performance period and the pro-rata portion of the earned PSUs is determined based on the period of time the Named Executive Officer was employed during the performance period.

(5)	The amount of PEP and Savings Restoration Plan benefits included in the table represents the present value of those benefits which would have been payable as of December 31, 2016.

Death

Compensation Element	Mr. Thigpen U.S.$	Mr. Mey U.S.$	Mr. Stobart U.S.$	Mr. Davis U.S.$	Mr. Long U.S.$
Non-Equity Incentive Compensation(1)	1,992,000	1,072,360	1,112,200	684,750	610,050
Equity Incentive Compensation
Vested Stock Options	—	—	—	—	—
Unvested Stock Options(2)	1,434,156	600,979	603,713	450,733	358,538
Time-based Restricted Share Units(2)	5,375,914	3,017,440	1,532,901	831,881	1,031,122
Performance-based Units(3)	4,661,911	1,829,034	1,710,522	683,569	543,750
Pension Equalization Plan(4)	—	—	168,446	—	—
Life Insurance Benefit	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000
Savings Restoration Plan(4)	—	—	245,178	—	—
Total Potential Payments	14,463,981	7,519,813	6,372,960	3,650,933	3,543,460

(1)

Each Named Executive Officer’s beneficiary would receive the pro-rata non-equity incentive plan earned compensation for 2016. If the Named Executive Officer died on December 31, 2016, then this pro-rata share would be equal to 100% of such Named Executive Officer’s targeted non-equity incentive compensation for 2016.

(2)	Unvested stock options and RSUs vest immediately upon death.
(3)	The beneficiary of each Named Executive Officer is entitled to a pro-rata portion of PSUs upon such Named Executive Officer’s death.
(4)	The amount of PEP and Savings Restoration Plan benefits included in the table represents the present value of those benefits which would have been payable upon death.

Disability

Compensation Element	Mr. Thigpen U.S.$	Mr. Mey U.S.$	Mr. Stobart U.S.$	Mr. Davis U.S.$	Mr. Long U.S.$
Non-Equity Incentive Compensation (1)	1,992,000	1,072,360	1,112,200	684,750	610,050
Equity Incentive Compensation
Vested Stock Options	—	—	—	—	—
Unvested Stock Options(2)	1,434,156	600,979	603,713	450,733	358,538
Time-based Restricted Share Units(2)	5,375,914	3,017,440	1,532,901	831,881	1,031,122
Performance-based Units(3)	4,661,911	1,829,034	1,710,522	683,569	543,750
Pension Equalization Plan(4)	—	—	232,003	—	—
Disability Benefit(5)	—	—	—	—	—
Savings Restoration Plan	—	—	—	—	—
Total Potential Payments	13,463,981	6,519,813	5,191,339	2,650,933	2,543,460

(1)	The potential non-equity incentive plan compensation payments under this “Disability” scenario would be the same as contemplated under the “Death” scenario described above.
(2)	Unvested stock options and RSUs vest immediately upon disability.
(3)	Each Named Executive Officer is entitled to a pro-rata portion of the PSUs upon disability.
(4)	The amount of PEP benefits included in the table represents the present value of those benefits which would have been payable upon disability.
(5)	None of our Named Executive Officers are eligible for any disability benefits beyond those benefits that are available generally to all of our salaried employees.

Retirement

Compensation Element	Mr. Thigpen U.S.$	Mr. Mey U.S.$	Mr. Stobart U.S.$	Mr. Davis U.S.$	Mr. Long U.S.$
Non-Equity Incentive Compensation	1,992,000	1,072,360	1,112,200	684,750	610,050
Equity Incentive Compensation
Vested Stock Options	—	—	—	—	—
Unvested Stock Options	—	—	—	—	—
Time-based Restricted Share Units	3,942,321	2,416,698	929,431	381,327	672,721
Performance-based Units(1)	4,661,911	1,829,034	1,710,522	683,569	543,750
Pension Equalization Plan(2)	—	—	232,003	—	—
Savings Restoration Plan(2)	—	—	245,178	—	—
Total Potential Payments	10,596,232	5,318,092	4,229,334	1,749,646	1,826,521

(1)	The treatment of PSU awards upon retirement would be the same as described under “Involuntary Not-for-Cause Termination” above.
(2)	The amount of PEP and Savings Restoration Plan benefits included in the table represents the present value of those benefits, which would have been payable upon retirement.

Change of Control

Compensation Element	Mr. Thigpen U.S.$	Mr.Mey U.S.$	Mr.Stobart U.S.$	Mr. Davis(1) U.S.$	Mr. Long(1) U.S.$
Cash Severance Payment	—	—	—	550,000	525,000
Non-Equity Incentive Compensation	1,992,000	1,072,360	1,112,200	684,750	610,050
Equity Incentive Compensation
Vested Stock Options	—	—	—	—	—
Unvested Stock Options (2)	1,434,156	600,979	603,713	450,733	358,538
Time-based Restricted Share Units (2)	5,375,914	3,017,440	1,532,901	831,881	1,031,122
Performance-based Units (3)	6,678,679	2,688,989	2,513,494	1,270,691	1,010,781
Pension Equalization Plan(4)	—	—	232,003	—	—
Outplacement Services	—	—	—	27,500	26,250
Savings Restoration Plan(4)	—	—	245,178	—	—
Total Potential Payments	15,480,749	7,379,768	6,239,489	3,815,555	3,288,741

(1)	Any termination in connection with a change of control as of December 31, 2016, would have been calculated under the executive severance benefit policy and the Performance Award and Cash Bonus Plan.
(2)	Unvested stock options and RSUs vest immediately upon a change of control termination.
(3)	Each Named Executive Officer is entitled to the number of PSUs equal to the target award upon a change of control termination.
(4)	The amount of PEP and Savings Restoration Plan benefits included in the table represents the present value of those benefits which would have been payable upon Change of Control termination.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information concerning securities authorized for issuance under our equity compensation plans as of December 31, 2016.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted‑Average Exercise Price of Outstanding Options, Warrants and Rights (b) (U.S.$)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders(1)	1,722,677	74.41	21,244,829
Equity compensation plans not approved by security holders(2)
Total	1,722,677	74.41	21,244,829

(1)

Restricted shares and deferred units are included in the awards we may grant as under the long-term incentive plans, and 3,732,575 shares are available for future issuance pursuant to grants of restricted shares and deferred units.

(2)

Does not include any shares that may be distributed under our deferred compensation plan, which has not been approved by our shareholders. Under this plan, our directors could defer any fees or retainers by investing those amounts in Transocean Inc. ordinary share equivalents or in other investments selected by the administrative committee. Amounts that are invested in the share equivalents at the time of distribution are distributed in ordinary shares. After December 31, 2005, no further deferrals may be made under the plan. As of the time immediately prior to our merger with GlobalSantaFe Corporation in 2007, our directors had purchased 30,490 Transocean Inc. ordinary share equivalents under this plan. Each of the share equivalents was reclassified into 0.6996 share equivalents and U.S. $33.03 cash. Fractional share equivalents were paid in cash. The total cash consideration was used to purchase additional share equivalents using the closing price for Transocean Inc. ordinary shares on November 27, 2007. As a result of the redomestication transaction pursuant to which Transocean Inc. merged by way of schemes of arrangement under Cayman Islands law with Transocean Cayman Ltd., with Transocean Inc. as the surviving company, each Transocean Inc. ordinary share equivalent was exchanged for a Transocean Ltd. share equivalent. For the years ended December 31, 2015 and December 31, 2014, our directors held 18,156 and 20,275 share equivalents under the plan, respectively.

OTHER MATTERS

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee of the Board of Directors during 2016 were Tan Ek Kia, Chairman, Frederico F. Curado, Vincent J. Intrieri and Martin B. McNamara. There are no matters relating to interlocks or insider participation that we are required to report.

Section 16(a) Beneficial Ownership Reporting Compliance

Federal securities laws require the Company’s Executive Officers and directors, and persons who own more than ten percent of the Company’s shares, to file initial reports of ownership and reports of changes in ownership of the Company’s equity securities with the Securities and Exchange Commission. Based solely on a review of such reports furnished to the Company and written representations that no report on Form 5 was required for 2016, the Company believes that no director, officer or beneficial owner of more than ten percent of the Company’s shares failed to file a report on a timely basis in 2016 other than a Form 4 that was filed on behalf of Mr. Howard E. Davis, the Company’s Executive Vice President, Chief Administrative Officer and Chief Information Officer, on November 16, 2016, with respect to the vesting of certain restricted units on August 17, 2016.

Householding

The SEC permits us, under certain circumstances, to send a single set of the Notice of Internet Availability of Proxy Materials, proxy materials, and annual reports to any household at which two or more shareholders reside if they appear to be members of the same family. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses.

In order to take advantage of this opportunity, we have delivered only one Notice of Internet Availability of Proxy Materials or, if you previously requested to receive paper proxy materials by mail, one proxy statement and annual report to shareholders who share an address (unless we received contrary instructions from the affected shareholders prior to the mailing date). However, if any such shareholder residing at such an address wishes to receive a separate copy of any of these documents either now or in the future, or if any such shareholder that elected to continue to receive separate copies wishes to receive a single copy in the future, that shareholder should send a request in writing to Investor Relations at our offices in the United States, at 4 Greenway Plaza, Houston, Texas 77046 or by calling +1 (713) 232‑7500. We will deliver, promptly upon written or oral request to Investor Relations, a separate copy of the proxy materials to a shareholder at a shared address to which a single copy of the documents was delivered.

A number of brokerage firms have instituted householding. If your family or others with a shared address have one or more “street name” accounts under which you beneficially own shares, you may have received householding information from your broker/dealer, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of the proxy materials or wish to revoke your decision to household and thereby receive multiple copies.

Proposals of Shareholders

Shareholder Proposals in the Proxy Statement. Rule 14a‑8 under the Exchange Act addresses when a company must include a shareholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of shareholders. Under Rule 14a‑8, in order for your proposals to be considered for inclusion in the proxy statement and proxy card relating to our 2018 Annual General Meeting, your proposals must be received at our principal executive offices c/o Transocean Management Ltd., 10 Chemin de Blandonnet, CH‑1214 Vernier, Switzerland by no later than 5:00 p.m. Swiss time on November 17,  2017. However, if the date of the 2018 Annual General Meeting changes by more than 30 days from the anniversary of the 2017 Annual General Meeting, the deadline is a reasonable time before we begin to print and mail our proxy materials. We will notify you of this deadline in a Quarterly Report on Form 10‑Q, in a Current Report on Form 8‑K or in another communication to you. Shareholder proposals must also be otherwise eligible for inclusion.

Shareholder Proposals and Nominations for Directors to be Presented at Meetings. If you desire to bring a matter before an annual general meeting and the proposal is submitted outside the process of Rule 14a‑8, you must follow the procedures set forth in our Articles of Association. Our Articles of Association provide generally that, if you desire to propose any business at an annual general meeting (including the nomination of any director), you must give us written notice at least 30 calendar days prior to the anniversary date of the proxy statement in connection with Transocean’s last annual general meeting; provided, however, that if the date of the annual general meeting is 30 calendar days before or after the anniversary date of the last annual general meeting, such request must instead be made by the tenth day following the date on which we have made public disclosure of the date of the annual general meeting. The deadline under our Articles of Association for submitting proposals will be 5:00 p.m. Swiss time on February 15,  2018, for the 2018 annual meeting unless it is more than 30 calendar days before or after May 11,  2017.

In order for the notice to be considered timely under Rule 14a‑4(c) of the Exchange Act, proposals must be received no later than 5:00 p.m. Swiss time on February 15,  2018. The request must specify the relevant agenda items and motions, together with evidence of the required shareholdings recorded in the share register, as well as any other information required to be included in a proxy statement pursuant to the rules of the SEC.

If you desire to nominate directors to be presented at an annual general meeting, you must give us written notice within the time period described in the preceding paragraph. If you desire to nominate directors to be presented at an extraordinary general meeting at which the Board of Directors has determined that directors will be elected, you must give us written notice by the close of business on the tenth day following our public disclosure of the meeting date. Notice for the nomination of directors at any general meeting must set forth:

•	your name and address and the name and address of the person or persons to be nominated;
•

a representation that you are a holder of record of our shares entitled to vote at the meeting or, if the record date for the meeting is subsequent to the date required for that shareholder notice, a representation that you are a holder of record at the time of the notice and intend to be a holder of record on the date of the meeting and, in either case, setting forth the class and number of shares so held, including shares held beneficially;

•	a representation that you intend to appear in person or by proxy as a holder of record at the meeting to nominate the person or persons specified in the notice;
•	a description of all arrangements or understandings between you and each nominee you propose and any other person or persons under which the nomination or nominations are to be made by you;
•	any other information regarding each nominee you propose that would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and
•	the consent of each nominee to serve as a director if so elected.

The Board of Directors may refuse to transact any business or to acknowledge the nomination of any person if you fail to comply with the foregoing procedures. You may obtain a copy of our Articles of Association and Organizational Regulations, in which these procedures are set forth, upon written request to our Corporate Secretary, Transocean Ltd., Turmstrasse 30, CH‑6300 Zug, Switzerland.

Cost of Solicitation

The accompanying proxy is being solicited on behalf of the Board of Directors. The expenses of preparing, printing and mailing the proxy and the materials used in the solicitation will be borne by us. We have retained D.F. King & Co., Inc. (New York) for a fee of U.S. $15,000, plus expenses, to aid in the solicitation of proxies. Proxies may be solicited by personal interview, mail, telephone, facsimile, internet or other means of electronic distribution by our directors, officers and employees, who will not receive additional compensation for those services. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares held by those persons, and we will reimburse them for reasonable expenses incurred by them in connection with the forwarding of solicitation materials.

Forward‑Looking Statements

The statements included in this proxy statement, including in the letter to shareholders and in the section entitled “Compensation Discussion and Analysis—Executive Summary—2016 Business Overview,” regarding future financial performance, results of operations, liquidity, stacking of assets and the market and other statements that are not historical facts are forward‑looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. Forward‑looking statements are subject to numerous risks, uncertainties and assumptions, including, but not limited to, the future prices of oil and gas, operating hazards and delays, actions by customers and other third parties, conditions in the drilling industry and in the capital markets and those described under “Item 1A. Risk Factors” in the 2016 Annual Report and in our other filings with the SEC. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward‑looking statements. All subsequent written and oral forward‑looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward‑looking statements. Each forward‑looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward‑looking statements, except as required by law.

APPENDIX A

Transocean Ltd. and subsidiaries

Non-GAAP Financial Measures and Reconciliations

Earnings Before Interest, Taxes and Depreciation and Related Margins

(in US$ millions, except percentages)
	YTD	QTD	YTD	QTD	YTD	QTD	QTD
	12/31/16	12/31/16	09/30/16	09/30/16	06/30/16	06/30/16	03/31/16

Operating revenues	4,161	974	3,187	906	2,281	940	1,341
Drilling contract termination fees	(396)	(169)	(227)	(9)	(218)	(9)	(209)
Adjusted Normalized Revenues	3,765	805	2,960	897	2,063	931	1,132

Net income	827	257	570	236	334	93	241
Income tax expense (benefit)	107	(15)	122	6	116	18	98
Interest expense, net of interest income	389	108	281	104	177	94	83
Depreciation expense	893	226	667	225	442	225	217
EBITDA	2,216	576	1,640	571	1,069	430	639

Restructuring charges	28	11	17	4	13	8	5
Litigation matters	(30)	(30)	—	—	—	—	—
Loss on impairment of assets	93	67	26	11	15	12	3
Gain on disposal of assets, net	(13)	(5)	(8)	(3)	(5)	(4)	(1)
Gain on retirement of debt	(148)	—	(148)	(110)	(38)	(38)	—
(Income) loss from discontinued operations, net of tax	—	—	—	—	—	(1)	1
Adjusted EBITDA	2,146	619	1,527	473	1,054	407	647

Drilling contract termination fees	(396)	(169)	(227)	(9)	(218)	(9)	(209)
Adjusted Normalized EBITDA	1,750	450	1,300	464	836	398	438

EBITDA margin	53%	59%	51%	63%	47%	46%	48%
Adjusted EBITDA margin	52%	64%	48%	52%	46%	43%	48%
Adjusted Normalized EBITDA margin	46%	56%	44%	52%	41%	43%	39%

	YTD	QTD	YTD	QTD	YTD	QTD	QTD
	12/31/15	12/31/15	09/30/15	09/30/15	06/30/15	06/30/15	03/31/15

Operating revenues	7,386	1,851	5,535	1,608	3,927	1,884	2,043
Drilling contract termination fees	(433)	(367)	(66)	—	(66)	(66)	—
Adjusted Normalized Revenues	6,953	1,484	5,469	1,608	3,861	1,818	2,043

Net income (loss)	897	622	275	395	(120)	341	(461)
Income tax expense (benefit)	120	53	67	(36)	103	34	69
Interest expense, net of interest income	410	82	328	104	224	114	110
Depreciation expense	963	213	750	210	540	249	291
EBITDA	2,390	970	1,420	673	747	738	9

Restructuring charges	47	27	20	3	17	12	5
Litigation matters	(788)	—	(788)	—	(788)	(788)	—
Loss on impairment of assets	1,875	31	1,844	13	1,831	895	936
Gain on disposal of assets, net	(14)	(7)	(7)	(1)	(6)	(4)	(2)
Gain on retirement of debt	(23)	(16)	(7)	(7)	—	—	—
(Income) loss from discontinued operations, net of tax	(3)	—	(3)	(3)	—	(1)	1
Adjusted EBITDA	3,484	1,005	2,479	678	1,801	852	949

Drilling contract termination fees	(433)	(367)	(66)	—	(66)	(66)	—
Adjusted Normalized EBITDA	3,051	638	2,413	678	1,735	786	949

EBITDA margin	32%	52%	26%	42%	19%	39%	—
Adjusted EBITDA margin	47%	54%	45%	42%	46%	45%	46%
Adjusted Normalized EBITDA margin	44%	43%	44%	42%	45%	43%	46%

In December 2016, we identified errors in our previously reported consolidated financial statements related to the measurement of deferred taxes. As a result, we have revised our previously reported amounts presented above. Please see our annual report on Form 10‑K for the year ended December 31, 2016.

VOTE BY INTERNET - www.proxyvote.com Use the internet to transmit your voting instructions and for electronic delivery of information up until 8:00 a.m. Eastern Daylight Time/2:00 p.m. Swiss Time on the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. TRANSOCEAN LTD. TURMSTRASSE 30 CH-6300 ZUG, SWITZERLAND ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided, or return it to: Transocean 2017 AGM Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, USA or Schweiger Advokatur / Notariat, Dammstrasse 19, CH-6300 Zug, Switzerland. All proxy cards must be received no later than 8:00 a.m. Eastern Daylight Time (EDT)/2:00 p.m. Swiss Time, on the meeting date. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E23402-P88715 THIS PROXY CARD IS VALID ONLY WHEN SIGNED. Please indicate in the appropriate space how you wish the shares to be voted. If you give no specific voting instructions in relation to one or several proposals, you instruct the independent proxy to exercise your voting rights for all proposals in accordance with the recommendation of the Board of Directors (“FOR” proposals 1-3, 5 and 7-9, “FOR” each nominee and ratification listed in proposals 4, 6 and 10, and a selection of "EVERY YEAR" for Proposal 11). For For Against Abstain Against Abstain ! ! ! 1. Approval of the 2016 Annual Report, Including the Audited Consolidated Financial Statements and the Audited Statutory Financial Statements of Transocean Ltd. for Fiscal Year 2016 6. Election of the Members of the Compensation Committee, Each for a Term Extending Until Completion of the Next Annual General Meeting (please mark the boxes next to each nominee) Frederico F. Curado ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 2. Discharge of Board of Directors and Executive Management Team From Liability for Activities During Fiscal Year 2016 6A. 6B. Vincent J. Intrieri ! ! ! 3. Appropriation of the Accumulated Loss for Fiscal Year 2016 6C. Martin B. McNamara 6D. Tan Ek Kia 4. Reelection of 11 Directors (4A – 4K), Each for a Term Extending Until Completion of the Next Annual General Meeting (please mark the boxes next to each nominee) 7. Reelection of Schweiger Advokatur / Notariat as the Independent Proxy for a Term Extending Until Completion of the Next Annual General Meeting ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 4A. Glyn A. Barker 8. Appointment of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for Fiscal Year 2017 and Reelection of Ernst & Young Ltd, Zurich, as the Company's Auditor for a Further One-Year Term ! ! ! 4B. Vanessa C.L. Chang 4C. Frederico F. Curado ! ! ! 9. Advisory Vote to Approve Named Executive Officer Compensation 4D. Chadwick C. Deaton 10. Prospective Votes on the Maximum Compensation of the Board of Directors and the Executive Management Team, respectively (please mark the boxes next to each item) Ratification of an amount of US $4,121,000 as the Maximum Aggregate Amount of Compensation of the Board of Directors for the Period Between the 2017 and 2018 Annual General Meetings 4E. Vincent J. Intrieri 4F. Martin B. McNamara 10A. ! ! ! 4G. Samuel J. Merksamer 4H. Merrill A. "Pete" Miller, Jr. 10B. Ratification of an amount of US $24,000,000 as the Maximum Aggregate Amount of Compensation of the Executive Management Team for Fiscal Year 2018 Every Year ! 2 Years ! 3 Years ! Abstain 4I. Edward R. Muller 4J. Tan Ek Kia ! ! As Recommended ! ! 4K. Jeremy D. Thigpen 11. Advisory Vote on Frequency of Executive Compensation Vote If any modifications to agenda items or proposals identified in the by the Board of 5. Election of Merrill A. "Pete" Miller, Jr. as the Chairman of the Board of Directors for a Term Extending Until Completion of the Next Annual General Meeting ! ! ! DirectorsAgainst Abstain notice of meeting or other matters on which voting is permissible under Swiss law are properly presented at the Annual General Meeting for consideration, you instruct the independent proxy, in the absence of other specific instructions, to vote in accordance with the recommendations of the Board of Directors. ! ! ! The signature on this Proxy Card should correspond exactly with the shareholder’s name as printed above. In the case of joint tenancies, co-executors or co-trustees each should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title. Signature [PLEASE SIGN WITHIN BOX] Date Signature [PLEASE SIGN WITHIN BOX] Date

Transocean Ltd. Admission Card If you choose to personally attend and exercise your voting rights at the Transocean Ltd. Annual General Meeting on May 11, 2017 at 7:30 p.m., Swiss Time, at the Parkhotel Zug, Industriestrasse 14, CH-6304 Zug, Switzerland, please present this detached card, together with proof of identification, at the admission office prior to the meeting. If you hold several admission cards, please present all of them for validation at the meeting. Your vote is important. To ensure the shares are represented, you should complete, sign and date the below proxy card and return it promptly in the enclosed postage pre-paid envelope to: Transocean 2017 AGM, Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, USA or Transocean 2017 AGM, Vote Processing, c/o Schweiger Advokatur / Notariat, Dammstrasse 19, CH-6300 Zug, Switzerland, so that it arrives no later than 8:00 a.m., Eastern Daylight Time (EDT), 2:00 p.m. Swiss Time, on May 11, 2017 whether or not you intend to attend the meeting. You may revoke your proxy and vote in person if you decide to attend the meeting. You must separate this Admission Card before returning the Proxy Card in the enclosed envelope. Important notice regarding the availability of Proxy Materials for the Annual General Meeting of Shareholders to be held May 11, 2017: The Combined Document is available at: http://www.deepwater.com E23403-P88715 TRANSOCEAN LTD. THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Proxy Card for use at the Annual General Meeting of Shareholders of Transocean Ltd., a Swiss corporation (“Transocean”), or any adjournment or postponement thereof (the “Meeting”), to be held on May 11, 2017 at 7:30 p.m. Swiss Time, at Parkhotel Zug, Industriestrasse 14, CH-6304 Zug, Switzerland. IMPORTANT NOTE: Please sign, date and return this Proxy Card in the enclosed postage pre-paid envelope to: Transocean 2017 AGM, Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, USA or Transocean 2017 AGM, Vote Processing, c/o Schweiger Advokatur / Notariat, Dammstrasse 19, CH-6300 Zug, Switzerland. We urge you to return your proxy card as soon as possible to ensure that your proxy card is timely submitted. Any proxy card must be received by either Broadridge or Schweiger Advokatur / Notariat no later than 8:00 a.m. Eastern Daylight Time (EDT), 2:00 p.m. Swiss Time, on May 11, 2017. The signatory, revoking any proxy heretofore given in connection with the Meeting, appoints the independent proxy, Schweiger Advokatur / Notariat, as proxy to represent the signatory at the Meeting and to vote all shares the signatory is entitled to vote at the Meeting on all matters properly presented at the Meeting in accordance with the signatory's voting instructions on the reverse side of this Proxy Card. Please provide your specific voting instructions by marking the applicable instruction boxes on the reverse side of this Proxy Card. If you do not provide specific voting instructions in relation to one or several proposals described on the reverse side, you instruct the independent proxy to vote “FOR” proposals 1-3, 5 and 7-9, “FOR” each nominee and ratification listed in proposals 4, 6 and 10, and a selection of "EVERY YEAR" for proposal 11 and as recommended by the Board of Directors on any modifications to an agenda item or any other matter which may be properly presented or brought before the Meeting. The undersigned hereby acknowledges receipt of notice of, and the proxy statement for, the aforesaid Meeting. Continued on the reverse side. Must be signed on the reverse side.